UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

T BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T BANCSHARES, INC.
16200 Dallas Parkway, Suite 190
Dallas, Texas  75248
(972) 720-9000
[•], 2017

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of T Bancshares, Inc.  The meeting will be held on [•], [•] [•], 2017 at 5:30 p.m., local time, at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated November 10, 2016, pursuant to which T Acquisition, Inc. (“Parent”) will acquire T Bancshares through the merger of a wholly-owned subsidiary of Parent with and into T Bancshares (the “merger”). We refer to the Agreement and Plan of Merger as the “merger agreement.” A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

In connection with the merger, holders of T Bancshares common stock will be entitled to receive an amount in cash consisting of two payments that, based on the T Bancshares’ Adjusted Equity (as defined in the merger agreement) at December 31, 2016, would have totaled approximately $10.3036 per share:

•
Special Dividend.  The first payment is a special dividend to be paid by T Bancshares to each holder of record of common stock as of a date just prior to closing in an amount by which T Bancshares’ Adjusted Equity as of a date just prior to closing exceeds $20,000,000.  Based on T Bancshares’ estimated, unaudited shareholders’ equity as of December 31, 2016, the special dividend would have equaled approximately $2.2761 per share. The special dividend will increase (or decrease) based on T Bancshares’ net income (or net losses) from December 31, 2016 to a date just prior to closing.

•
Per Share Merger Consideration. The second payment is the per share merger consideration to be paid by Parent for each share of T Bancshares common stock issued and outstanding immediately prior to the effect time of the merger equal to approximately $8.0275 per share, subject to adjustment.

The merger requires the approval by the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock.

After careful consideration, our board of directors unanimously approved the merger agreement and the transactions contemplated thereby and determined the merger agreement and the merger to be advisable and in the best interests of T Bancshares, Inc. and our shareholders.  Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

You will also be asked to consider a proposal to approve, by non-binding advisory vote, certain compensation that may be paid or become payable to certain T Bancshares named executive officers in connection with the merger (which we refer to as the “Company merger-related compensation proposal”).  Our board of directors unanimously recommends that you vote “FOR” the Company merger-related compensation proposal.

Your vote is very important. We urge you to vote your shares now whether or not you expect to attend the meeting in person.  Please vote by completing, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or vote electronically via the Internet or by telephone.  Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.  You may revoke your proxy at any time before the proxy is voted by following the procedures described in the proxy statement.  For further details, see “About the Special Meeting - How do I vote?”

The enclosed proxy statement provides a detailed description of the merger and the merger agreement.  We urge you to carefully read the proxy statement and the appendices in their entirety.  You may also obtain more information about T Bancshares, Inc. from documents we have filed with the Securities and Exchange Commission.

We appreciate your cooperation and continued support of T Bancshares, Inc. and look forward to seeing you at the special meeting.

Sincerely,
/s/
Patrick Howard
President and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission.  Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy, accuracy or completeness of the information contained in this document or the accompanying proxy statement.  Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [•], 2017 and is first being mailed to our shareholders on or about [•], 2017.

T BANCSHARES, INC.
16200 Dallas Parkway, Suite 190
Dallas, Texas 75248
(972) 720-9000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on [•], [•] [•], 2017

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of T Bancshares, Inc. will be held at 5:30 p.m., local time, at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, for the following purposes:
1.
to consider and vote on the Agreement and Plan of Merger (the “merger agreement”), pursuant to which T Acquisition, Inc. (“Parent”) will acquire T Bancshares, Inc. (the “Company”) through the merger of a wholly-owned subsidiary of Parent (“Merger Sub”) with and into the Company (the “merger”), as more particularly described in the accompanying materials;

2.
to approve, by non-binding advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (which we refer to as the “Company merger-related compensation proposal”); and

3.
to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.

In connection with the merger, holders of the Company common stock will be entitled to receive an amount in cash consisting of two payments that, based on the Company’s Adjusted Equity (as defined by the merger agreement) at December 31, 2016, would have totaled approximately $10.3036 per share:
•
Special Dividend.  The first payment is a special dividend to be paid by the Company to each holder of record of the Company common stock as of the record date determined by the Company board of directors (the “special dividend record date”) in an amount by which the Company’s Adjusted Equity as of the close of business on the fifth business day prior to closing (the “calculation date”) exceeds $20,000,000 (the “special dividend”).  Based on the Company’s estimated, unaudited shareholders’ equity as of December 31, 2016, the special dividend would have equaled approximately $2.2761 per share. The special dividend will increase (or decrease) based on the Company’s net income (or net losses) from December 31, 2016 to the calculation date.

•
Per Share Merger Consideration.  The second payment is equal to $8.0275 per share (the “per share merger consideration”), or $32,525,000 in the aggregate (the “merger consideration”), subject to adjustment, and will be paid by Parent to each share of the Company common stock issued and outstanding immediately prior to the effective time of the merger, other than cancelled shares and shares owned by shareholders who have properly exercised dissenters’ rights under Texas law (“dissenting shares”).

Our board of directors has set [•], 2017 as the record date for the special meeting.  Only holders of record of shares of our common stock at the close of business on [•], 2017 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponements thereof.  A list of shareholders will be available for inspection for a period of ten days prior to the special meeting at the office of the Company at 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248 and will also be available for inspection at the meeting itself.
Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting.  Approval of the Company merger-related compensation proposal requires that the votes cast at the special meeting in favor of the proposal exceed the votes cast against the proposal.  Approval of the adjournment proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.

After careful consideration, our board of directors unanimously approved the merger agreement and the transactions contemplated thereby and determined the merger agreement and the merger to be advisable and in the best interests of the Company and our shareholders.  Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the Company merger-related compensation proposal.
Your vote is very important. We urge you to vote your shares now whether or not you expect to attend the meeting in person.  Please vote by completing, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or vote electronically via the Internet or by telephone.  Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.  You may revoke your proxy at any time before the proxy is voted by following the procedures described in the proxy statement.  For further details, see “About the Special Meeting - How do I vote?”
Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.  Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed.
If your shares are registered directly in your name, you are the record holder of these shares and we are sending these proxy materials directly to you.  Voting by telephone or the Internet is fast and convenient, and your vote is immediately confirmed and tabulated.  You may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed self-addressed, stamped envelope furnished for that purpose.
If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker or other nominee.
The enclosed proxy statement provides a detailed description of the merger and the merger agreement. We urge you to carefully read the proxy statement and the appendices in their entirety.  You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.  If you have any questions concerning the merger or the proxy statement, would like additional copies of these materials or need help voting your shares of common stock, please contact Patrick Howard, President and Chief Executive Officer, at (972) 720-9000.
By Order of the Board of Directors
/s/
Patrick Howard
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on
        [•] [•], 2017.
This proxy statement, this notice of special meeting and form of proxy are available free of charge on our website at https://www.tbank.com/site/about_shareholders.html.

Dallas, Texas
[•], 2017

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON.  HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.  THIS WILL ENSURE THAT YOUR SHARES ARE PRESENT FOR PURPOSE OF DETERMINING WHETHER A QUORUM EXISTS AND VOTED IN ACCORDANCE WITH YOUR WISHES.  FOR FURTHER DETAILS, SEE “ABOUT THE SPECIAL MEETING - HOW DO I VOTE?”

This notice of special meeting and proxy statement and form of proxy card are first being distributed to shareholders on or about [•], 2017.

SUMMARY	1

INFORMATION ABOUT THE SPECIAL MEETING	6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	10

THE SPECIAL MEETING	11
Date, Time and Place	11
Purpose of the Special Meeting	11
Recommendations of the Company Board of Directors	11
Record Date; Shareholders Entitled to Vote	11
Voting by Company Directors and Executive Officers	11
Quorum and Adjournment	11
Required Vote	12
Voting of Proxies by Holders of Record	12
Shares Held in Street Name	12
Revocation of Proxies	13
Solicitation of Proxies	13

THE MERGER	14
Parties to the Merger Agreement	14
The Company	14
T Acquisition, Inc.	14
Merger Sub	14
Effects of the Merger	14
Merger Consideration	14
Treatment of Company Stock Options	15
Background of the Merger	15
The Company’s Reasons for the Merger and Recommendation of the Company Board of Directors	18
Recommendation of the Board of Directors	20
Opinion of the Company’s Financial Advisor in Connection with the Merger	20
Interests of Certain Directors and Executive Officers of the Company in the Merger	28
Regulatory Approvals Required for the Merger	30
Exchange of Payment Procedures	30
Voting and Support Agreements	30
Financing	30
Guaranty	31
Dissenters’ Rights	31
Delisting and Deregulation of Our Common Stock	32

PROPOSAL ONE: THE MERGER AGREEMENT	33
Structure of the Merger	33
Closing of the Merger	33
Directors and Officers of the Surviving Corporation	33
Certificate of Formation and Bylaws of the Surviving Corporation	33
Shareholder Consideration	33
Representations and Warranties	34
Conduct of Business of the Company Pending Closing	35
Conduct of the Business of Parent Prior to Closing	36
Employee Matters	37
Restrictions on Solicitation	37
Conditions to Completion of the Merger	37
Termination of the Merger Agreement	39
Termination Fee	40
Required Shareholder Approval and Consents	40
Expenses	40
Amendment and Modification	40
No Third Party Beneficiaries	41

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS WITH RESPECT TO THE MERGER	41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44

PROPOSAL TWO: THE COMPANY MERGER-RELATED COMPENSATION	45

PROPOSAL THREE: ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	45

SHAREHOLDER PROPOSALS	45

WHERE YOU CAN FIND MORE INFORMATION	47

APPENDIX A: Agreement and Plan of Merger	Appendix A-1

APPENDIX B: Dissenters’ Rights Provision of the Texas Business Organizations Code	Appendix B-1

APPENDIX C: Fairness Opinion of The Bank Advisory Group, L.L.C.	Appendix C-1

T BANCSHARES, INC.
16200 Dallas Parkway, Suite 190
Dallas, Texas  75248

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], [•] [•], 2017

SUMMARY

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to carefully read the proxy statement and the appendices in their entirety. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

In this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “T Bancshares” refer to T Bancshares, Inc.

The Parties  (see page 14)
T Bancshares, Inc.
16200 Dallas Parkway, Suite 190
Dallas, Texas 75248
(972) 720-9000

The Company was incorporated under the laws of the State of Texas on December 23, 2002 to serve as the bank holding company for T Bank, N. A., a national association (the “Bank”), which opened on November 2, 2004.  The Bank operates through a main office located at 16200 Dallas Parkway, Dallas, Texas.  Other than its ownership of the Bank, the Company conducts no material business.  The Bank is a full-service commercial bank offering a broad range of commercial and consumer banking services to small- to medium-sized businesses, single-family residential and commercial contractors and consumers. Lending services include commercial loans to small to medium-sized businesses and professional concerns as well as consumers.  The Bank offers a wide range of deposit services including demand deposits, regular savings accounts, money market accounts, individual retirement accounts, and certificates of deposit with fixed rates and a range of maturity options. These services are provided through a variety of delivery systems including automated teller machines, mobile banking and Internet banking. During the fourth quarter of 2012, the Bank added the Small Business Administration division, with loan production offices in various states.

In 2006, the Bank began offering trust and custodial services. Virtually all of the Bank’s trust and custodial customers are clients of Cain Watters & Associates, L.L.C., an accounting and advisory firm (“Cain Watters”). Also in 2006, the Bank entered into an Investment Advisory Agreement with III:I Financial Management Research, LP (“FMR”) to provide investment management services to the Bank. In 2014, FMR was re-organized into Tectonic Advisors, LLC, a Texas limited liability company and registered investment advisor (“Tectonic Advisors”).

As of September 30, 2016, the Company had, on a consolidated basis, approximately $211.1 million in assets, $166.4 million in total loans, $171.8 million in deposits and $30.3 million in shareholders’ equity.

The Company’s website can be accessed at www.tbank.com.  Information contained on the Company’s website does not constitute part of, and is not incorporated into, this proxy statement.  Our common stock is quoted on the OTC Pink Marketplace under the symbol “TBNC.”  Additional information about the Company and the Bank is included in the documents filed by the Company with the SEC.  See “Where You Can Find More Information.”

Tectonic Holdings, LLC
Tectonic Advisors, LLC
T Acquisition, Inc.
6900 N. Dallas Parkway, Suite 500
Plano, Texas 75024
(972) 233-3323

Tectonic Holdings, LLC (“Tectonic Holdings”), a Texas limited liability company and holding company that currently owns Tectonic Advisors (together with Tectonic Holdings, “Tectonic”), and certain other subsidiaries.  Tectonic Advisors provides advisory and other services on approximately $1.3 billion in assets under long-term contracts, including:  trust assets of the Bank and Cain Watters who is affiliated through common ownership with Tectonic Holdings.  Tectonic Advisors joined as a party to the merger agreement in order to guarantee certain obligations of Parent and Merger Sub under the merger agreement and otherwise ensure that Parent and Merger Sub have the resources, financial and otherwise, to satisfy Parent’s and Merger Sub’s obligations, under the merger agreement.

T Acquisition, Inc., a Texas corporation which we refer to in this proxy statement as “Parent,” was formed by Tectonic Advisors for the purpose of entering into the merger agreement with the Company and completing the merger.  Parent has not conducted any activities to date, other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The proposed merger is strategic in that Cain Watters (an affiliate of Tectonic) has referred approximately 35% of the Bank’s current loan portfolio and nearly 100% ($1.1 billion) of the fiduciary assets at the Bank.  Tectonic serves as investment advisor on these fiduciary assets under a long-term advisory agreement with the Bank.  The proposed merger would provide for continuity of the trust assets and loan portfolio and of service to those clients.  See “Background of the Merger.”

Effects of the Merger   (see page 14)

If the Company’s shareholders approve the merger agreement, subject to receipt of the required regulatory approvals and satisfaction of the other closing conditions, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation in the merger.  As a result of the merger, the company will cease to be a publicly traded company and will become a wholly-owned subsidiary of Parent.  The Bank will continue to be a wholly-owned subsidiary of the Company.

In connection with the merger, each share of the Company common stock issued and outstanding as of the special dividend record date and immediately prior to the effective time of the merger will be entitled to receive an amount in cash consisting of two payments that, based on the Company’s estimated, unaudited Adjusted Equity (as defined by the merger agreement, a copy of which is attached to this proxy statement as Appendix A) at December 31, 2016, would have totaled approximately $10.3036 per share.

Payment of Special Dividend   (see page 14)

Immediately prior to the effective time of the merger, a special dividend will be paid by the Company to its shareholders of record as of the special dividend record date in an amount by which the Company’s Adjusted Equity as of the calculation date exceeds $20,000,000.  Based on the Company’s estimated, unaudited shareholders’ equity as of December 31, 2016, the special dividend would have equaled approximately $2.2761 per share. The special dividend will increase (or decrease) based on the Company’s net income (or net losses) from December 31, 2016 to a date just prior to closing.

Treatment of Company Stock Options   (see page 15)

The merger agreement provides that, notwithstanding anything in the Company’s equity plans or related award agreements to the contrary, each holder of options to acquire shares of Company common stock (“Company stock option”) which is unexpired, outstanding, and unexercised shall be entitled to receive from the Company an amount in cash equal to (a) the positive difference between (i) the sum of (X) the amount of the per share merger consideration plus (Y) the per share amount of the special dividend; minus (ii) the per share exercise price of such Company stock option, multiplied by (b) the number of shares of Company common stock issuable pursuant to such Company stock option.  The Company stock option will thereafter be cancelled.  The Company’s purchase of a Company stock option is conditioned upon the execution and delivery by the holder to the Company of a release.  To the extent that no positive difference, as described above, exists with respect to a particular Company stock option, then such Company stock option will be cancelled for no consideration.
2

Reasons for the Merger and Recommendation of Company Board of Directors   (see page 18)

In reaching its decision to approve the merger agreement and related transactions and recommend their approval to shareholders, the Company board of directors consulted with senior management, its outside financial advisors, and its outside legal counsel, and considered a number of factors as more fully described in this proxy statement.  Based on these factors, the Company board of directors determined that the merger with Parent would be advisable and in the best interest of Company shareholders and other constituencies.

The Company board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that Company shareholders vote “FOR” approval of the merger agreement.

Closing of the Merger   (see page 33)

The closing of the merger will occur on a date mutually acceptable to Parent and the Company within thirty days after the receipt of all necessary regulatory, corporate, and other approvals and the expiration of any mandatory waiting periods, but not before the 11th day of the month in which the closing will occur.

The merger will become effective upon the filing of the certificate of merger with the Texas Secretary of State.

Conditions to the Completion of the Merger   (see page 37)

As more fully described in this proxy statement and in the merger agreement, the completion of the merger depends on the satisfaction of a number of conditions or, where legally permissible, the waiver of those conditions. These conditions include, among others:

•	approval of the merger by the affirmative vote of two-thirds of the outstanding shares of Company common stock entitled to vote at the special meeting;
•
the receipt of all regulatory approvals necessary for Parent, Tectonic, and the Company to complete the transactions contemplated by the merger agreement, including approval from the Board of Governors of the Federal Reserve (“Federal Reserve”) and the Texas Department of Banking (“TDB”); and

•	no action, statute, rule, regulation, order, or injunction in effect preventing the consummation of the merger or the transactions contemplated by the merger agreement.

In addition, each of the Company and Parent’s obligations to effect the merger is subject to the satisfaction or waiver of additional conditions relating to the accuracy of the other party’s representations and warranties, the performance of the other party’s covenants, and certain other matters. Neither the Company nor Parent can be certain of when, or if, the Company and Parent will satisfy or waive the conditions to the merger, or the merger will be completed.

Termination of the Merger Agreement   (see page 39)

The Company or Parent may terminate the merger agreement upon mutual written consent.  Either the Company or the Parent may also terminate the merger agreement if, among other reasons, any of the following occurs:

•
if the terminating parties’ obligations to close have not been met or waived by March 31, 2017, except that if all other conditions to closing have been satisfied except with respect to regulatory approvals, a party can extend the term of the agreement for 60 days;

•	the parties do not receive the required regulatory approvals;

•	there has been a material adverse change with respect to the other party; or

•	the Company shareholders have not approved the merger agreement.

In addition, the Company may terminate the merger agreement, if:

•
there has been a breach of a covenant or agreement or representation or warranty on the part of Parent which would constitute, if occurring on the closing date of the merger, a failure to satisfy certain conditions precedent to the merger;

3

•	the Company accepts a superior proposal prior to obtaining the Company shareholder approval of the merger; or

•	if Parent is unable to obtain the funds necessary to pay the merger consideration.

In addition, Parent may terminate the merger agreement, if:

•
there has been a breach of a covenant or agreement or representation or warranty on the part of the Company which would constitute, if occurring on the closing date of the merger, a failure to satisfy certain conditions precedent to the merger;

•
the Company effected a change in recommendation regarding the Company shareholder approval of the merger agreement and willfully breached in any material respect its obligations to convene a shareholders’ meeting and refrain from soliciting an acquisition proposal; or

•	the Company or the Bank entered into an administrative action with a governmental entity or such action is threatened.

Restrictions on Solicitation   (see page 37)

The merger agreement contains non-solicitation provisions that prohibit us from soliciting or engaging in discussions or negotiations regarding a competing proposal to the merger. There are exceptions to these prohibitions if we receive an unsolicited superior proposal from a third party under certain circumstances set forth in the merger agreement.

Termination Fee   (see page 40)

Either the Company or Parent can terminate the merger agreement under certain circumstances, including if (i) the other party breaches any of its representations, warranties, covenants or agreements in a manner that would result in the failure of the closing conditions set forth in the merger agreement, (ii) any of the transactions contemplated by the merger agreement are disapproved by any regulatory agency or (iii) there has been a material adverse change with respect to the other party.  If the merger agreement is terminated as described in the preceding sentence, the non-terminating party will be required to pay the terminating party a termination fee of $250,000.

Either party may also terminate the merger agreement if the merger agreement is not approved by the Company shareholders at the special meeting, in which case, the Company will be required to pay Parent $250,000.

In addition to certain other circumstances, the Company may also terminate the merger agreement if Parent fails to obtain the funds necessary to pay the merger consideration.  In this instance, Parent will be required to pay the Company a termination fee of $1,500,000.

In addition to certain other circumstances, Parent may also terminate the merger agreement if the Company board of directors elects to withdraw or adversely modify its recommendation of the merger and willfully breaches certain of its obligations under the merger agreement with respect to third party acquisition proposals.  The Company may also terminate the merger agreement, after complying with certain procedures set forth in the merger agreement, in order to enter into an acquisition proposal with a third party that the Company board of directors has determined is a superior offer.  If the merger agreement is terminated as described in this paragraph, the Company will be required to pay Parent a termination fee of $1,500,000.

Guaranty  (see page 31)

Tectonic Advisors joined in the merger agreement for the limited purpose of guaranteeing certain financial obligations of Parent and Merger Sub set forth in the merger agreement (specifically, the payment of any termination fee) and otherwise ensuring that Parent and Merger Sub have the resources, financial and otherwise, to satisfy their obligations under the merger agreement.

4

Voting by Directors and Executive Officers and Voting and Support Agreements   (see page 30)

The Company’s and the Bank’s directors and executive officers, each in his or her capacity as a shareholder, and certain other shareholders of the Company have entered into a voting agreement with Parent pursuant to which such shareholders agreed to vote their shares in favor of the merger agreement.  At the close of business on the record date for the special meeting, the shareholders of the Company that are party to the voting agreement were entitled to vote 1,243,093 shares of, or approximately 31%, of Company common stock outstanding on that date.

In addition, each of the Company’s non-employee directors has entered into a support agreement with Parent containing certain restrictive covenants, including noncompetition and nonsolicitation provisions.

Financing of the Merger  (see page 30)

Parent will secure the financing to pay the merger consideration contemplated by the merger agreement from three sources:  a loan from a third party lender and two private offerings of capital stock conducted by Tectonic Holdings.  As of the date of this proxy statement, Parent has received a commitment letter from a third party lender in the amount of $12,000,000 and Tectonic Holdings has received irrevocable subscription agreements for the remaining balance of the merger consideration.

If Parent fails to obtain the funds necessary to pay the merger consideration, the Company may terminate the merger agreement and abandon the merger.  If the merger agreement is terminated under these circumstances, Parent will be required to pay the Company a reverse termination fee of $1,500,000.  The reverse termination fee is guaranteed by Tectonic Advisors under the merger agreement.

Opinion of the Company’s Financial Advisor in Connection with the Merger   (see page 20)

The Bank Advisory Group, L.L.C. (“Bank Advisory Group”) served as the Company’s financial advisors in connection with the merger.  Bank Advisory Group has delivered its written opinion dated December 27, 2016 to the Company board of directors to the effect that, as of the date of the opinion and subject to the assumptions, limitations, and qualifications contained in the opinion, the terms of the merger, including, without limitation, the special dividend and the per share merger consideration, are fair, from a financial point of view, to the shareholders of the Company.  A copy of the opinion delivered by Bank Advisory Group is attached as Appendix C.  Bank Advisory Group provided its opinion for the information and assistance of the Company board of directors in connection with its consideration of the merger.  The Bank Advisory Group opinion is not a recommendation with respect to how you should vote on the merger proposal or any related matter.

Material U.S. Federal Income Tax Consequences of the Merger   (see page 41)

The exchange of Company shares for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences With Respect to the Merger”) for U.S. federal income tax purposes.  Shareholders who are U.S. holders and who exchange their Company shares in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and their adjusted tax basis in their Company shares.  The cash payments received pursuant to the merger will include both the cash received pursuant to the special dividend and the cash received pursuant to the second payment.  Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “Material U.S. Federal Income Tax Consequences With Respect to the Merger” on page 41 for a definition of “U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger.  You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Interests of Certain Persons in the Merger that are Different from Your Interests   (see page 28)

In considering the recommendation of the Company board of directors that you vote to approve the merger agreement, you should be aware that the Company and Bank’s directors and executive officers have interests in the merger that are different from, or in addition to, those of the Company’s shareholders generally.  The Company board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger agreement and the merger and in recommending to you that you approve the merger agreement.

These interests include:

•
The surviving corporation must indemnify and advance expenses to each person who is or was an officer, director, or employee of the Company or its subsidiaries against all losses, claims, damages, costs, expenses, liabilities, or judgments or amounts paid in connection with any legal action based on that the person being an officer, director, or employee of the Company or its subsidiaries to the same extent that the Company would indemnify and advance expenses to such persons.

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•
Each of Patrick Howard, Steven Jones, Craig Barnes, and Ken Bramlage is entitled to a payment under his employment agreement in the event of a change in control or a termination of employment prior to a change in control.

•	The Company is required under the merger agreement to use commercially reasonable efforts to enter into employment agreements with each of the following officers of the Company and the Bank:

➢	Patrick Howard, President, Chief Executive Officer, and a director of the Company and the Bank;

➢	Craig Barnes, Executive Vice President and Chief Credit Officer of the Bank;

➢	Ken Bramlage, Executive Vice President and Chief Financial Officer of the Company and the Bank;

➢	Thad Hutcheson, Chief Technology Officer and Chief Information Officer of the Bank;

➢	Shari Jensen, Secretary of the Company and Vice President and Compliance Officer of the Bank; and

➢	Elizabeth Parsons, Senior Vice President of Trust for the Bank.

Each of these agreements would become effective upon the closing of the merger.

•	Certain directors and officers of the Company own Company stock options that may be repurchased by the Company as a result of the merger depending on the exercise price of such stock option.

For a more complete description of these interests and agreements, see “The Merger - Interests of Certain Directors and Executive Officers of the Company in the Merger,” beginning on page 28.

Dissenters’ Rights   (see page 31)

You have the right to dissent and receive the fair value for your common stock if you assert and perfect your dissenters’ rights in connection with the merger. To do this, you must follow specific procedures set forth in the Texas Business Organizations Code (the “TBOC”), including (1) delivering written notice to the Company of your intent to demand payment for your shares if the merger is effectuated before the shareholder vote on the merger agreement is taken, (2) you must not vote your shares in favor of the merger agreement and (3) after the completion of the merger, you must deliver a written demand for the fair value of your shares of Company common stock.  If you follow the required procedures, your only right will be to receive the fair value of your Company common stock in cash.  In computing the fair value of an ownership interest, consideration will be given to the value of the Company as a going concern, without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability.  You may incur court costs and legal fees in connection with this process if you and Parent cannot agree on the fair value of your shares of Company common stock.  Please see “The Merger - Dissenters’ Rights” beginning on page 31 for a description of the procedures required to exercise your right to dissent.

INFORMATION ABOUT THE SPECIAL MEETING

Q:	What is the date, time and place of the special meeting?

A:	The special meeting of our shareholders will be held on [•],[•], 2017 at 5:30 p.m., local time, at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.

Q:	Why am I receiving this proxy statement and what will I be asked to vote on?

A:
The Company, Parent, and Tectonic have entered into the merger agreement providing for Parent’s acquisition of the Company, a copy of which is included in this proxy statement as Appendix A.  In order to complete the merger, Company shareholders must approve the merger agreement.  Company shareholders will also vote on a proposal to approve, by non-binding advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.  In addition, while not a condition to the closing of the merger, Company shareholders will vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

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Q:	What will I receive in the merger?

A:
In connection with the merger, holders of T Bancshares common stock will be entitled to receive an amount in cash consisting of two payments that, based on the Company’s Adjusted Equity (as defined by the merger agreement) at December 31, 2016, would have totaled approximately $10.3036 per share:

•
Special Dividend.  The first payment is a special dividend to be paid by the Company to each holder of record of the Company common stock as of the special dividend record date in an amount by which the Company’s Adjusted Equity as of the close of business on the calculation date exceeds $20,000,000.  Based on the Company’s estimated, unaudited shareholders’ equity as of December 31, 2016, the special dividend would have equaled approximately $2.2761 per share. The special dividend will increase (or decrease) based on the Company’s net income (or net losses) from December 31, 2016 to the calculation date.

•
Per Share Merger Consideration.  The second payment is equal to $8.0275 per share, or $32,525,000 in the aggregate, subject to adjustment, and will be paid by Parent to each share of the Company common stock issued and outstanding immediately prior to the effective time of the merger, other than cancelled shares and dissenting shares.

Q:	What constitutes a quorum at the special meeting?

A:
Shareholders who hold shares representing at least a majority of the shares of Company common stock entitled to vote at the special meeting, or 2,025,829 shares, must be present in person or represented by proxy to constitute a quorum.  All shares of Company common stock represented at the special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.

Q:	What vote is required to approve each proposal?

A:
Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Company common stock entitled to vote at the special meeting, or 2,701,105 shares.  Approval of the Company merger-related compensation proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.  Likewise, approval of the adjournment proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.

Q:	How does the board of directors recommend that shareholders vote?

A.
The Company board of directors unanimously approved the merger agreement and determined the merger agreement and the merger to be advisable and in the best interests of the Company and its shareholders and recommends that you vote “FOR” approval of the merger agreement, “FOR” the Company merger-related compensation proposal, and “FOR” approval of the adjournment proposal.

Q:	Have any stockholders already agreed to approve the merger?

A:
Yes.  The Company’s and the Bank’s directors and executive officers, each in his or her capacity as a shareholder, and certain other shareholders of the Company have entered into a voting agreement with Parent pursuant to which they agreed to vote their shares in favor of the merger agreement.  At the close of business on the record date for the special meeting, the shareholders of the Company that are party to the voting agreement were entitled to vote 1,243,093 shares of, or approximately 31%, of Company common stock outstanding on that date.

Q:	When is the merger expected to be completed?

A:	We plan to complete the merger during the first quarter of 2017.

Q:	How do I vote if I am a shareholder of record?

A:
If you were a record holder of Company common stock at the close of business on the record date for the special meeting, you may vote in person by attending the special meeting or, you may authorize a proxy to vote by:

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•	submitting your proxy by mail by using the provided self-addressed, stamped envelope;

•	visiting the Internet site listed on the proxy card and following the instructions provided on that site anytime until 11:59 p.m., Central Time, on [•], 2017; or

•	calling the toll-free number listed on the proxy and following the instructions provided in the recorded message anytime until 11:59 p.m., Central Time, on [•], 2017.

Q:	My shares are held in “street name” by my broker, bank or other nominee. Will my broker, bank or other nominee automatically vote my shares for me?

A:
No. If your shares are held through a stock brokerage account or a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.”  The “record holder” of such shares is your broker, bank or other nominee, and not you.  If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee.  You must provide the record holder of your shares with instructions on how to vote your shares.  Otherwise, your broker, bank or other nominee may not vote your shares on any of the proposals to be considered at the special meeting and a broker non-vote will result.  Broker non-votes will be considered a vote “AGAINST” the merger agreement.

Please follow the voting instructions provided by your broker, bank or other nominee so that it may vote your shares on your behalf.  Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the special meeting unless you first obtain a “legal proxy” from your broker, bank or other nominee.

Q.	Do I have the right to dissent and obtain the “fair value” for my shares?

A.
Yes, Texas law permits you as a shareholder of the Company to dissent from the merger by following the procedures set forth in the TBOC and receive payment in cash of the “fair value” of your Company common stock.  To do this, you must follow specific procedures set forth in the Texas Business Organizations Code (the “TBOC”), including (1) delivering written notice to the Company of your intent to demand payment for your shares if the merger is effectuated before the shareholder vote on the merger agreement is taken, (2) you must not vote your shares in favor of the merger agreement and (3) after the completion of the merger, you must deliver a written demand for the fair value of your shares of Company common stock.  If you follow the required procedures, your only right will be to receive the fair value of your Company common stock in cash.  In computing the fair value of an ownership interest, consideration will be given to the value of the Company as a going concern, without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability.  You may incur court costs and legal fees in connection with this process if you and Parent cannot agree on the fair value of your shares of Company common stock.  Copies of the applicable provisions of the TBOC are attached to this proxy statement as Appendix B.  See “The Merger - Dissenters’ Rights” beginning on page 31.

Q:	Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

A:	Yes. If you are the record holder, you can change your vote or revoke your proxy at any time before your proxy is voted at the special meeting. You can do this by:

•	timely delivering a proxy card bearing a later date than the proxy that you wish to revoke;

•	casting a subsequent vote via telephone or the Internet; or

•	attending the special meeting and voting in person. Simply attending the special meeting without voting will not revoke any proxy that you have previously given or change your vote.

If you hold shares in “street name,” you must contact your broker, bank or other nominee to change your vote.

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Q.	Is the merger expected to be taxable to U.S. holders?

A.
Yes, the exchange of Company shares for cash pursuant to the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes.  If you are a U.S. holder and you exchange your shares in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares.  The amount of cash received will equal the amount of cash received pursuant to the special dividend and the amount of cash received as part of the second payment.  Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.  You should read “Material U.S. Federal Income Tax Consequences With Respect to the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the merger.  You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q:	Should I send in my stock certificates now?

A:
No.  At least 15 days before the closing, you will receive written instructions, including a letter of transmittal, that explains how to exchange your stock certificates for the merger consideration to be paid by Parent in the merger.

Q:	When will I receive the special dividend?

A:	The special dividend will be paid to shareholders of record as of the special dividend record date, which shall be a date immediately prior to closing.

Q:	When will I receive the merger consideration for my shares?

A:
At least 15 days before the closing, you will receive written instructions, including a letter of transmittal, that explains how to exchange your shares for the merger consideration to be paid by Parent in the merger. When the merger has been completed and you have properly completed and returned the required documentation described in the written instructions, you will receive from the exchange agent a payment of the merger consideration for your shares.

Q:	Who should I call with questions?

A:	You should call Patrick Howard, President and Chief Executive Officer of the Company at (972) 720-9000.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “should,” “predict,” “project,” “potential,” “would,” “could,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “indicate,” and “estimate,” as well as similar expressions.  These forward-looking statements include, but are not limited to, statements related to the expected completion of the merger (including the timing thereof) and the ability to consummate the merger (including but not limited to the receipt of all required regulatory approvals).  These statements are based on many assumptions and are not guarantees or assurances of future performance.

Actual results may differ materially from those set forth in this proxy statement due to the risks and uncertainties related to the merger and/or inherent in the Company’s business, including, without limitation:

•	the risk that our shareholders do not approve the merger;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•
the failure to satisfy each of the conditions to the consummation of the merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger on acceptable terms, or at all;

•	the outcome of any potential legal proceedings related to the merger;

•	diversion of management time on merger-related issues;

•	the amount of fees, costs, expenses and charges related to the merger;

•	the reaction of the Company and the Bank’s customers to the transaction;

•	changes in asset quality or credit risk;

•	the parties being unable to successfully implement integration strategies;

•	the risk that the merger will not be consummated within the expected time period or at all; and

•
other risks detailed in our current filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2015, which discusses other important risk factors concerning our operations.  See “Where You Can Find More Information.”

Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.  We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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THE SPECIAL MEETING
Date, Time and Place

The special meeting of shareholders will be held on [•], [•] [•], 2017 at 5:30 p.m., local time, at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.  On or about [•], 2017, the Company commenced mailing this proxy statement and the enclosed form of proxy to its shareholders entitled to vote at the special meeting.

Purpose of the Special Meeting

At the special meeting, shareholders will be asked to consider and vote on the following:

•	a proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•	a proposal to approve, by non-binding advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and

•	a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

Completion of the merger is conditioned on approval of the merger agreement by our shareholders, among other conditions.

Recommendations of the Company Board of Directors

After careful consideration, the Company board of directors unanimously adopted the merger agreement, authorized and approved the merger and the transactions contemplated by the merger agreement and determined the merger agreement and the merger to be advisable and in the best interests of the Company and its shareholders. The Company board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the Company merger-related compensation proposal, and “FOR” the adjournment proposal.

You should carefully read this proxy statement and the appendices in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.

Record Date; Shareholders Entitled to Vote

The record date for the special meeting is [•], 2017.  Only holders of record of shares of Company common stock at the close of business on such date will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponements of the meeting.  At the close of business on the record date, 4,051,657 shares of Company common stock were issued and outstanding and entitled to vote at the special meeting.

Each share of Company common stock outstanding on the record date for the special meeting is entitled to one vote on each proposal to be considered at the special meeting.

Voting by Company Directors and Executive Officers

In connection with the merger agreement, the Company and the Bank’s directors and executive officers, each in his or her capacity as a shareholder, and certain other shareholders have entered into a voting agreement with Parent, agreeing to vote in favor of the approval of the merger agreement.  At the close of business on the record date for the special meeting, the directors and executive officers of the Company and their affiliates were entitled to vote 868,093 shares of Company common stock, or approximately 21% of the shares of Company common stock, outstanding on that date.

Quorum and Adjournment

No business may be transacted at the special meeting unless a quorum is present. Shareholders who hold shares representing at least a majority of the shares entitled to vote at the special meeting must be present in person or by proxy to constitute a quorum.
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If we do not receive a sufficient number of votes to constitute a quorum or approve the merger agreement, we may propose to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to establish a quorum or approve the merger agreement. No notice of an adjourned meeting needs to be given if the date, time and place of the adjourned meeting are announced at the special meeting unless, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

In determining whether there is a quorum at the special meeting for purposes of all matters to be voted on, all votes “FOR” or “AGAINST” and all votes to “ABSTAIN” will be counted.

Required Vote

The approval of the merger agreement requires the affirmative vote of two-thirds of the issued and outstanding shares of Company common stock entitled to vote at the special meeting. An abstention, broker non-vote or a failure to vote your shares will have the same effect as a vote cast “AGAINST” this proposal.

The Company merger-related compensation proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.  Likewise, the approval of the proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions, broker non-votes and a failure to vote your shares will have no effect on the outcome of these proposals.

Voting of Proxies by Holders of Record

If you were a record holder of Company common stock at the close of business on the record date of the special meeting, a proxy card is enclosed for your use.  We request that you vote your shares as promptly as possible by (i) calling the toll-free number listed on the proxy card, (ii) voting through the Internet site listed on the proxy card, or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope.  Information and applicable deadlines for voting through the Internet are set forth on the enclosed proxy card.  When the accompanying proxy is returned properly executed, the shares of Company common stock represented by it will be voted at the special meeting or any adjournment or postponement of the meeting in accordance with the instructions contained in the proxy card.  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If a proxy is returned without an indication as to how the shares of Company common stock represented are to be voted with regard to a particular proposal, the shares of common stock represented by the proxy will be voted in accordance with the recommendation of the Company board of directors and, therefore, “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve the Company merger-related compensation proposal and “FOR” the adjournment proposal, if necessary.

At the date hereof, the Company board of directors has no knowledge of any business that will be presented for consideration at the special meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Company’s Notice of Special Meeting of Shareholders.  If any other matter is properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matter.

Your vote is important.  Accordingly, if you were a record holder of Company common stock on the record date of the special meeting, please sign and return the enclosed proxy card or vote via telephone or the Internet, regardless of whether or not you plan to attend the special meeting in person.  Proxies submitted through the specified Internet website or by telephone must be received by 11:59 p.m., Central Time, on [•], 2017.

Shares Held in Street Name

If you hold shares of our common stock through a stock brokerage account or a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.”  The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares.  Please follow the voting instructions provided by your broker, bank or other nominee.
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Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the special meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee.  Please also note that brokers, banks or other nominees who hold shares of our common stock on behalf of their customers may not give a proxy to the Company to vote those shares without specific instructions from their customers.

If you are a shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the proposals.

Revocation of Proxies

If you are a record holder of Company common stock (i.e., you hold your shares directly instead of through a brokerage account or other nominee) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the special meeting.  You may do this by:

•	timely delivering a proxy card bearing a later date than the proxy that you wish to revoke;

•	timely casting a subsequent vote via telephone or the Internet; or

•	attending the meeting and voting in person.

Merely attending the meeting will not, by itself, revoke your proxy; you must cast a subsequent vote at the meeting using forms provided for that purpose.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

Solicitation of Proxies

We are soliciting proxies for the special meeting from our shareholders.  In accordance with the merger agreement, we will pay our own costs of soliciting proxies from our shareholders, including the cost of mailing this proxy statement.  In addition to solicitation of proxies by mail, proxies may be solicited by our officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

We will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of our common stock.  We may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

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THE MERGER

The descriptions of the terms and conditions of the merger, the merger agreement, and any related documents in this proxy statement are qualified in their entirety by reference to the copy of the merger agreement attached as Appendix A to this proxy statement.

Parties to the Merger Agreement

The Company

The Company was incorporated under the laws of the State of Texas on December 23, 2002 to serve as the bank holding company for the Bank, which opened on November 2, 2004.  The Bank operates through a main office located at 16200 Dallas Parkway, Dallas, Texas.  Other than its ownership of the Bank, the Company conducts no material business.  The Bank is a full-service commercial bank offering a broad range of commercial and consumer banking services to small- to medium-sized businesses, single-family residential and commercial contractors and consumers. Lending services include commercial loans to small to medium-sized businesses and professional concerns as well as consumers.  The Bank offers a wide range of deposit services including demand deposits, regular savings accounts, money market accounts, individual retirement accounts, and certificates of deposit with fixed rates and a range of maturity options. These services are provided through a variety of delivery systems including automated teller machines, mobile banking and Internet banking. During the fourth quarter of 2012, the Bank added the Small Business Administration division, with loan production offices in various states.

In 2006, the Bank began offering trust and custodial services. Virtually all of the Bank’s trust and custodial customers are clients of Cain Watters. Also in 2006, the Bank entered into an Investment Advisory Agreement with FMR to provide investment management services to the Bank.  In 2014, FMR was re-organized into Tectonic Advisors.

As of September 30, 2016, the Company had, on a consolidated basis, approximately $211.1 million in assets, $166.4 million in total loans, $171.8 million in deposits and $30.3 million in shareholders’ equity.

T Acquisition, Inc.

T Acquisition, Inc., a Texas corporation which we refer to in this proxy statement as “Parent,” was formed by Tectonic Advisors for the purpose of entering into the merger agreement with the Company and completing the merger.  Parent has not conducted any activities to date, other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Merger Sub

Tectonic Merger Sub, Inc., a Texas corporation which we refer to in this proxy statement as “Merger Sub,” was formed by Parent for the sole purpose of completing the merger and engaging in the other transactions contemplated by the merger agreement.  Prior to the effective time of the merger, Merger Sub will have engaged in no business activities, other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, and will have incurred no liabilities or obligations other than as contemplated by the merger agreement.

Effects of the Merger

At the effective time of the merger, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company, with the Company as the surviving corporation in the merger, as a wholly-owned subsidiary of Parent.  The Bank will remain a wholly-owned subsidiary of the Company.

Merger Consideration

In connection with the merger, each share of the Company common stock issued and outstanding as of (i) the special dividend record date and (ii) immediately prior to the effective time of the merger will be entitled to receive an amount in cash consisting of two payments that, based on the Company’s Adjusted Equity (as defined below and in the merger agreement) at December 31, 2016, would have totaled approximately $10.3036 per share:

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•
The first payment is a special dividend to be paid by the Company to each holder of record of the Company common stock as of the special dividend record date in an amount by which the Company’s Adjusted Equity as of the calculation date exceeds $20,000,000.  Based on the Company’s estimated, unaudited shareholders’ equity as of December 31, 2016, the special dividend would have equaled approximately $2.2761 per share. The special dividend will increase (or decrease) based on the Company’s net income (or net losses) from December 31, 2016 to the calculation date.

•
The second payment is the per share merger consideration equal to $8.0275, or $32,525,000 in the aggregate (subject to adjustment), and will be paid by Parent to each share of the Company common stock issued and outstanding immediately prior to the effective time of the merger, other than cancelled shares and shares owned by shareholders who have properly exercised dissenters’ rights under Texas law.  If the Company’s Adjusted Equity as of the calculation date is less than $20,000,000, the merger consideration will be adjusted downward by an amount equal to the product of $1.626 and the amount by which $20,000,000 exceeds the Company’s Adjusted Equity.  As of December 31, 2016, the Company’s estimated, unaudited shareholders’ equity was approximately $29,221,945.

The Company’s Adjusted Equity means the Company’s Tier 1 capital, calculated in accordance with generally accepted accounting principles of the United States, plus any unrealized gains or minus any unrealized losses in the Company’s securities portfolio and minus all extraordinary items of the Company and the Bank related to the merger.  These extraordinary items include:  (i) transaction costs, fees, expenses and commissions (including all legal and financial advisory fees), (ii) costs associated with the termination of any employment-related agreements (see “The Merger - Interests of Certain Officers and Directors of the Company in the Merger - Change in Control Payments”), (iii) costs in connection with procuring insurance for the Company’s officers and directors for a period of time following the completion of the merger, and (iv) accruals for expenses not paid, prorated for the partial year in which the merger closes.

Treatment of Company Stock Options

The merger agreement provides that, notwithstanding anything in the Company’s 2005 Stock Incentive Plan, the 2014 Non-employee Directors’ Common Stock Plan, the 2015 Stock Incentive Plan, or a nonqualified or other stock option agreement with the Company to the contrary, each Company stock option which is unexpired, outstanding, and unexercised will automatically be repurchased by the Company for an amount equal to (a) the positive difference between (i) the sum of (X) the amount of the per share merger consideration plus (Y) the per share amount of the special dividend; minus (ii) the per share exercise price of such Company stock option, multiplied by (b) the number of shares of Company common stock issuable pursuant to such Company stock option.  The Company stock option will thereafter be cancelled.  The Company’s repurchase of a Company stock option is conditioned upon the execution and delivery to the Company of a release.  To the extent that no positive difference, as described above, exists with respect to a particular Company stock option, then such Company stock option will be cancelled for no consideration.

Background of the Merger

As part of its ongoing consideration and evaluation of its respective long-term prospects and strategies, the Company board of directors and senior management have regularly reviewed and assessed its respective business strategies and objectives, including opportunities and challenges, and have considered various strategic options potentially available, all with the goal of enhancing value for the Company’s shareholders. The strategic discussions have focused on, among other things, the business and regulatory environment facing financial institutions generally, ongoing consolidation in the financial services industry and the specific challenges faced by the Company as it seeks to grow its business. The Company has considered various strategic alternatives, including continuing as an independent institution and entering into a strategic merger with similarly sized institutions.

In May 2015, the Company received an unsolicited expression of interest from a third party (the “Third Party”) to pursue a transaction with the Company.  As a result of this unsolicited expression of interest and subsequent letter of intent from the Third Party, the Company board of directors directed management to engage Commerce Street Capital, LLC (“Commerce Street”) to represent the Company in a potential business combination transaction and specifically to contact certain pre-authorized prospective merger partners.  The Company executed the engagement letter with Commerce Street on June 16, 2015.  As a result of this process, seven parties executed non-disclosure agreements and were granted access to a virtual data room in order to conduct preliminary due diligence of the Company.  Of those seven parties, two submitted written letters of intent, including the Third Party, and one party submitted an oral offer to be put in writing if requested by the Company.

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On July 2, 2015, the Company entered into a letter of intent with the Third Party for gross consideration per share of $11.76 consisting of part cash and part shares of common stock of the Third Party.  Subsequent conversations between the parties revealed certain material cultural differences between the Company and the Third Party.  Essentially, the Third Party questioned whether it could retain a material portion of the Company’s business, achieve its projected cost savings and synergies and successfully integrate the Company’s people and operations.  As a result, the Third Party communicated its intent to reduce the purchase price to less than $10.00 per share.  The Company, sharing many of the same concerns and the possible long term impact on the value of the common stock proposed as partial consideration, then instructed Commerce Street to convey to the Third Party the Company’s desire to terminate the letter of intent between the parties.  The parties terminated the letter of intent effective July 20, 2015.  Commerce Street then reached back out to the other party that submitted a letter of intent, but that party declined to pursue their proposal or to open negotiations.

On February 26, 2016, Mr. Howard met with another third party (“Second Third Party”) to discuss a possible transaction. During the following months, Mr. Howard and Commerce Street had a number of conversations with the Second Third Party and their representatives regarding a possible sale of the Company. On May 26, 2016, the Company received an oral offer from the Second Third Party consisting of a mix of cash and non-publically traded common stock equal to approximately $9.38 per share before any downward adjustments for merger-related expenses.  The Company determined not to pursue negotiations with this Second Third Party.

On May 18, 2016, Darrell Cain and Dan Wicker of Tectonic met with Mr. Howard to notify him that Tectonic had submitted a letter of intent to acquire a bank in Florida.  If Tectonic were successful in its bid, it was probable that eventually Tectonic would move a sizeable portion of the Company’s trust business, as well as dental loan referrals, to that bank.  Such an event would result in the loss of two material revenue streams for the Company.  At the time, Mr. Cain indicated that Tectonic did not have an interest in acquiring the Company, but encouraged Mr. Howard to meet with Haag Sherman, CEO of Tectonic, and discuss the possibility of a sale of the Company.

On May 24, 2016, Mr. Howard met with Mr. Sherman, who indicated Tectonic may have an interest in acquiring the Company for $8.00 per share based on its actual shareholder equity at the time, or approximately 1.15 times book value.  Commerce Street met with Tectonic separately on May 24, 2016 and expressed its opinion that the Company would be a better strategic fit for Tectonic.

Following the meeting on May 24th, the parties executed a confidentiality and non-disclosure agreement on May 25, 2016.

On May 27, 2016, Mr. Sherman and Mr. Wicker of Tectonic met with Mr. Howard to further discuss the potential for a transaction, including pricing and structure.

Two weeks later, Tectonic and the Company met again to discuss pricing and structure.

On June 15, 2016, Commerce Street met with Tectonic to discuss the ability of Tectonic to raise the capital necessary to pay the merger consideration.  Mr. Sherman then submitted to the Company Tectonic’s letter of intent, dated June 17, 2016, reflecting merger consideration of $10.50 per share, before any downward adjustments for merger-related expenses.

On June 15, 2016, Tectonic withdrew the letter of intent it had submitted to the Florida bank.

On June 22, 2016, the Company board of directors held its regular meeting, which was attended by representatives from Commerce Street and Hunton & Williams, the Company’s outside counsel.  At the meeting, the Board discussed various counterproposals to the letter of intent, including the elimination of the termination fee, earnest money, reverse diligence requirements, a standstill period for Tectonic and several other matters.  Commerce Street discussed with the Board the payment structure of the transaction.  Specifically, Commerce Street discussed the calculation and composition of the cash and dividend portions of the Tectonic offer.  Commerce Street pointed out that the cash consideration, excluding the payment of a special dividend, represented approximately 1.63 times the adjusted book value of the Company after the payment of a special dividend. This represented a 42% improvement over the original price to book multiple offered by Tectonic on May 24, 2016.  Commerce Street also gave the Board an overview of merger activity in the marketplace.  Because a principal of Commerce Street also has a sizeable ownership interest in the Company, the Board determined that it was necessary to retain a third party financial advisory firm to consider whether it could provide a fairness opinion.  Following a robust discussion about the letter of intent and potential transaction, the board authorized Mr. Howard to continue negotiations with Tectonic and Mr. Sherman with the advice of outside counsel and Commerce Street.
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On June 28, 2016, the Company sent a counterproposal back to Tectonic reflecting, among other things, the inclusion in the definitive agreement of a “walk away right” allowing the Company board of directors to satisfy its fiduciary duties with respect to any superior proposal, assurance of binding commitments with respect to Tectonic’s capital raise, certain standstill provisions for Tectonic during the negotiation of a definitive agreement and equal break-up fees for both parties.

Over the course of the next two weeks, the parties continued to negotiate the terms of the letter of intent.

On July 8, 2016, Mr. Howard and Mr. Sherman held a conference call with representatives of Commerce Street and Hunton & Williams on behalf of the Company and representatives from Norton Rose Fulbright US LLP (“Norton Rose Fulbright”) on behalf of Tectonic.  The parties discussed various changes to the letter of intent, including, among other things, the joinder of Tectonic Advisors as a party to the letter of intent.  On July 12, 2016, Tectonic submitted a revised letter of intent clarifying the parties’ discussions regarding such matters.

On July 14, 2016, the Company held a special meeting of the Board to review the revised letter of intent.  The Board unanimously approved the letter of intent in the form presented to the Board and authorized Mr. Howard to execute the letter of intent.

On July 14, 2016, the Company and Tectonic executed the letter of intent.

Following the execution of the letter of intent, the parties conducted their respective due diligence of each other between August and October of 2016.  During this time, Tectonic obtained a commitment letter for $12.0 million, conditioned upon the lender’s performing satisfactory due diligence of the Bank’s loan portfolio, to be used to partially fund the payment of the proposed merger consideration.

On August 17, 2016, the parties met with the Federal Reserve to discuss the proposed transaction.

On August 19, 2016, Mr. Howard met with representatives of Tectonic and Sanders Morris, Harris, LLC, who Tectonic engaged to raise the capital necessary to pay the merger consideration, in order to perform diligence on Tectonic’s ability to secure the financing for the merger.

On August 26, 2016, Hunton & Williams received the initial draft of the merger agreement from Norton Rose Fulbright.  Due to timing concerns associated with an application by Tectonic Holdings expressed by the Federal Reserve, the initial draft reflected a change in the parties from the letter of intent in that Parent would acquire the Company instead of Tectonic Holdings.  The initial draft also included a higher termination fee for the Company than Parent, the delivery of releases by the Company’s officers and directors, and the appointment of Patrick Howard as a director of the surviving corporation after the closing of the merger.

On September 9, 2016, Hunton & Williams delivered a revised draft of the merger agreement on behalf of the Company to Norton Rose Fulbright.  Among other things, the revised draft (i) included Tectonic Advisors as joining in certain provisions of the agreement in order to guaranty Parent’s financial obligations under the merger agreement, (ii) provided for equal termination fees by the parties, (iii) removed the delivery of releases by the Company’s officers and directors, and (iv) allowed for greater flexibility for the Company board of directors to evaluate potential unsolicited acquisition proposals.

On September 29, 2016, the parties executed an amendment to the letter of intent extending the exclusivity period.

On October 3, 2016, Mr. Howard and Mr. Sherman held a conference call to discuss certain of the remaining items to be resolved in the merger agreement.

On October 4, 2016, the parties held a conference call to further discuss the open items in the merger agreement.  Representatives of Hunton & Williams and Commerce Street participated in the call on behalf of the Company and representatives of Norton Rose Fulbright participated in the call on behalf of Parent.

On October 6, 2016, the board of directors of the Company engaged Bank Advisory Group to provide financial advisory and investment banking services in connection with the merger and to provide an opinion with regard to the fairness, from a financial point of view, of the financial terms of the merger to the holders of the Company common stock.

On October 12, 2016, Norton Rose Fulbright delivered to Hunton & Williams drafts of the ancillary agreements.

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The parties and their respective legal counsels held numerous discussions and negotiations regarding the merger agreement and ancillary agreements over the next two weeks with discussions focusing on the circumstances that may require that a termination fee be paid.

On October 26, 2016, the Company board of directors met to consider the proposed merger with Tectonic.  Representatives of Commerce Street, Bank Advisory Group and Hunton & Williams attended the meeting.  Commerce Street reviewed with the board of directors the structure and certain key assumptions related to the transaction.  Following Commerce Street’s presentation, Bank Advisory Group then reviewed with the board of directors certain financial aspects of the proposed merger and rendered its oral fairness opinion to the Company board of directors to the effect that, as of such date and based on the qualifications and assumptions discussed, the merger consideration was fair, from a financial point of view, to the shareholders of the Company.  See “Opinion of the Company’s Financial Advisor in Connection with the Merger” and Appendix C to this proxy statement.  Next, Hunton & Williams summarized certain terms and conditions of the merger agreement and the transactions contemplated thereby, as well as reasons for the merger.

Following these presentations, reviews and discussion among the Company board of directors, including consideration of the factors described under “The Merger—Reasons for the Merger,” the independent directors first, followed by the full board of directors, voting separately, unanimously determined that it is in the best interest of the Company and its shareholders to proceed with the merger, approved the merger agreement and the transactions contemplated thereby, directed that the merger agreement be submitted to a vote at a meeting of the Company shareholders and recommended that the Company shareholders approve the merger agreement.

From October 26, 2016 until November 7, 2016, Norton Rose Fulbright finalized the merger agreement and the ancillary documents.

On November 4, 2016, the parties executed a third amendment to the letter of intent further extending the exclusivity period.  In addition, the Company received from Parent a draft of the ERISA legal opinion.  During the next week, the parties finalized the disclosure schedules to the merger agreement, reviewed the ERISA legal opinion and drafted a joint press release to be issued by the parties.

The merger agreement was executed on November 10, 2016 and the proposed merger was announced the same day in a joint press release issued by the parties.

The Company’s Reasons for the Merger and Recommendation of the Company Board of Directors

In reaching its decision to approve the merger agreement and related transactions and recommend their approval to shareholders, the Company board of directors consulted with senior management, Commerce Street, Bank Advisory Group, and its outside legal counsel, Hunton & Williams, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•
the board of directors’ understanding of, and the presentations of the Company’s management regarding, each of the Company’s, Tectonic Holdings’ and Tectonic Advisors’ business, operations, management, financial condition, asset quality, earnings and prospects compared to the risks and challenges associated with the operation of the Company’s business as an independent entity (including the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015);

•
the board of directors’ analysis of other strategic alternatives for the Company, including to operate as a stand-alone company and the potential to acquire, be acquired or combine with other third parties, and the risks and uncertainties associated with each alternative, as well as the board of directors’ assessment that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for Company shareholders, taking into account the timing and the likelihood of accomplishing such alternatives and the risks of execution, as well as business, competitive, industry and market risks;

•	the negotiation strategies communicated by Commerce Street to the board of directors;

•
the opinion of Bank Advisory Group to the board of directors to the effect that, as of the date of such opinion, based upon and subject to the factors and assumptions set forth in such opinion, the merger consideration was fair from a financial point of view to holders of Company common stock;

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•	the results of the Company’s due diligence investigation of Tectonic and the reputation, competence, business practices, integrity and experience of Tectonic and its management;

•	the Company’s continuing as the surviving entity in the merger and the ability of the Company and its wholly-owned subsidiary to maintain, in large part, their respective business plans;

•
the board of directors considered that the merger will combine complementary areas of expertise, particularly among senior management of each company, and allow the combined company to draw on the combined intellectual capital, technical expertise and experience of a deeper and more diverse workforce;

•	the fact that the vast majority of Company and Bank employees will retain their positions following the merger, as there is no combination of workforces or competition for duplicate positions;

•
the review by the board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, including the adequacy of the merger consideration, not only in relation to the current market price of the Company common stock, but also in relation to the historical, present and anticipated future operating results and financial position of the Company;

•
the fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing and the form and structure of the merger consideration, are fair and reasonable;

•	the fact that the Company has the right to make a special dividend to its shareholders prior to closing the merger;

•
the receipt by the Company of a legal opinion opining that the post-merger corporate structure of the parties will not cause the existing business relationship between the Company and Tectonic and its affiliates to constitute a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

•
the likelihood that the merger will be completed in compliance with applicable law, including the likelihood that the regulatory and shareholder approvals needed to complete the merger will be obtained in a timely fashion;

•	the fact that the Company has the ability to seek specific performance by Parent and Tectonic of their respective obligations to consummate the merger contained in the merger agreement;

•
the expectation that the merger will be treated as a taxable sale or exchange by each Company shareholder of their shares of common stock in exchange for the applicable portion of the merger consideration, to the extent the merger consideration is attributable to the equity investment of Parent in Merger Sub, and a redemption by the Company of a shareholders’ share of common stock to the extent the merger consideration is attributable to Merger Sub’s borrowing, and the special dividend to be paid by the Company immediately prior to Closing;

•
the ability of the board of directors under the merger agreement to withdraw or modify their recommendation in favor of the merger agreement under certain circumstances and the fact that the Company has the right to terminate the merger agreement in order to accept a superior proposal, subject to certain conditions described in the merger agreement (including the right of Parent to match any competing bid and the payment of a termination fee of $1.5 million);

•
the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of the parties or for Parent’s inability to obtain financing, although the board of directors recognizes the reverse break-up fee for Parent’s failure to obtain such financing;

•
the failed efforts to sell the Company in 2015 and the concerns expressed by potential acquirors of their ability to achieve cost savings and synergies while also preserving the Company’s earnings stream;

•
the regulatory approvals required to complete the merger, the potential length of the regulatory approval process and the risks that the regulators could impose materially burdensome conditions that would allow either party to terminate the merger agreement or refused to consummate the merger;

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•
the potential for diversion of Company management and employee attention during the period prior to the completion of the merger and the potential effect on the Company’s business and relations with customers, service providers and other stakeholders (including creditors), whether or not the merger is completed;

•	the risk to the Company’s strategic plan and the Bank’s customer base presented by Tectonic Holdings’ efforts to enter into banking;

•	the risk that certain members of the Company senior management might choose not to remain employed with the Company following the merger;

•
the requirement that the Company conduct its business in the ordinary course and the other restrictions on the conduct of the Company’s business prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

•	the potential that the no-solicitation covenants and the termination fee provisions in the merger agreement could have the effect of discouraging an alternative proposal for the Company;

•	the costs to be incurred in connection with the merger;

•	the possible effects of the pendency or consummation of the transactions contemplated by the merger agreement, including any suit, action or proceeding initiated in respect of the merger;

•
the risk that potential benefits and synergies sought in the merger may not be realized or may  not be realized within the expected time period, specifically with respect to the existing wealth management relationship between the Company and Tectonic, although the board of directors believes that such risk is manageable in light of joint due diligence efforts;

•	the fact that certain provisions of the merger agreement prohibit the Company from soliciting; and limiting its ability to respond to, proposals for alternative transactions; and

•	the interests that certain officers and/or directors of the Company have in the merger.

Based on the factors described above, among others, the Company board of directors determined that the merger with Parent would be advisable and in the best interests of Company shareholders and other constituencies and unanimously approved the merger agreement and related transactions contemplated by those documents.  In reaching its determination to approve and recommend the merger agreement and related transactions, the Company board of directors did not assign any specific or relative weights to any of the factors listed above.

Recommendation of the Board of Directors

THE T BANCSHARES BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

Opinion of the Company’s Financial Advisor in Connection with the Merger

Pursuant to its engagement, the Company requested that Bank Advisory Group render a written opinion to the Company board of directors as to the fairness, from a financial point of view, of the merger consideration to be paid to Company shareholders as set forth in the merger agreement.  Bank Advisory Group is an investment banking firm that specializes in providing investment banking services to financial institutions.  Bank Advisory Group has been involved in numerous bank-related business combinations. No limitations were imposed by the Company upon Bank Advisory Group with respect to rendering its opinion.

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The Bank Advisory Group has delivered a written opinion to the board of directors of the Company that, as of the date of the opinion, based upon and subject to certain matters stated in the opinion, the terms of the merger, including, without limitation, the special dividend and the merger consideration, are fair to the holders of the Company common stock from a financial point of view.  We have attached this opinion to this proxy statement as Appendix C.  The opinion of Bank Advisory Group is not a recommendation to any Company shareholder as to how to vote on the proposal to approve the merger agreement.  You should read this opinion completely to understand the procedures followed, matters considered and limitations and qualifications on the reviews undertaken by Bank Advisory Group in providing its opinion.

The full text of Bank Advisory Group’s opinion is attached as Appendix C to this proxy statement.  The opinion reflects anticipated merger consideration of approximately $10.00 per share based on financial information for the Company as of September 30, 2016.  As of December 31, 2016, the estimated merger consideration was approximately $10.3036 per share, as more fully described in this proxy statement.  See “—Merger Consideration” above.  The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Bank Advisory Group in rendering its opinion.  The description of the opinion set forth below is qualified in its entirety by reference to the opinion.  We urge you to read Bank Advisory Group’s entire opinion carefully in connection with your consideration of the proposed merger.

The opinion speaks only as of the date of the opinion.  The opinion was directed to the Company board of directors and is directed only to the fairness, from a financial point of view, of the merger consideration to Company shareholders.  It does not address the underlying business decision of the Company board of directors to engage in the merger or any other aspect of the merger and is not a recommendation to any Company shareholder as to how such shareholder should vote at the special meeting with respect to the merger proposal or any other matter.

The fairness opinion of the Company’s financial advisor, Bank Advisory Group, is described below.  The description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of the Company. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.  You should not rely on any of these statements as having been made or adopted by the Company, Parent or Tectonic.  You should review the copy of the fairness opinion, which is attached as Appendix C.

Bank Advisory Group is regularly engaged to provide valuations of financial institutions and their securities in connection with mergers and acquisitions and other purposes.  Based on Bank Advisory Group’s reputation and qualifications in evaluating financial institutions, on October 6, 2016, the board of directors of the Company engaged Bank Advisory Group to provide financial advisory and investment banking services in connection with the merger and to provide an opinion with regard to the fairness, from a financial point of view, of the financial terms of the merger to the holders of the Company common stock.

For the purpose of its analysis and the discussion that follows, Bank Advisory Group has assumed estimated gross consideration (special dividend plus the merger consideration), inclusive of any cash settlement to the Company’s option holders, equaling $40.09 million, calculated as follows (the “Gross Consideration”):

	$(000)	$(000)
Tier 1 Capital as of 9/30/2016		$29,052
Unrealized Gains on Available for Sale Securities		60
Adjusted Tier 1 Capital as of 9/30/2016		$29,112
Estimated After-Tax Deal Expenses:
Investment Banking Fees	$324
Fairness Opinion Fee	40
Legal Fees	200
Accounting	17
Change of Control Payout	900
Directors & Officers Tail Insurance Policy	53
Other Expense	13
Total Estimated After-Tax Deal Expenses	$1,547	(1,547)
Estimated Adjusted Tier 1 Capital as of 9/30/2016 after Estimated Deal Expenses		$27,565
Minimum Required Equity Threshold		(20,000)
Estimated Special Dividend		$7,565
Enterprise Payment (Merger Consideration)		32,525
Estimated Gross Consideration, Inclusive of Cash Settlement to Option Holders		$40,090
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Given that Bank Advisory Group is focused on the aggregate terms of the merger, including, without limitation, the special dividend and the merger consideration in aggregate, the above calculation does not calculate the estimated gross consideration on a per share basis of the Company common stock. Moreover, the actual amount of the special dividend to be paid on a date just prior to closing could be greater than, or less than, $7.565 million depending upon actual earnings (or losses) to closing together with actual deal-related expenses. Therefore, the actual Gross Consideration could be greater than, or less than, $40.09 million.

On October 26, 2016, Bank Advisory Group rendered its oral opinion to the Company board of directors that the terms of the merger, including, without limitation, the special dividend and the merger consideration, are fair, from a financial point of view, to the holders of the Company common stock, subject to further due diligence on the part of Bank Advisory Group.

On December 27, 2016, Bank Advisory Group rendered its written opinion to the Company board of directors that, as of such date, and subject to the assumptions, procedures, considerations, qualifications and limitations set forth therein, the terms of the merger, including, without limitation, the special dividend and the merger consideration, are fair, from a financial point of view, to the holders of the Company common stock.

For purposes of rendering the written opinion, Bank Advisory Group held discussions with members of senior management of the Company regarding past and current business operations, financial condition, future prospects and other matters Bank Advisory Group deemed relevant.  In addition, Bank Advisory Group reviewed and, without independent verification, relied upon the accuracy and completeness of financial data and regulatory filings of the Company and the Bank.  Bank Advisory Group also reviewed the financial terms of certain recent business combination transactions in the banking industry, and performed other studies and analyses that Bank Advisory Group considered appropriate.

No limitations were imposed by the board of directors of the Company upon Bank Advisory Group with respect to the investigations made or procedures followed in rendering its written opinion, and the board and management of the Company cooperated fully with Bank Advisory Group in connection with its due diligence investigations.  Neither Bank Advisory Group, nor the individuals involved in rendering the written opinion, has any present or contemplated future ownership interest in the Company, Parent or Tectonic.

Underlying Analyses for the Written Fairness Opinion

In arriving at its conclusion for both the oral and written opinions, Bank Advisory Group relied primarily on two broad methods of evaluation: (i) investment value; and, (ii) market value.

Investment value, sometimes referred to as the income value or earnings value, represents an estimate of the present value of future earnings or cash flow.  In addition, another popular method in determining an investment or earnings value is to determine current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize them using either an appropriate yield or price-earnings multiple.

Market value represents an estimate of the price a willing buyer and a willing seller would agree upon in connection with a sale of a “control” block of stock in comparison with the market prices at which “control” of similar banking organizations are sold.

Investment/Earnings Value

The investment or earnings value of any banking organization’s stock is, simply stated, an estimate of the present value of the future benefits, usually earnings or cash flow, that will accrue to the stock.  The earnings value is comprised of two major components:  the present value of annual future earnings as projected for a certain number of periods; and, the residual value as determined at the end of the projected number of periods.  In connection with the merger, Bank Advisory Group relied upon “earnings in perpetuity” as a substitute for determining residual value.  Bank Advisory Group believes the utilization of net earnings, rather than cash flows, for the calculation of the present value and the residual value is appropriate given the minimal level of long-term, non-earning assets typically held by the Company.

Bank Advisory Group developed and then utilized 12-year financial projections (FY2016 – FY2027) for the Company as the fundamental basis for the initial earnings stream employed in Bank Advisory Group’s present value calculation.  Bank Advisory Group’s financial projections for the Company were based on Bank Advisory Group’s analysis of the banking industry, market area, and current financial condition and historical levels of growth and earnings for the Company, as well as information provided to Bank Advisory Group by the management of the Company and conversations with the Company’s management.
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For FY2017, FY2018 and FY2019, Bank Advisory Group’s earnings forecast for the Company is identical to the internal earnings forecast developed by the Company’s management and board of directors.  However, Bank Advisory Group went one step further and developed financial projections for the Company from FY2020 through FY2027. For the periods FY2020 through FY2027, Bank Advisory Group assumed that the Company’s earnings grow at a compound annual rate of 7%, then 3.25% annually beginning in FY2028 and thereafter. Bank Advisory Group shared the projections it developed for the Company with the management and board of directors of the Company, neither of which raised objections to the forecast or the underlying assumptions driving the forecast.

The following summarizes the above discussion:

	Bank Advisory Group’s Forecast (000s)	The Company’s Internal Forecast (000s)
FY2017
Net Interest Spread	$9,355	$9,355
Net Noninterest Expense	$3,541	$3,541
Provision Expense	$1,310	$1,310
Net Income for the Bank	$2,973	$2,973
Net Income for the Company	$2,874	n/a

FY2018
Net Interest Spread	$10,106	$10,106
Net Noninterest Expense	$3,827	$3,827
Provision Expense	$1,517	$1,517
Net Income for the Bank	$3,143	$3,143
Net Income for the Company	$3,041	n/a

FY2019
Net Interest Spread	$11,054	$11,054
Net Noninterest Expense	$3,980	$3,980
Provision Expense	$1,566	$1,566
Net Income for the Bank	$3,635	$3,635
Net Income for the Company	$3,530	n/a

As mentioned above, Bank Advisory Group relied in part on projections and associated assumptions prepared by and furnished to Bank Advisory Group by the Company’s management.  The Company does not publicly disclose internal management projections of the type provided to Bank Advisory Group in connection with its review of the merger due to, among other reasons, the uncertainty of the underlying assumptions and estimates.  As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions.  Accordingly, actual results could vary significantly from those set forth in the projections. Any estimates or projections contained in the analyses performed by Bank Advisory Group are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.  Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold.  Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

Notwithstanding the preceding, the Company is including in this document certain unaudited prospective financial information that was made available to Bank Advisory Group in connection with the merger. The inclusion of this information should not be regarded as an indication that any of the Company, Parent, Tectonic Holdings, Tectonic Advisors, Commerce Street, Bank Advisory Group, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control.  The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

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As noted above, the Company can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to the Company’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 10 of this document.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with the generally accepted accounting principles, referred to as GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in the Company’s historical GAAP financial statements. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. The Company can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. The Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger, but is being provided solely because it was made available to the Company’s financial advisor, in connection with the merger.

In light of the foregoing, and considering that the Company special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, the Company shareholders are cautioned not to place unwarranted reliance on such information, and the Company urges all the Company shareholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results. See the section entitled “Where You Can Find More Information” on page 47 of this proxy statement.

The following table presents selected unaudited prospective financial data for the Company for the years ending December 31, 2017 through 2021.

	(000s)				Per Share
	Total Assets	Net Earnings	Dividends	Tangible Core Common Equity	Primary Earnings	Tangible Core Common Equity
2017	$238,099	$2,874	$0	$32,331	$0.71	$8.29
2018	$254,468	$3,041	$0	$35,372	$0.75	$9.04
2019	$277,938	$3,530	$0	$38,903	$0.87	$9.91
2020	$300,162	$3,951	$0	$42,854	$0.98	$10.89
2021	$322,663	$4,232	$0	$47,086	$1.04	$11.93

The present value of the Company’s net earnings stream equals $41.5 million assuming the use of a 13.5% discount rate (or required rate of return), $39.4 million assuming a 14.0% discount rate, and $37.6 million assuming a 14.5% discount rate.

There is no specific “rule of thumb” regarding the most appropriate discount rate:  each investor has different expectations for the expected return on capital and thus each might employ a different discount rate. However, the use of a discount range of 13.5% - 14.5% is fairly typical for a banking organization the size of the Company coupled with the nature of the “stand-alone” financial projections forecast for the Company.
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In summary, relative to the present value of the Company’s forecast net earnings stream, the estimated Gross Consideration appears financially adequate from a present value analysis standpoint.

Market Value

Bank Advisory Group maintains a sizable database of information pertaining to the prices paid for U.S. banking organizations. The database includes transactions involving banking organizations throughout the United States, and provides comparable pricing and financial performance data for banking organizations acquired in the United States since 1989. Bank Advisory Group has the capability of sorting the records to yield transactions involving similar banking organizations. Similarities might include banking organizations within a specific asset size range, banking organizations that generate a return on average assets (“ROA”) or a return on average equity capital (“ROE”) within a specified range, banking organizations that have an equity to assets ratio within a certain range, banking organizations that sold for a specific form of consideration (cash or stock), or banking organizations headquartered in various types of markets (urban/suburban, community or rural). The ability to produce specific groups of comparable banking organizations facilitates the making of a valid comparative purchase price analysis.

Bank Advisory Group considered the transaction values for banking organizations acquired in Texas between January 2014 and November 2016 with the following criteria:

•	total assets ranging between $150 million and $500 million;
•	reporting a trailing twelve-month (“LTM”) ROA greater than or equal to 0.50%; and,
•	headquartered in urban, suburban and community markets, but not rural markets.

These transactions are referred to in this section as the Texas Deals and included six banking organizations.

Additionally, Bank Advisory Group considered the transaction values for banking organizations acquired in the United States as a whole between January 2014 and November 2016 with the following criteria:

•	total assets ranging between $150 million and $1 billion;
•	reporting a LTM ROA greater than or equal to 0.50%;
•	reporting an equity-to-assets ratio greater than or equal to 12%; and,
•	headquartered in urban, suburban and community markets, but not rural markets.

These transactions are referred to in this section as the High Equity Deals and included 22 banking organizations.

Finally, Bank Advisory Group considered the transaction values for banking organizations acquired in the United States as a whole between January 2014 and November 2016 with the following criteria:

•	total assets ranging between $150 million and $1 billion; and,
•	reporting a LTM ROA greater than or equal to 1.40%.

These transactions are referred to in this section as the High ROA Deals and included seven banking organizations.

Bank Advisory Group compared those transaction values and the corresponding financial characteristics of the banks included therein in relation to the estimated Gross Consideration giving consideration to the Company’s related financial characteristics.

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The table set forth below summarizes this comparative analysis:

	# of Deals	Assets (000)	LTM ROA	LTM ROTE [1]	Tangible Core Common Equity Ratio	Total Price (000)	Price/ Tang Equity		Price/ LTM Earnings		Price / Assets	Price / Core Deposits
Texas Deals	6	$263,485	0.91%	10.19%	8.65%	$43,143	1.90	x	19.02	x	16.37%	20.24%
High Equity Deals	22	$301,696	0.82%	6.54%	13.20%	$52,032	1.31	x	20.84	x	17.25%	23.87%
High ROA Deals	7	$396,942	1.80%	20.20%	9.63%	$72,719	1.92	x	10.38	x	18.32%	23.97%
the Company [2]	1	$211,071	1.84%	13.44%	12.81%	$40,090	1.50	x	11.39	x	18.99%	44.89%

1
Represents return on tangible core common equity (common equity capital, less accumulated other comprehensive income, less intangible assets). For the Company, tangible core common equity as of September 30, 2016, equaled $28.3 million; however, the number is adjusted downward to $26.8 million in order to reflect estimated after-tax deal expenses of $1.5 million.

2
Balance sheet data for the Company is as of September 30, 2016, and net income data (ROA & ROTE) presented on trailing 12-month earnings (“LTM”) basis ending September 30, 2016. For the Company, LTM Net Income as of September 30, 2016, equaled $3.5 million.

As illustrated on the preceding table, the estimated Gross Consideration equaling $40.09 million represents 1.50x the Company’s tangible core common equity (“TCCE”), which was 12.81% of the Company’s total assets as of September 30, 2016 (adjusted for estimated after-tax deal expenses totaling $1.5 million). This compares with an average price-to-tangible core common equity multiple of 1.90x (based on an 8.65% average tangible core common equity ratio) for the six Texas Deals. However, using a dataset with a more comparable equity ratio, this analysis reveals an average price-to-tangible core common equity multiple of 1.31x (based on a 13.20% average tangible core common equity ratio) for the 22 High Equity Deals.

As further illustrated, the estimated Gross Consideration represents 11.39x the Company’s last 12-months net income (“LTM NI”) (using the Company’s net earnings of $3.521 million recorded for the 12-month period ending September 30, 2016, or a LTM ROA of 1.84%). This compares with an average price-to-net earnings multiple of 19.02x (based on a 0.91% ROA) for the Texas Deals. However, using a dataset with a more comparable ROA, this analysis reveals an average price-to-net earnings multiple of 10.38x (based on a 1.80% ROA) for the seven High ROA Deals.

A superior method of “benchmarking” transaction values, in contrast to the more traditional purchase price multiples, involves the use of purchase price in comparison to assets and deposits. Using these benchmarks, the estimated Gross Consideration translates to 18.99% of the Company’s total assets, and 44.89% of core deposits (total deposits less $100,000+ jumbo CDs). This is in contrast to the average comparable benchmarks of 16.37% (total assets), and 20.24% (core deposits) for the Texas Deals; 17.25% (total assets), and 23.87% (core deposits) for the High Equity Deals; and 18.32% (total assets), and 23.97% (core deposits) for the High ROA Deals.

In summary, relative to the average prices paid for comparable banks in Texas and the U.S. as a whole, the estimated Gross Consideration appears financially adequate from a comparative price level standpoint.

Multifaceted Analysis and Items Considered

The summary set forth above does not purport to be a complete description of all the analyses performed by Bank Advisory Group.  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances.  Therefore, such an opinion is not readily susceptible to partial analysis or summary description.  Bank Advisory Group did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  Bank Advisory Group believes, and has advised the board of directors of the Company, that Bank Advisory Group’s analyses must be considered as a whole, notwithstanding the separate factors summarized above.  Selecting portions of Bank Advisory Group’s analyses and factors that were considered, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion.

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In performing its analyses, Bank Advisory Group made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our control.  These analyses performed by Bank Advisory Group are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.  In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold.  Accordingly, such analyses and estimates are inherently subject to uncertainty as they were based upon numerous factors or events beyond the control of the parties or their respective advisors.  None of the Company, the Company’s management, Bank Advisory Group or any other person assumes responsibility if future results are materially different from those projected.  The analyses supplied by Bank Advisory Group and its opinions were among several factors taken into consideration by the Company board of directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

When the investment/earnings value and the market value approaches were appropriately considered, together with Bank Advisory Group’s experience in valuing the stocks of the Company financial institutions, Bank Advisory Group believes it has sufficient justification for its assertion that the terms of the Merger, including, without limitation, the Special Dividend and the Per Share Merger consideration, are fair, from a financial point of view, to the shareholders of the Company.

In conducting its review and arriving at both the oral opinion and the written fairness opinion, Bank Advisory Group, with the consent of the Company’s management, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by the Company, or which was publicly available for the Company.  Bank Advisory Group did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, this information.  In addition, Bank Advisory Group did not conduct any physical inspection of the properties or facilities of the Company.  Bank Advisory Group further relied upon the assurance of the Company’s management that they were unaware of any facts that would make the information provided to Bank Advisory Group on behalf of the Company incomplete or misleading in any respect.  Bank Advisory Group, with the consent of the Company’s management, assumed that any projections provided to Bank Advisory Group were reasonably prepared by the Company’s management, reflected the best available estimates and good faith judgments of the Company’s management as to the Company’s future performance, and that such projections and analyses provide a reasonable basis for both the oral opinion and the written fairness opinion.

Bank Advisory Group did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of the Company.  Bank Advisory Group’s services to the Company in connection with the merger have included serving as financial advisor to the board of directors of the Company, and rendering its oral and written opinions, from a financial point of view, of the fairness of the estimated Gross Consideration to the holders of the Company common stock.  Bank Advisory Group’s opinion was based upon economic and market conditions and other circumstances as they existed and could be evaluated by Bank Advisory Group on the date of its opinion.  It should be understood that although subsequent developments may affect its written fairness opinion, Bank Advisory Group does not have any obligation to update, revise or reaffirm its written fairness opinion and Bank Advisory Group expressly disclaims any responsibility to do so.

In rendering its written opinion, Bank Advisory Group assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement, and that all conditions to the consummation of the merger agreement will be satisfied without waiver thereof.  Bank Advisory Group also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.

Pursuant to the terms of the engagement letter with the Company, Bank Advisory Group will receive a professional fee described above totaling $40,000 for rendering the written opinion.  The terms of the fee arrangement with Bank Advisory Group, which the Company’s management believes are customary in transactions of this nature, were negotiated at arm’s length between the Company’s management and Bank Advisory Group, and the Company board of directors was aware of the arrangement.  Finally, the Company has agreed to indemnify Bank Advisory Group against certain liabilities and expenses arising out of or incurred in connection with its engagement, including liabilities and expenses which may arise under the federal securities laws. Prior to its retention for this assignment, Bank Advisory Group had not provided any services to nor has it received any professional fees from either the Company, Parent or Tectonic.

Conclusion.  Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Bank Advisory Group determined that the terms of the merger, including, without limitation, the special dividend and the merger consideration, are fair, from a financial point of view, to the shareholders of the Company.  Each shareholder is encouraged to read Bank Advisory Group’s fairness opinion in its entirety.  The full text of this fairness opinion is included as Appendix C to this proxy statement.
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Interests of Certain Directors and Executive Officers of the Company in the Merger

In considering the recommendation of the Company board of directors that you vote to approve the proposals submitted for approval at the special meeting set forth in this proxy statement, you should be aware that the Company directors and executive officers have interests in the merger that are different from, or in addition to, those of Company shareholders generally.  The Company board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger agreement and the merger and in recommending to you that you approve the proposals submitted for approval at the special meeting set forth in this proxy statement.  For purposes of the agreements described below, the completion of the merger contemplated by the merger agreement will constitute a change in control.

Indemnification and Insurance

The surviving corporation must indemnify and advance expenses to each person who is or was an officer, director, or employee of the Company or its subsidiaries against all losses, claims, damages, costs, expenses, liabilities, or judgments or amounts paid in connection with any legal action based on the person being an officer, director, or employee of the Company or its subsidiaries to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement by the Company pursuant to the Company’s Certificate of Formation, bylaws and indemnification agreements, if any, in existence with any directors, officers, and employees of the Company and its subsidiaries.  The surviving corporation must pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an indemnified person may incur in enforcing the indemnity and other obligations provided for in the agreement.

Before the effective time, the Company must obtain “tail” insurance policies or a continuance of current policies with a claims period of five years after the completion of the merger covering directors’ and officers’ liability insurance for the present and former officers and directors of the Company and the Bank with respect to claims against such directors and officers arising from facts or events occurring before the completion of the merger.  The tail coverage must contain coverage, amounts, terms and conditions, no less advantageous to such officers and directors than the coverage currently provided by the Company and the Bank.

Change in Control Payments

Under Patrick Howard’s employment agreement, in the event of a “change in control,” Mr. Howard will be entitled to receive a cash lump sum payment equal to 299% of his “base amount” as defined in section 280G of the Internal Revenue Code (the “IRC”) which, in general, means the executive’s annualized compensation over the prior five year period.  That estimated cash payment is $862,229.07.

Under Steven Jones’ employment agreement, in the event of a “change in control,” Mr. Jones may terminate the employment agreement.  If he terminates the agreement, he will be entitled to receive a cash lump sum payment equal to 99% of his “base amount” as defined in section 280G of the IRC which, in general, means the executive’s annualized compensation over the prior five year period.  That estimated cash payment is $174,304.76.

Under Craig Barnes’ employment agreement, in the event of a “change in control,” Mr. Barnes will be entitled to receive a cash lump sum payment equal to 100% of his “base amount” as defined in section 280G of the IRC which, in general, means the executive’s annualized compensation over the prior five year period.  The estimated cash payment is $168,616.29.

Under Ken Bramlage’s employment agreement, in the event of a “change in control,” Mr. Bramlage will be entitled to receive a cash lump sum payment equal to 100% of his “base amount” as defined in section 280G of the IRC which, in general, means the executive’s annualized compensation over the prior five year period.  That estimated cash payment is $158,226.73.

New Employment Agreements

The Company is required under the merger agreement to terminate its employment agreements with Patrick Howard, Steve Jones, Craig Barnes, and Ken Bramlage.  In addition, the Company is required under the merger agreement to use commercially reasonable efforts to enter into employment agreements with each of the following officers of the Company and the Bank:

•	Patrick Howard, President, Chief Executive Officer, and a director of the Company and the Bank;

•	Craig Barnes, Executive Vice President and Chief Credit Officer of the Bank;
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•	Ken Bramlage, Executive Vice President and Chief Financial Officer of the Company and the Bank;

•	Thad Hutcheson, Chief Technology Officer and Chief Information Officer of the Bank;

•	Shari Jensen, Secretary of the Company and Vice President and Compliance Officer of the Bank; and

•	Elizabeth Parsons, Senior Vice President of Trust for the Bank.

Each of these agreements would become effective upon the closing of the merger.

Voting and Support Agreements

The Company and the Bank’s directors and executive officers, each in his or her capacity as a shareholder, and certain other shareholders of the Company have entered into a voting agreement with Parent pursuant to which such shareholders agreed to vote their shares in favor of the merger agreement.

In addition, each of the Company’s outside directors has entered into a support agreement with Parent containing certain restrictive covenants that generally prohibit each director from, directly or indirectly, for a period of two years,  (a) soliciting the business of any person who is a customer of the Company or a Company subsidiary; (b) acquiring an interest in, chartering, operating, or entering any franchise or management agreement with any bank within 50 miles of the Company or a Company subsidiary; (c) serving as an officer, director, employee, agent, or consultant to any bank that has a location within 50 miles of the Company or a Company subsidiary; (d) establishing or operating a branch or other office of a bank within 50 miles of the Company or a Company subsidiary; or (e) recruiting, hiring, or discussing employment with any person who is an employee of the Company or a Company subsidiary or was an employee in the previous 12 months.

Stock Options

Certain directors and officers of the Company own Company stock options that may be repurchased by the Company as a result of the merger depending on the exercise price of such stock option.  See “The Merger - Treatment of Company Stock Options.”

Quantification of Payments and Benefits to the Company’s Named Executive Officers

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each “named executive officer” of the Company that is based on, or otherwise relates to, the merger (which we refer to as the “Company merger-related compensation”).  As described under “Change in Control Payments” above, certain named executive officers may be entitled to compensation under their current employment agreements if the merger is completed.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date and do not reflect certain compensation actions that may occur before completion of the merger.  For purposes of calculating such amounts, the following assumptions and estimates were used:

•	the effective time is March 15, 2017, which is the assumed date of the completion of the merger solely for purposes of the disclosure in this section;

•	a “change in control,” as defined in each executive officer’s respective employment agreement, occurs as a result of the completion of the merger; and

•	Mr. Jones terminates his employment following the “change in control.”

Name Executive Officer	Cash ($)
Patrick Howard	862,229.07
Steve Jones	174,304.76
Craig Barnes	168,616.29
Ken Bramlage	158,226.73

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Regulatory Approvals Required for the Merger

The Federal Reserve and the TDB must approve the merger.  In determining whether to grant that approval, the Federal Reserve will consider the effect of the merger on the financial and managerial resources and future prospects of the companies and bank concerned and the convenience and needs of the communities to be served.

The review of the merger application by the Federal Reserve and the TDB will not include an evaluation of the proposed transaction from the financial perspective of the individual shareholders of the Company.  Further, no shareholder should construe an approval of the merger application by the Federal Reserve or the TDB to be a recommendation that the shareholders vote to approve the proposal.

Exchange of Payment Procedures

At least fifteen days before the closing date of the merger (unless the parties mutually agree to a later date), the exchange agent will mail to each holder a letter of transmittal with instructions for use in effecting the surrender of your Company stock certificates in exchange for payment of the per share merger consideration.  If you are a shareholder of record, you will not be entitled to receive the per share merger consideration until you surrender your certificates along with a duly executed letter of transmittal to the exchange agent.

You should not return your certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

Parent and the exchange agent will be entitled to deduct and withhold any applicable required taxes from the per share merger consideration.  In the event any amount is withheld from the per share merger consideration otherwise payable to any person (and is paid over to the appropriate governmental authority), that amount will be treated as having been paid to that person.

Any portion of the aggregate merger consideration that remains undistributed to holders of shares of Company common stock as of the first anniversary of the effective time of the merger will be provided to Parent.  None of Parent, the Company, or the exchange agent will be liable to any former holder of shares of Company common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

At the effective time, the stock transfer books of Company will be closed and there will be no further registration of transfers thereafter on the records of the Company.  On or after the effective time, any certificates presented to the exchange agent or Parent for any reason will be cancelled and exchanged for the per share merger consideration with respect to the shares formerly represented by such certificates.

Voting and Support Agreements

The Company and the Bank’s directors and executive officers, each in his or her capacity as a shareholder, and certain other shareholders of the Company have entered into a voting agreement with Parent pursuant to which the shareholders agreed to vote their shares in favor of the merger agreement.  The voting agreements terminate upon the earliest to occur of (i) the termination of the merger agreement in accordance with its terms, and (ii) the effective time of the merger.

In addition, each of the Company’s outside directors has entered into a support agreement with Parent containing certain restrictive covenants that generally prohibit each director from, directly or indirectly, for a period of two years,  (a) soliciting the business of any person who is a customer of the Company or a Company subsidiary; (b) acquiring an interest in, chartering, operating, or entering any franchise or management agreement with any bank within 50 miles of the Company or a Company subsidiary; (c) serving as an officer, director, employee, agent, or consultant to any bank that has a location within 50 miles of the Company or a Company subsidiary; (d) establishing or operating a branch or other office of a bank within 50 miles of the Company or a Company subsidiary; or (e) recruiting, hiring, or discussing employment with any person who is an employee of the Company or a Company subsidiary or was an employee in the previous 12 months.

Financing

As previously described in this proxy statement, the merger consideration consists of two cash payments:  the special dividend and the merger consideration.  The merger consideration is equal to $32,525,000, or $8.0275 per share, and will be paid by Parent.  Pursuant to the terms of the merger agreement, Parent will obtain the funds necessary to pay the merger consideration from three sources:  (1) a loan from a third party lender, (2) a private offering of capital stock by Tectonic Holdings to its affiliates, and (3) a private offering of capital stock by Tectonic Holdings to non-affiliates.
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Third Party Loan.  An unaffiliated third party financial institution has committed to Parent to fund a loan in the amount of $12,000,000, for a term length of 36 months, at an interest rate equal to the Wall Street Journal Prime Rate plus 0.75% (the “Commitment Letter”).  Guarantors on the loan will include Tectonic Holdings and Tectonic Advisors.  Collateral for the loan will include all of the issued and outstanding shares of common stock of the Bank and the Company’s proceeds from key-man life insurance with respect to Patrick Howard. The loan will include customary covenants regarding the amount of the Bank’s capital and requisite capital ratios, among other things.  The loan will be repaid through quarterly interest-only payments on the outstanding balance for the first 12 months, followed by quarterly principal plus interest payments, based upon an 84 month amortization, for the remaining 24 months of the term of the loan.  Parent expects to repay the loan with dividends received from the Bank.

Private Offering to Affiliates of Tectonic Holdings.  Tectonic Holdings is offering a minimum of 1,000,000 and a maximum of 1,070,000 of its common securities (the “Units”), as a price of $10.00 per Unit (the “Offering”), solely to certain directors and officers of Tectonic Holdings and its affiliates, who are also “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Private Offering to Non-affiliates of Tectonic Holdings.  Tectonic Holdings is offering for sale a minimum of 900,000 and a maximum of 1,400,000 Units, at a price of $10.00 per Unit (the “Related Offering” and together with the Offering, the “Offerings”) solely to “accredited investors.”

Tectonic Holdings has received executed Subscription Agreements for the Offerings totaling approximately $23,300,000 and will use a portion of the proceeds of the Offerings, in an amount of not less than $21,500,000, to purchase common stock of Parent.  Investors in the Offerings will receive the Units, and, through a distribution from Tectonic Holdings, an equal number of shares of Parent common stock.  After the distribution and the completion of the merger, each member of Tectonic Holdings will own an equal percentage of Parent.

Limited Guarantee.  If Parent fails to obtain the funds necessary to pay the merger consideration, the Company may terminate the merger agreement and abandon the merger.  If the merger agreement is terminated under these circumstances, Parent will be required to pay the Company a reverse termination fee of $1,500,000.  The reverse termination fee is guaranteed by Tectonic Advisors under the merger agreement.

All expenses incurred by the Company in connection with the merger agreement, including all fees and expenses of its agents, representatives, counsel and accountants will be paid by the Company.  Please refer to “Opinion of the Company’s Financial Advisor in Connection with the Merger” on page 20 of this document for the estimated after-tax expenses to be incurred in connection with the merger agreement and the transactions contemplated by the merger agreement.

Guaranty

Parent was formed by Tectonic Holdings for the purpose of entering into the merger agreement with the Company and completing the merger.  Parent has not conducted any activities to date, other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, and has no significant assets.  Tectonic Advisors joined in the merger agreement for the limited purpose of guaranteeing certain financial obligations of Parent and Merger Sub under the merger agreement (specifically, the payment of any termination fee) and otherwise ensuring that Parent and Merger Sub have the resources, financial and otherwise, to satisfy Parent’s and Merger Sub’s obligations, under the merger agreement.

Dissenters’ Rights

In connection with the merger, you will have dissenters’ rights as set forth in the TBOC.  (The relevant provisions of the TBOC are attached hereto as Appendix B.)  Consequently, any of you who follow certain prescribed procedures in the TBOC will be entitled to (1) an appraisal of your shares and (2) receive the appraised value, in cash, of the Company common stock held by you at the effective time.  You may incur court and legal costs and expenses in connection with this process.  If you do not follow the prescribed procedures, you will not be entitled to appraisal rights with respect to your shares.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under Texas law.  Because this is a summary, it may not contain all of the information that is important to you.  If you wish to dissent from the merger agreement and receive the fair value in cash of your shares instead of receiving the per share merger consideration in accordance with the terms of the merger agreement, you should carefully read the following discussion, review the full text of the applicable law relating to dissenters’ rights (the “Dissenters’ Rights Provisions”), which is attached to this proxy statement as Appendix B, and consult with your legal counsel before electing or attempting to exercise these rights.

In general, if you wish to perfect your rights of dissent and appraisal, then you must (1) vote against the merger agreement; (2) provide the Company (by mail, hand-delivery, courier or electronic transmission), before the shareholders’ meeting, a written notice of objection to the merger agreement; and (3) give the Company, a written demand for payment of the fair value of your shares as described below.
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Your written notice of objection to the merger agreement must be addressed to the Company’s president and secretary and delivered to the Company’s principal executive offices before the shareholders’ meeting, state that your right to dissent will be exercised if the merger takes effect, and include an address to which the notice of effectiveness of the merger may be mailed.  If you do not give the notice of objection before the shareholders’ meeting, you will be bound by the merger agreement and you will not be entitled to exercise rights of dissent and appraisal.

If the merger agreement is approved, and if you have voted against the merger agreement, then within ten days after the effective time of the merger, Parent will deliver or mail to you, as a “dissenting shareholder,” written notice thereof, at the mailing address you previously provided in your written notice of dissent.

Within 20 days after the date that Parent delivered or mailed the notice regarding the effectiveness of the merger, you must deliver a demand for payment of the fair value of your shares addressed to the president and secretary of Parent or the principal executive officer of Parent.  The demand for payment must include an address to which a notice relating to the dissent and appraisal procedures may be sent.  The demand for payment must also state the number and class of your ownership interests in the Company and include the fair value of your ownership interests as estimated by you.  If you do not provide a timely written demand, you will be bound by the merger agreement and you will not be entitled to exercise rights of dissent and appraisal.

Within 20 days after the date that a dissenting shareholder delivers to Parent proper demand for payment described in the preceding paragraph, the dissenting shareholder must also deliver to Parent any certificates representing the dissenting shareholder’s shares of stock, for purposes of making a notation on the certificates that a demand for the payment of fair value has been made.  Failure to submit the certificates will act as a termination, at the option of Parent, of your request to dissent, and, therefore, you will be bound by the terms of the merger agreement.

Within 20 days after receipt of your demand for payment of the fair value of your shares, Parent will deliver or mail to you a written notice that either (1) states that Parent accepts the amount claimed, which Parent will pay not later than the 90th day after the effective time of the merger, provided that you have delivered duly endorsed certificates representing your shares by such date, or (2) rejects the amount claimed in your notice and that contains Parent’s estimate of the fair value of your shares with an offer to pay such amount to you.  If you then accept Parent’s offer, you must provide Parent notice of acceptance of the offer not later than the 90th day after the effective time of the merger.  If you accept Parent’s offer, or if you and Parent otherwise agree to a fair value not later than the 90th day after the effective time of the merger, Parent will pay such amount to you not later than the 120th day after the effective time of the merger, provided that you have delivered duly endorsed certificates to Parent by such date.

If Parent rejects your proposed fair value, and if you and Parent cannot otherwise agree to the fair value of your shares within a period of 90 days after the effective time of the merger, then you or Parent may, within 60 days after the expiration of the 90-day period, file a petition in Collin County, Texas, asking for a finding and determination of the fair value of your shares.

After a hearing on such petition, the court is to determine whether you have complied with the provisions of Chapter 10, Subchapter H of the TBOC and have become entitled to the evaluation of and payment of the fair value of your shares, and the court is to appoint one or more qualified appraisers to determine such value.  The appraisers are to determine the fair value of your shares and are to file a report on such findings with the court.  The fair value of shares will be the value thereof as of the day before the vote of Company shareholders on the merger and the merger agreement, excluding any appreciation or depreciation in anticipation of the merger.  In computing the fair value of an ownership interest, consideration will be given to the value of the Company as a going concern, without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability.  If you or Parent make an objection to the report filed by the appraiser, the court is to hold a hearing to determine the fair value of your shares.  The court will then direct Parent to make the payment of such determined value (together with interest thereon as calculated in accordance with the TBOC to the date of judgment) to you.  Parent will make such payment immediately after you surrender to Parent an endorsed certificate representing your shares. You may incur court costs and other legal fees in connection with this process.

Exercise of dissenters’ rights by holders of Company common stock will result in the recognition of gain or loss, as the case may be, for federal income tax purposes.

This summary of dissenters’ rights does not purport to be a complete statement of the procedure outlined in the relevant provisions of the TBOC, which are reproduced in their entirety as Appendix B to this proxy statement.

BECAUSE OF THE COMPLEXITY OF THE PROCEDURES NECESSARY TO EXERCISE THE DISSENTERS’ RIGHTS OF A DISSENTING SHAREHOLDER, IT IS RECOMMENDED THAT ANY SHAREHOLDER WISHING TO EXERCISE THE RIGHT TO AN APPRAISAL CONSULT WITH HIS OR HER OWN COUNSEL AS EARLY AS POSSIBLE.

Delisting and Deregulation of Our Common Stock

If the merger is completed, our common stock will be delisted from the OTC Pink and deregistered under the Securities Exchange Act and we will no longer file periodic reports with the SEC.

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PROPOSAL ONE:  THE MERGER AGREEMENT

The following is a brief summary of the significant provisions of the merger agreement by and between Parent and the Company, and joined in by Tectonic. The summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A and is incorporated herein by reference. You should read the entire merger agreement carefully and in its entirety.

Structure of the Merger

The merger agreement provides for the merger of a wholly-owned subsidiary of Parent, Merger Sub, with and into the Company, with the Company being the surviving corporation.  As a result of the merger, the Company will become a wholly-owned subsidiary Parent.  Following the merger, the certificate of formation, bylaws, corporate identity, and existence of the Company will not be changed, and Merger Sub will cease to exist as a separate entity.  The Bank will continue to be a wholly-owned subsidiary of the Company following the completion of the merger.

Closing of the Merger

The closing of the merger will occur on a date mutually acceptable to Parent and the Company within thirty days after the receipt of all necessary regulatory, corporate, and other approvals and the expiration of any mandatory waiting periods; provided that the closing date will not be before the 11th calendar day of the month in which the closing will occur.  The merger will become effective upon the filing of the certificate of merger with the Texas Secretary of State.

The merger must be approved by the Federal Reserve and the TDB.  Management of the Company and Parent anticipate the merger will become effective during the first quarter of 2017.

Directors and Officers of the Surviving Corporation

The directors of the Merger Sub, along with Patrick Howard, Craig Barnes and Steven Jones, will serve as the directors of the surviving corporation and will serve from the effective time of the merger until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of formation and bylaws of the surviving corporation or as otherwise provided by law.

The officers of the Company at the effective time of the merger, along with Mr. Sherman (serving as Chairman of the Board of Directors), will become the officers of the surviving corporation and will hold office from the effective time of the merger until their respective successors are duly elected or appointed and qualified in the manner provided in the bylaws of the surviving corporation or as otherwise provided by law.

Certificate of Formation and Bylaws of the Surviving Corporation

The certificate of formation and bylaws of the Company immediately prior to the effective time of the merger will be the certificate of formation and bylaws of the surviving corporation following the completion of the merger.

Shareholder Consideration

In connection with the merger, holders of T Bancshares common stock will be entitled to receive an amount in cash consisting of two payments that, based on the Company’s Adjusted Equity (as defined by the merger agreement) at December 31, 2016, would have totaled approximately $10.3036 per share:

•
Special Dividend.  The first payment is a special dividend to be paid by the Company to each holder of record of the Company common stock as of the special dividend record date in an amount by which the Company’s Adjusted Equity as of the calculation date exceeds $20,000,000.  Based on the Company’s estimated, unaudited shareholders’ equity as of December 31, 2016, the special dividend would have equaled approximately $2.2761 per share. The special dividend will increase (or decrease) based on the Company’s net income (or net losses) from December 31, 2016 to the calculation date.

•
Per Share Merger Consideration.  The second payment is equal to $8.0275 per share, or $32,525,000 in the aggregate, subject to adjustment, and will be paid by Parent to each share of the Company common stock issued and outstanding immediately prior to the effective time of the merger, other than cancelled shares and dissenting shares.

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Representations and Warranties

The Company has made certain customary representations and warranties to Parent in the merger agreement relating to, among other things:

•	organization and qualification;

•	authority; execution and delivery;

•	capitalization;

•	compliance with laws;

•	financial statements;

•	undisclosed liabilities;

•	litigation;

•	consents and approvals;

•	title to assets;

•	absence of certain changes or events;

•	leases, contracts and agreements;

•	taxes;

•	insurance;

•	intellectual property;

•	transactions with certain persons and entities;

•	evidence of indebtedness;

•	conditions of assets;

•	environmental compliance;

•	regulatory compliance;

•	absence of certain business practices;

•	books and records;

•	fiduciary responsibilities;

•	guaranties;

•	employee relationships, obligations and benefit plans;

•	investments;

•	internal controls;

•	information technology; security and privacy;

•	SEC reporting obligations;

•	state takeover laws;

•	opinion of financial advisor; and

•	brokerage fees and commissions.
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Parent and Tectonic have made certain reciprocal representations and warranties to the Company in the merger agreement, as appropriate, including, organization and qualification, authority, execution and delivery, compliance with law, litigation, consents and approvals, absence of certain changes or events and state takeover laws.  In addition, Parent has made representations and warranties to the Company in the merger agreement with respect to, among other things, the financing, its experience,  and sufficiency of access to information.  For information on these representations and warranties, please refer to the merger agreement attached as Appendix A.  The representations and warranties must be true and correct in all material respects, subject to exception that would not result in a material adverse change.   None of the representations and warranties by either party survives the effective time of the merger.

Conduct of Business of the Company Pending Closing

The merger agreement provides that, pending consummation of the merger, the Company will not, except with the written consent of Parent:

•
merge into, consolidate with or sell its assets, change the Company’s or any of its subsidiaries’ corporate documents, increase the number of shares of Company common stock (other than by exercise of a Company stock option) or any of its subsidiaries’ stock outstanding or increase the amount of the Bank’s surplus;

•	engage in any transaction with any affiliated person or allow such persons to acquire any assets from the Company or any of its subsidiaries;

•
other than with respect to the special dividend, declare any dividends or make any other distribution to its shareholders whether in cash, shares or other property or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its capital shares or other securities;

•
discharge or satisfy any lien or pay any obligation or liability, except in the ordinary course of business, for liabilities incurred in connection with the merger agreement, and for liens, obligations or liabilities reflected on the Company’s financial statements;

•	issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or related commitments;

•
accelerate the vesting of pension or other benefits in favor of employees of the Company or any of its subsidiaries except as provided by the employee plans or as otherwise contemplated by the merger agreement or as required by law;

•
acquire any capital stock in any bank, corporation, partnership or other entity except through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or in a fiduciary capacity;

•
mortgage, pledge or subject to lien any of its property, business or assets except permitted encumbrances, Federal Home Loan Bank advances, Federal Reserve Bank loans, and pledges of assets to secure public funds deposits;

•
enter into, adopt, amend (except as may be required by applicable law or as provided under the merger agreement) or terminate any employee plan, or any agreement, arrangement, plan or policy between the Company or its subsidiaries and one or more of its directors or executive officers, except for normal pay increases other than to key employees or nonexecutive officers in the ordinary course of business or as required by any plan or arrangement; materially increase in any manner the compensation or benefits of any director, officer or employee or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or grant or award any bonus or incentive compensation, or any stock option, restricted stock, restricted stock unit or other equity-related award except as required as an existing obligation of the Company under the terms of any existing agreement;

•
make any material change in the rate of payment of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree to pay any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its directors, officers, employees or agents, except as consistent with past practices;

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•
enter into any employment or consulting contract (other than as contemplated by the terms of the employee plans or the merger agreement) or other agreement with any current or proposed director, executive officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan, any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement for the benefit of its directors, employees or former employees, except as required by applicable law or by the merger agreement;

•
make any capital expenditures or capital additions or betterments in excess of $100,000 in the aggregate, except for such capital expenditures or capital additions that are consistent with the Company’s Fixed Asset and Capital Expenditures Policy, or that are necessary to prevent substantial deterioration of the condition of a property;

•
sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with past business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

•
make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, including loan loss reserves, other than changes consistent with past practice or to comply with recommendations, guidance, pronouncements or requirements of any applicable regulatory agency, (ii) asset liability management techniques, (iii) accounting methods, principles or material practices, except as consistent with past practice, as required by changes in GAAP as concurred in by the Company’s independent auditors, or as recommended or required by any applicable regulatory agency, or (iv) tax election, change in taxable year, accounting methods for tax purposes, amendment of a tax Return, restriction on any assessment period relating to taxes, settlement of any tax claim or assessment relating to the Company or any of its subsidiaries, “closing agreement” within the meaning of Section 7121 of the IRC (or any similar provision of state, local or foreign law), or surrender any claim to a refund; or

•	enter into any acquisitions or leases, as lessee, of real property, including new leases and lease extensions, other than equipment leases and OREO property.

Conduct of the Business of Parent Prior to Closing

The merger agreement provides that, among other things, the Parent will:

•	incorporate Merger Sub under the laws of the State of Texas;

•	commence the private offering of capital stock of Parent or its affiliates within thirty (30) days of the merger agreement;

•	permit the Company to review the non-confidential portions of the executed subscription agreements received by Parent from investors in the private offering;

•
promptly file within thirty (30) calendar days of the merger agreement the applications for all regulatory approvals and consents required to be obtained by Parent in connection with the merger agreement and the transactions contemplated thereby, including, but not limited to, the Federal Reserve and the TDB;

•	provide the Company with the opportunity to review the public portions of the applications to be filed for all regulatory approvals and consents;

•	use commercially reasonable efforts to obtain sufficient funds to pay the merger consideration and otherwise satisfy its obligations under the merger agreement;

•	obtain a legal opinion that the merger will not violate ERISA.

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Employee Matters

Parent will keep and maintain employee plans of the Company in effect as of the date of the merger agreement with respect to employees covered by such plans until the employee plans are modified as provided in the merger agreement.  Parent will cause the surviving corporation to formulate employee benefit plans to provide benefits that are substantially the same as those provided to Company employees at the effective time of the merger.

Restrictions on Solicitation

Except as described below, the Company has agreed that it will not, and will cause its respective officers, directors, employees, and other representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate any acquisition proposals or, except as permitted by the merger agreement, engage in negotiations or discussions with, or provide any information or data to, any person related to an acquisition proposal, approve, endorse or recommend, or propose any acquisition proposal or execute or enter into any letter of intent or agreement relating to any acquisition proposal.

An “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer or proposal with respect to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, joint venture, partnership, dissolution, liquidation or similar transaction involving the Company, whether in a transaction or series of transaction, (ii) any purchase of any equity interest (including by means of a tender or exchange offer) representing an amount equal or greater than a 15% voting or economic interest in the Company or (iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of the Company and its subsidiaries taken as a whole (including stock of such subsidiaries).

Notwithstanding the above limitations, if the Company receives a bona fide acquisition proposal at any time prior to obtaining the requisite shareholder approval, and the Company has determined in good faith, after consultation with its counsel, that such acquisition proposal is a superior proposal, then the Company may engage in discussions and negotiations with and provide information and access to the party making the superior proposal if the Company has determined in good faith that failure to do so would more likely than not result in a violation of the fiduciary duties of the Company board of directors.  Prior to engaging in discussion and negotiations or providing nonpublic information to the other party, such party must enter a confidentiality agreement with the Company.

A “superior proposal” means any bona fide written acquisition proposal that the Company board of directors (or applicable committee of the board of directors) determines in good faith, after consultation with its legal and financial advisors, that, if consummated in accordance with its terms, would result in a transaction more favorable to the Company’s shareholders, from a financial point of view, than the transactions contemplated by the merger agreement; provided that, the acquisition proposal must be with respect to a 50% voting or economic interest in the Company or 50% of the consolidated assets of the Company and its subsidiaries taken as a whole, as applicable.

The Company must promptly notify Parent of the receipt of any acquisition proposal, including the material terms of the acquisition proposal and identify the party making the acquisition proposal.

In addition, notwithstanding the above restrictions, the Company may change its recommendation to shareholders to vote in favor of the merger agreement if (i) prior to obtaining the requisite shareholder approval, the Company board of directors receives an acquisition proposal that it has determined in good faith (after consultation with counsel) is a superior proposal and that the failure to change such recommendation or terminate the merger agreement would be inconsistent with its fiduciary duties under applicable law and (ii) the Company has negotiated in good faith with Parent to make adjustments in the merger agreement so that the acquisition proposal is no longer a superior proposal.

Conditions to Completion of the Merger

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions at or prior to the effective time of the merger:

•	approval of the merger by the affirmative vote of two-thirds of the outstanding shares of Company common stock entitled to vote at the special meeting;

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•
the receipt of all regulatory approvals and third party approvals necessary for Parent, Tectonic, and the Company to complete the transactions contemplated by the merger agreement, including approval from the Federal Reserve and the TDB, without any conditions that would impose a material adverse change on the surviving corporation or result in the imposition of a materially burdensome regulatory condition;

•	no action, statute, rule, regulation, order, or injunction in effect preventing the consummation of the merger or the transactions contemplated by the merger agreement;

•	continuation of the Company and the Bank’s severance policy;

•	delivery of all closing documents, including the ERISA legal opinion from Strasburger and Price, LLP, the employment agreements and the option holder releases; and

•	no material adverse change with respect to the Company or Parent.

The Company’s obligation to complete the merger is also subject to the satisfaction or waiver of the following conditions at or prior to the effective time of the merger:

•
the representations and warranties of Parent with respect to organization, authorization and capitalization must be true and correct in all respects as of the closing date of the merger (other than representations and warranties which address matters only as a particular date, which shall be true and correct on and as of such particular date);

•
each of the other representations and warranties of Parent set forth in the merger agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein) as of the closing date of the merger  (other than representations and warranties which address matters only as a particular date, which shall be true and correct on and as of such particular date), except where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Change with respect to Parent; and

•
Parent has performed all obligations required to be performed under the merger agreement, except where the failure to be so performed (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Change with respect to Parent.

Parent’s obligation to complete the merger is also subject to the satisfaction or waiver of the following conditions at or prior to the effective time of the merger:

•
the representations and warranties of the Company with respect to organization, authorization and capitalization must be true and correct in all respects as of the closing date of the merger (other than representations and warranties which address matters only as a particular date, which shall be true and correct on and as of such particular date);

•
each of the other representations and warranties of the Company set forth in the merger agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein) as of the closing date of the merger  (other than representations and warranties which address matters only as a particular date, which shall be true and correct on and as of such particular date), except where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Change with respect to the Company;

•
the Company has performed all obligations required to be performed under the merger agreement, except where the failure to be so performed (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Change with respect to the Company;

•	procurement of tail coverage by the Company;

•	not more than 5% of the outstanding shares of the Company common stock dissenting from approval of the merger; and
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•	delivery of a FIRPTA certificate by the Company.

Under the merger agreement, a “Material Adverse Change” means with respect to any party hereto, any event, occurrence, fact, condition, effect or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, prospects, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise) or reserves, taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated hereby on a timely basis; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Change: (i) any changes in Laws or interpretations thereof that are generally applicable to the banking or savings industries; (ii) changes in GAAP or RAP that are generally applicable to the banking or savings industries; (iii) changes in global, national or regional political conditions (including any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism) or general economic or market conditions in the United States or the State of Texas, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry; (iv) general changes in the credit markets or general downgrades in the credit markets; or (v) changes proximately caused by the public disclosure or consummation of the transactions contemplated hereby or actions or omissions of a party taken as required by this Agreement or with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated by this Agreement; provided, that, with respect to clauses (i) through (iv) such party is not affected to a greater extent than other Persons, bank holding companies or insured depository institutions in the industry in which such party operates.

Termination of the Merger Agreement

The Company or Parent may terminate the merger agreement by written mutual consent.  Either the Company or the Parent may also terminate the merger agreement if, among other reasons, any of the following occurs:

•	if the terminating parties’ obligations to close have not been met or waived by March 31, 2017, except with respect to regulatory approval;

•	the parties do not receive the required regulatory approvals;

•	there has been a material adverse change with respect to the other party; or

•	the Company shareholders have not approved the merger.

In addition, the Company may terminate the merger agreement, if:

•
if there has been a breach of a covenant or agreement or representation or warranty on the part of Parent which would constitute, if occurring on the closing date of the merger, a failure to satisfy a condition precedent to the merger;

•	prior to obtaining the Company shareholder approval of the merger in order to accept a superior proposal; or

•	if Parent is unable to obtain the funds necessary to pay the merger consideration.

In addition, Parent may terminate the merger agreement, if:

•
there has been a breach of a covenant or agreement or representation or warranty on the part of the Company which would constitute, if occurring on the closing date of the merger, a failure to satisfy a condition precedent to the merger;

•
the Company effected a change in recommendation regarding the Company shareholder approval of the merger and willfully breached its obligations to convene a shareholders’ meeting and refrain from soliciting an acquisition proposal; or

•	the Company or the Bank entered into an administrative action with a governmental entity or such action is threatened.
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Termination Fee

Depending on which party terminates the merger agreement and the circumstances of such termination, the Company or Parent may be required to pay a fee of $250,000 or $1.5 million to the non-terminating party.

No termination fees are owed if the parties mutually agree to terminate the merger agreement or if the conditions precedent to such parties’ obligations to close the merger have not been met or waived by March 31, 2017, as long as the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement.

Either the Company or Parent can terminate the merger agreement under certain circumstances, including if (i) the other party breaches any of its representations, warranties, covenants or agreements in a manner that would result in the failure of the closing conditions set forth in the merger agreement, (ii) any of the transactions contemplated by the merger agreement are disapproved by any regulatory agency or (iii) there has been a material adverse change with respect to the other party.  If the merger agreement is terminated as described in the preceding sentence, the non-terminating party will be required to pay the terminating party a termination fee of $250,000.

Either party may also terminate the merger agreement if the merger agreement is not approved by the Company shareholders at the special meeting, in which case, the Company will be required to pay Parent $250,000.

In addition to certain other circumstances, the Company may also terminate the merger agreement if Parent fails to obtain the funds necessary to pay the merger consideration.  In this instance, Parent will be required to pay the Company a termination fee of $1,500,000.

In addition to certain other circumstances, Parent may also terminate the merger agreement if the Company board of directors elects to withdraw or adversely modify its recommendation of the merger and willfully breaches certain of its obligations under the merger agreement with respect to third party acquisition proposals.  The Company may also terminate the merger agreement, after complying with certain procedures set forth in the merger agreement, in order to enter into an acquisition proposal with a third party that the Company board of directors has determined is a superior offer.  If the merger agreement is terminated as described in this paragraph, the Company will be required to pay Parent a termination fee of $1,500,000.

Required Shareholder Approval and Consents

The holders of two thirds of the outstanding shares of Company common stock entitled to vote at the special meeting must approve the merger agreement.  Abstentions from voting and broker non-votes will be included in determining whether a quorum is present and will have the effect of a vote against the merger agreement.

As of [•], 2017, the record date for determining the shareholders entitled to notice of and to vote at the special meeting, there were 4,051,657 shares of Company common stock outstanding with each registered holder of Company common stock being entitled to one vote per share.  All of the directors and executive officers of the Company, in his or her capacity as a shareholder, and certain other shareholders of the Company have agreed to vote their shares in favor of the merger.  The Company’s directors, executive officers and shareholders party to the voting agreement collectively own 1,243,093 shares, or 31%, of Company common stock.

Expenses

All expenses incurred by Parent in connection with the merger, including all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing these materials and all regulatory applications with state and federal authorities will be paid by Parent.  All expenses incurred by Tectonic in connection with the merger agreement, including all fees and expenses of its agents, representatives, counsel and accountants will be paid by Tectonic.  All expenses incurred by the Company in connection with the merger agreement, including all fees and expenses of its agents, representatives, counsel and accountants will be paid by the Company.

Amendment and Modification

The merger agreement may be amended, modified or supplemented only by written agreement among the Company, Parent and Merger Sub.  However, after the adoption of the merger agreement by the Company’s shareholders, no amendment or change can be made without first obtaining the approval of the Company’s shareholders if the amendment is otherwise required by law to be approved by its shareholders.
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No Third-Party Beneficiaries

The merger agreement expressly disclaims any third party beneficiary rights other than those employees entitled to severance under the Company’s severance policy and those employees entitled to an employment agreement with the surviving corporation.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS WITH RESPECT TO THE MERGER

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose Company shares are converted into the right to receive cash in the merger.  This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances.  This discussion applies to you only if you hold Company shares as capital assets for U.S. federal income tax purposes (generally property held for investment), and does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	Non-U.S. holders;

•	Dealers or brokers in securities, commodities, or foreign currencies;

•	Traders in securities that elect to use a mark-to-market method of accounting ;

•	Banks and certain other financial institutions;

•	Tax-exempt organizations;

•	Insurance companies;

•	Mutual funds

•	Persons liable for the alternative minimum tax;

•	Regulated investment companies and real estate investment trusts;

•	U.S. expatriates;

•	Persons that own or have owned, actually or constructively, ten percent or more of Company shares;

•	Persons that use Company shares as part of a straddle or a hedging or conversion transaction;

•	Persons that have a functional currency other than the U.S. dollar;

•	Persons that acquired Company shares upon the exercise of stock options or otherwise as compensation; or

•	Shareholders who hold an equity interest, actually or constructively in Parent.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership.  A partner of a partnership holding Company shares should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

This discussion is based on the Internal Revenue Code of 1986 (as amended), its legislative history, existing and proposed regulations, published rulings and court decisions, all as of the date of this proxy statement.  These laws are subject to change, possibly on a retroactive basis.  This discussion addresses only U.S. federal income taxation.  This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of the merger to U.S. holders of Company shares.  The Company does not intend for this discussion to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger to U.S. holders.  The U.S. federal income tax laws are complex and subject to varying interpretations.  Accordingly, the Internal Revenue Service, which we refer to as the IRS, may not agree with the tax consequences described in this proxy statement.

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For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

U.S. holders are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of U.S. federal (including the alternative minimum tax), state, local or non-U.S. and other tax laws and of changes in those laws.

Tax Consequences of the Merger

The exchange by a U.S. holder of Company shares for cash in the merger will be for the holder a taxable transaction for U.S. federal income tax purposes.  The merger will result in a U.S. holder receiving that holder’s proportionate part of the special dividend and proportionate part of the second payment in exchange for that holder’s Company shares.  In general, for U.S. federal income tax purposes, the cash received by a U.S. holder as part of the special dividend will be treated as having been received from the Company in partial redemption of the U.S. holder’s Company shares and the cash received from Parent as part of the second payment will be treated as having been received in exchange for such shareholder’s remaining Company shares.  In general, since both the partial redemption and the sale to Parent occur as a result of the merger, a U.S. holder who exchanges Company shares in the merger will recognize capital gain or capital loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under “—Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares.  The amount of cash received by a U.S. holder pursuant to the merger will include both the cash received pursuant to the special dividend and the cash received as part of the second payment.  A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares.  Gain or loss will be determined separately for each block of Company shares (i.e., shares of common stock acquired at the same cost in a single transaction).  Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for such shares of common stock exceeds one year at the effective time.  Long-term capital gains of non-corporate U.S. holders are generally eligible for a reduced rate of U.S. federal income taxation.  There are limitations on the deductibility of capital losses.

If a U.S. holder receives cash in exchange for their Company shares as a result of properly perfecting their dissenters rights, that U.S. holder will recognize capital gain or capital loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under “- Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares.  A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares.  Gain or loss will be determined separately for each block of Company shares (i.e., shares of common stock acquired at the same cost in a single transaction).  Such capital gain or loss will be long-term capital gain or loss; provided that the U.S. holder’s holding period for such shares of common stock exceeds one year at the effective time.  Long-term capital gains of non-corporate U.S. holders are generally eligible for a reduced rate of U.S. federal income taxation.  There are limitations on the deductibility of capital losses.

Backup Withholding and Information Reporting

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the per share merger consideration, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

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Medicare Tax on Net Investment Income

Certain U.S. holders who are individuals, estates and trusts are subject to an additional 3.8% tax on the lesser of in the case of individuals:  (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual); and in the case of estates and trusts (i) their “undistributed net investment income for the relevant year and (2) the excess of the adjusted gross income over the dollar amount at which the highest tax bracket for trusts and estates begins for the relevant years.  U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax on the amount of cash received in the merger.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger to U.S. holder.  Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger in light of such shareholder’s particular circumstances, and the application of state, local and foreign tax laws.

Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2016 for:

•	each person known by us to own beneficially more than 5% of our common stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities.  Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable within 60 days of the record date are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise noted, the address for each shareholder listed below is c/o T Bancshares, Inc., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Greater Than 5% Shareholders that is not a Director or Named Executive Officer:
William D. Gross	375,000	(2)	8.47%

Directors and Named Executive Officers:
Stanley Allred	42,835		1.06%
D. Craig Barnes	35,000	(3)	*
Dan Basso(8)	244,615		6.06%
Frankie Basso(8)	156,630	(4)	3.88%
David Carstens	42,585		1.05%
Ron Denheyer(8)	156,905	(4)	3.89%
Patrick Howard	96,492	(5)	2.36%
Steven Jones	33,193	(6)	*
Eric Langford	91,360	(7)	2.26%
Charles Mapes	39,577		*
Thomas McDougal	42,807		1.06%
Gordon Youngblood	28,187		*
All Directors and Executive Officers as a group	896,266	(9)	22.28%

*Represents less than 1% of the total shares outstanding.
(1)	Percentage of beneficial ownership is based on 4,051,657 common shares outstanding as of December 31, 2016.
(2)	This information is based solely on a Schedule 13G filed with the SEC on March 16, 2012 by William D. Gross.
(3)	Includes options to purchase 20,000 shares of common stock, all of which are exercisable as of the date of this proxy statement.
(4)	Includes 113,920 shares owned directly by a trust for which Mr. Frankie Basso serves as co-trustee with Mr. Denheyer’s spouse.
(5)	Includes options to purchase 44,000 shares of common stock, all of which are exercisable as of the date of this proxy statement.
(6)
Includes 1,627 shares owned directly by Mr. Jones’ spouse and 1,219 shares owned directly by Mr. Jones’ children. Includes options to purchase 5,000 shares of common stock, all of which are exercisable as of the date of this proxy statement.

(7)	Includes 48,000 shares owned directly by Mr. Langford’s children.
(8)	Mr. Dan Basso is the father of Mr. Frankie Basso and father-in-law of Mr. Ron Denheyer.
(9)
Includes 113,920 shares for a trust which Mr. Frankie Basso and Mr. Denheyer’s spouse serve as co-trustees. The 113,920 shares are included in the amounts for both Mr. Frankie Basso and Mr. Denheyer individually.  This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by directors, nominees and management as a group.

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PROPOSAL TWO:  THE COMPANY MERGER-RELATED COMPENSATION

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is providing its shareholders with a separate non-binding advisory vote to approve the merger-related compensation that may be paid or become payable to its named executive officers as described in “The Merger - Interests of Certain Directors and Executive Officers of the Company in the Merger,” beginning on page 28.

Shareholders are being asked to approve the following resolution on a non-binding advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger - Interests of Certain Directors and Executive Officers of the Company in the Merger,” is hereby APPROVED.”

The vote is advisory in nature and, therefore, is not binding on the Company, Parent, or the surviving corporation or the boards of directors or the compensation committees of Company, Parent, or the surviving corporation, regardless of whether the merger proposals are approved.

Approval of this non-binding advisory proposal is not a condition to completion of the merger.  If the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements and the outcome of this non-binding advisory vote will not affect the Company’s or the surviving corporation’s obligations to make these payments even if the Company shareholders do not approve, by non-binding advisory vote, this proposal.

The vote on the merger-related named executive officer compensation is separate from the vote to approve the merger proposal.  You may vote “against” the merger-related named executive officer compensation and “for” approval of the merger proposal and vice versa.  You also may abstain from this proposal and vote on the merger proposal and vice versa.

Our board of directors unanimously recommends that you vote “FOR” the Company merger-related compensation proposal.

PROPOSAL THREE: ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

If we fail to receive a sufficient number of votes to adopt the merger agreement, we may propose to adjourn or postpone the special meeting, if a quorum is present, for the purpose of soliciting additional proxies to adopt the merger agreement. We currently do not intend to propose adjournment or postponement of our special meeting if there are sufficient votes to adopt the merger agreement. Approval of the proposal to adjourn or postpone our special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast at the special meeting by holders of shares of our common stock present or represented by proxy and entitled to vote thereon.

Our board of directors unanimously recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

SHAREHOLDER PROPOSALS

The Company does not currently anticipate holding an annual meeting of shareholders in 2017.  However, if the merger is not completed as anticipated, the Company will hold a 2017 annual meeting of shareholders.  If such an annual meeting is held, it will likely fall within 30 days of the anniversary of the Company’s 2016 annual meeting, which was held on June 22, 2016.  We must receive by December 30, 2016 any shareholder proposal intended to be presented at the annual meeting of shareholders for inclusion in our proxy materials.  Proposals must comply with the proxy rules relating to shareholder proposals, including Rule 14a-8 under the Exchange Act, in order to be included in our proxy materials.  Proposals should be delivered to T Bancshares, Inc., Attn: Corporate Secretary, 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, prior to the specified deadline.

45

SEC rules and regulations provide that if the date of our 2017 annual meeting is advanced or delayed more than 30 days from the date of the 2016 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2017 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2017 annual meeting.  If we hold a 2017 annual meeting and determine that the date of the 2017 annual meeting will be advanced or delayed by more than 30 days from the date of the 2016 annual meeting, we will disclose such determination promptly in a filing with the SEC.

For proposals relating to the nomination of a person to serve as a director of the Company and not to be included in our proxy statement and proxy for the 2017 annual meeting of shareholders, our bylaws provide for certain procedures that a shareholder must follow.  These procedures provide that nominations for director must be submitted in writing to T Bancshares, Inc., Attn: Corporate Secretary, 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.  With respect to director nominations, we must receive the notice of your intention to introduce a nomination at our 2017 annual meeting no later than:

•	60 days in advance of the 2017 annual meeting if it is being held within 30 days preceding the anniversary date of this year’s meeting; or

•
in the event that less than 30 days’ notice of the date of the meeting is given to our shareholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

The notice of a nomination for election of a director must contain the following information:

•	the name and address of the shareholder making the nomination and the persons intended to be nominated;

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the nomination;

•
a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board of directors; and

•	the consent of each nominee to serve as director of the Company if so elected.

With respect to shareholder proposals relating to any other business and not to be included in our proxy statement and proxy for the 2017 annual meeting of shareholders, the notice of a proposed item of business must be submitted no later than:

•	60 days in advance of the 2017 annual meeting if it is being held within 30 days preceding the anniversary date of this year’s meeting; or

•
in the event that less than 30 days’ notice of the date of the meeting is given to our shareholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

Such notice must contain the following information:
•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder making the nomination as it appears on the Company’s books;

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the proposal; and

•	a material interest of such shareholder in such business.
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WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  In addition, the Company files such reports and other information with the SEC electronically, and the SEC maintains an internet website located at www.sec.gov containing this information.  The reports and other information that the Company files with the SEC are also available at its website www.tbank.com.

Information included on the Company’s website and the Company’s annual, quarterly and current reports, proxy statements and other information filed with the SEC under the Exchange Act are not incorporated by reference into this proxy statement.

You can obtain any reports, proxy statements or other information filed by the Company with the SEC, without charge, electronically at the SEC’s website above.  In addition, the Company will provide you with copies of any reports, proxy statements or other information filed by the Company with the SEC, without charge, upon written or oral request to: T Bancshares, Inc., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, Attn: Corporate Secretary, (972) 720-9000.

You should rely only on the information contained in this proxy statement.  We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.  The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.  You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement.

If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you.

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Appendix A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

T ACQUISITION, INC.

AND

T BANCSHARES, INC.

AND JOINED IN BY

TECTONIC ADVISORS, LLC

Dated as of November 10, 2016

Appendix A-1

-i-

 (continued)

-ii-

 (continued)

-iii-

 (continued)

-iv-

 (continued)

		Page
Section 10.17	Extension; Waiver	81
Section 10.18	Amendment	81
Section 10.19	No Third Party Beneficiaries	81

-v-

EXHIBITS

Exhibit “A”	Form of Merger Agreement
Exhibit “B”	Form of Voting Agreement
Exhibit “C”	Form of Director Support Agreement
Exhibit “D”	Form of Option Holder Agreement and Release

-vi-

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is effective as of November 10, 2016, by and between T Acquisition, Inc. (“Parent”), a Texas corporation, and T Bancshares, Inc. (the “Company”), a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and joined in by Tectonic Advisors, LLC, a Texas limited liability company (“Tectonic”), solely for the purposes expressly set forth herein.
RECITALS
WHEREAS, the Company owns all of the common stock of T Bank, N.A., a national banking association with its principal office in Dallas, Texas (the “Bank”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) and the Board of Directors of Parent (the “Parent Board”) have determined that the business combination transaction provided for in this Agreement is advisable and in the best interests of the respective companies and their shareholders pursuant to which the Parent will, on the terms and conditions set forth in this Agreement, acquire the Company through the merger of a wholly owned subsidiary of the Parent (“Merger Sub”) with and into the Company, with the Company as the surviving corporation in the merger (the “Merger”), as a wholly-owned subsidiary of the Parent;
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement for Parent to enter into this Agreement, (i) each member of the Company Board and board of directors of the Bank, each executive officer of the Company and the Bank who is also a shareholder of the Company and certain shareholders of the Company listed on Confidential Schedule A have each entered into a Voting Agreement in the form attached hereto as Exhibit “A” (the “Voting Agreement”), whereby such shareholders of the Company have agreed to vote the shares of Company Stock owned by such person in favor of this Agreement, the Merger and the transactions contemplated hereby and thereby, and (ii) each of the directors of the Company and the Bank that is not party to an employment agreement has entered into a Director Support Agreement in the form attached hereto as Exhibit “B” (the “Director Support Agreement”);
WHEREAS, Tectonic has joined in this Agreement to guarantee certain obligations of Parent and Merger Sub set forth in Sections 4.14, 6.12 and 9.03, and otherwise ensure that Parent and Merger Sub have the resources, financial and otherwise, to satisfy Parent’s and Merger Sub’s obligations, under this Agreement;
WHEREAS, the parties hereto, and Tectonic with respect to Article IV-A and Sections 4.14, 6.12 and 9.03, desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby:
AGREEMENT
NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:
ARTICLE I
THE MERGER
Section 1.01          The Merger.  Subject to the terms and conditions of this Agreement and an Agreement and Plan of Merger, by and between Merger Sub and the Company (the “Merger Agreement”), a form of which is attached as Exhibit “A”, at the Effective Time (as defined in Section 2.01), Parent will cause Merger Sub to merge with and into the Company in accordance with the provisions of Chapter 10 of the Texas Business Organizations Code (the “TBOC”).  The Company will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence under the TBOC.
Section 1.02          Effects of the Merger.  The Merger will have the effects set forth in the TBOC. The name of the Surviving Corporation will be “T Bancshares, Inc.”  All rights, franchises and interests of the Company and Merger Sub, respectively, in and to any type of property and choses in action shall be transferred to and vested in the Surviving Corporation by virtue of such Merger without reversion or impairment, without further act or deed and without any assignment having occurred, but subject to any existing liens or other encumbrances thereon.
Section 1.03          Certificate of Formation and Bylaws.  At the Effective Time, the certificate of formation (the “Certificate of Formation”) and bylaws (“Bylaws”) of the Company, as in effect immediately before the Effective Time, will be the certificate of formation and bylaws of the Surviving Corporation until thereafter changed or amended as provided by Law.
Section 1.04          Directors and Officers.
(a)
The directors of Merger Sub at the Effective Time, along with Messrs. Patrick Howard, Craig Barnes and Stephen Jones, will become the directors of the Surviving Corporation and will serve from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of formation and bylaws of the Surviving Corporation or as otherwise provided by law.

(b)
The officers of the Company at the Effective Time, along with Mr. A. Haag Sherman (serving as Chairman of the Board), will become the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation or as otherwise provided by law.

Section 1.05          Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any further action by Parent, the Company, Merger Sub or any holder of record of the following securities:
(a)	Each share of common stock, par value $0.01 per share, of Parent (“Parent Stock”) that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.
(b)	Each share of common stock of Merger Sub, par value $0.01 per share, outstanding prior to the Effective Time shall remain outstanding as a share of common stock of the Surviving Corporation.
(c)
Each share of common stock, par value $0.01 per share, of the Company (“Company Stock”) that is issued and outstanding immediately prior to the Effective Time, except for the Cancelled Shares and Dissenting Shares, shall cease to be outstanding and shall automatically be cancelled and converted into and become the right to receive the Per Share Merger Consideration (as defined in Section 1.06(a)(v)) in cash, without interest (in the aggregate for all holders of Company Stock entitled to receive the Per Share Merger Consideration under the terms of this Agreement, the “Merger Consideration”).

(d)
Each share of Company Stock converted into the right to receive the Per Share Merger Consideration pursuant to this Section 1.05 shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Stock and the holders of shares of Company Stock designated by a book-entry representing a non-certificate share of Company Stock (a “Book-Entry Share”) shall cease to have any rights with respect to such shares of Company Stock, except the right to receive following the Effective Time, the Per Share Merger Consideration for such shares in accordance with this Section 1.05.

(e)
Any shares of Company Stock that are owned immediately prior to the Effective Time by the Company, Parent or their respective Subsidiaries (other than (i) shares of Company Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) shares of Company Stock held in respect of a debt previously contracted) shall be canceled and extinguished without any conversion thereof or consideration therefor (the “Cancelled Shares”).

Section 1.06          Calculation of Merger Consideration.
(a)	For purposes of this Agreement, the following terms shall have the meanings set forth below:
(i)
“Adjusted Equity” means the Company’s Tier 1 Capital (as such term is defined in 12 C.F.R. Part 225, Appendix A), calculated as of the Calculation Date, in accordance with generally accepted accounting principles of the United States (“GAAP”) consistently applied plus any unrealized gains or minus any unrealized losses (as the case may be) in the Company’s securities portfolio, and minus all extraordinary items of the Company and the Bank related to the Merger, this Agreement and the transactions contemplated hereby to the extent such extraordinary items have not been paid or accrued prior to the

Calculation Date, including: (A) the cost of terminating any employment-related agreements and obligations (including any non-competition agreements, option agreements or equity based plans); (B) accruals for expenses not paid, prorated for a partial year for the year in which the Merger closes (including a reasonable estimate for year-end bonuses), (C) the transaction costs, fees, expenses and commissions (including, without limitation, all legal, accounting, and financial advisory fees and expenses, including any cost to obtain any opinion as to the financial fairness of the Merger) incurred by the Company in connection with the Agreement and the transactions contemplated hereby; (D) the accrual through the Closing Date in accordance with GAAP of any future benefit payments due under any salary continuation, deferred compensation, severance, stay-pay or retention bonus amounts or change in control payments or other similar agreements of the Company or the Bank in such amounts listed on Confidential Schedule 1.06(a)(i)(D) (all of which are set forth on Confidential Schedule 1.06(a)(i)(D), including the name of the recipient, the amount of such payment, and, with respect to any stay-pay or retention bonus arrangements, the date through which the recipient must remain employed by the Surviving Corporation to receive the stay-pay or retention bonus amount); (E) premiums or additional costs in connection with procuring the Tail Coverage described in Section 5.22; (F) any federal or state income Tax obligations, franchise Tax obligations or real property Tax obligations incurred prior to the Effective Time; (G) the accrual or payment of all of the costs, fees, expenses and penalties necessary to be paid by the Company in connection with any contract termination required pursuant to this Agreement; (H) a mutually agreeable estimate of the cost of preparing the federal and state income Tax Returns of the Company for the period from January 1, 2016, through the Closing Date, and (I) other amounts mutually agreed upon in writing by Parent and the Company.  For the avoidance of doubt, if the calculation of the Company’s Tier 1 Capital reflects any of the items listed in (A) – (I) of this Section 1.06(a)(i), such items shall not be deducted from the Company’s Tier 1 Capital a second time.  For purposes of the calculation of Adjusted Equity, the amount of the Adjusted Equity shall reflect the after-tax amount of the foregoing adjustments calculated in accordance with GAAP, regardless of whether or not such foregoing adjustments are required by GAAP.  The calculation of the Adjusted Equity will be prepared and presented in the form attached hereto as Confidential Schedule 1.06(b).
(ii)	“Calculation Date” means the close of business on the fifth (5th) Business Day immediately preceding the Closing Date, or such other date as mutually agreeable to the parties hereto.
(iii)
“Equity Adjustment” means the difference of (A) Minimum Equity, minus (B) Adjusted Equity; provided, that if the amount of the Adjusted Equity is greater than the Minimum Equity, then the Equity Adjustment shall be zero.

(iv)	“Minimum Equity” means $20,000,000.

(v)
“Per Share Merger Consideration” means cash in an amount equal to the quotient of (A) Total Cash Consideration, divided by (B) the number of shares of Company Stock outstanding immediately prior to the Effective Time.

(vi)	“Total Cash Consideration” means $32,525,000 less an amount equal to the product of (A) $1.626, multiplied by (B) the Equity Adjustment.
(b)
The Company shall, at least three (3) Business Days before the Closing Date, provide Parent with a preliminary calculation of the Adjusted Equity. If Parent disagrees with such calculation of the Adjusted Equity, the Company and Parent shall meet to resolve any such disagreement. If the Company and Parent cannot resolve any such disagreement, then BKD, LLP (the “Accounting Firm”) shall resolve any such disagreement prior to the Closing Date which resolution shall be final and binding upon the Company and Parent. The calculation of the Adjusted Equity will be prepared and presented in the form set forth in Confidential Schedule 1.06(b).

Section 1.07          Special Dividend.  If on the Calculation Date, the Adjusted Equity exceeds the Minimum Equity, then immediately prior to the Effective Time, the Company shall declare and pay to each holder of record of shares of Company Stock as of the record date determined by the board of directors of the Company a cash dividend for each outstanding share of Company Stock equal to the quotient of (a) the amount that the Adjusted Equity exceeds the Minimum Equity at Closing, divided by (b) the total number of shares of Company Stock outstanding as of the record date of such dividend (the “Special Dividend”). For tax purposes, the Special Dividend will be treated as being received by each holder of Company Stock, along with their applicable portion of the Merger Consideration, as a redemption for their shares of Company Stock.
Section 1.08          Treatment of Company Options.  Notwithstanding anything in the 2005 Stock Incentive Plan, the 2014 Non-employee Directors’ Common Stock Plan, the 2015 Stock Incentive Plan or a nonqualified or other stock option agreement with the Company (collectively, the “Company Stock Option Plans”) to the contrary, immediately prior to the Calculation Date, each option or other right to acquire shares of Company Stock (“Company Option”) which is unexpired, outstanding and unexercised (whether vested or unvested) shall, automatically and without any required action on the part of the holder thereof, be repurchased by the Company for an amount equal to: (a) the positive difference between (i) the sum of (X) the amount of the  Per Share Merger Consideration plus (Y) the per share amount of the Special Dividend; minus (ii) the per share exercise price of such Company Option as listed on Confidential Schedule 3.03, multiplied by (b) the number of shares of Company Stock issuable pursuant to the unexpired, outstanding and unexercised portion of such Company Option, and thereafter be cancelled; provided, that the repurchase of such Company Option shall be conditioned upon the holder thereof executing and delivering to the Company a release as contemplated by Section 8.12. To the extent that no positive difference, as referred to in the preceding sentence, shall exist with respect to a particular Company Option under the formula in the preceding sentence, such Company Option shall be cancelled for no consideration.

Section 1.09          Payment Procedures.
(a)	Prior to the Effective Time, Parent shall appoint, at Parent’s expense, a payment agent (the “Exchange Agent”) reasonably acceptable to the Company to act as the payment agent hereunder.
(b)
Immediately prior to the Effective Time and in accordance with the Company’s instruction pursuant to Section 1.07, the Company shall pay, and the Company’s exchange agent shall distribute to, the holders of Company Stock entitled to receive the Special Dividend pursuant to Section 1.07 the amount of the Special Dividend calculated in accordance with Section 1.07.

(c)
At least 15 calendar days before the Closing Date (unless the parties mutually agree to a later date), the Exchange Agent shall mail to each holder of shares of Company Stock entitled to receive the Per Share Merger Consideration pursuant to Section 1.05 (collectively, the “Holders”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) or Book-Entry Share(s) shall pass, only upon delivery of Certificate(s) or instructions relating to the Book-Entry Share(s) (or affidavits of loss in lieu of any Certificate(s)) to the Exchange Agent and shall be substantially in such form as shall be prescribed by the Exchange Agent) (the “Letter of Transmittal”) and (ii) instructions for use in surrendering Certificate(s) in exchange for the Per Share Merger Consideration upon surrender of any Certificate. Parent shall cause the Exchange Agent to provide Company a reasonable opportunity to review and comment upon the Letter of Transmittal and other transfer documents, or any amendments or supplements thereto, prior to disseminating the Letter of Transmittal and other transfer documents to the Holders, and Parent shall consider in good faith and shall cause the Exchange Agent to consider in good faith any comments proposed by Company.

(d)
After the later of the Effective Time or five (5) Business Days after surrender by the Holder to the Exchange Agent of its Certificate(s) or instructions relating to the Book-Entry Share(s), accompanied by a properly completed Letter of Transmittal, the Exchange Agent shall pay and distribute to such Holder the Per Share Merger Consideration in respect of the shares of Company Stock represented by its Certificate(s) or Book-Entry Share(s), as applicable. The Exchange Agent will pay and distribute the Per Share Merger Consideration on the date on which the Effective Time occurs to any Holder from whom a properly completed Letter of Transmittal has been received at least five (5) Business Days before the Effective Time.  Until so surrendered, each such Certificate or Book-Entry Share(s) shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Per Share Merger Consideration, and any dividends or distributions to which such Holder is entitled, pursuant to this Article I.

(e)
In the event of a transfer of ownership of a Certificate or Book-Entry Shares representing Company Stock that is not registered in the stock transfer records of Company, the Per Share Merger Consideration shall be delivered pursuant to Section 1.10(b) in exchange therefor to a Person other than the Person in whose name the Company Stock so surrendered is registered if the Certificate or Book-Entry Shares formerly representing such Company Stock shall be properly endorsed, if a Certificate, or otherwise be in proper form for transfer and the Person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder or establish to the satisfaction of Parent that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Parent) shall be entitled to deduct and withhold from the Per Share Merger Consideration and any other cash amounts otherwise payable pursuant to this Agreement to any Holder of Company Stock (including with respect to any Dissenting Shares) such amounts as the Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law, with respect to the making of such payment; provided that any transfer or other similar Taxes payable in connection with the Merger (other than such Taxes required to be paid by reason of the payment of the Per Share Merger Consideration to a Person other than the registered Holder of Company Stock with respect to which such payment is made) shall be borne and paid by Parent. To the extent the amounts are so withheld by the Exchange Agent or Parent, as the case may be, and paid over to the applicable Tax authorities, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder of shares of Company Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.
(f)
After the Effective Time, there shall be no transfers on the stock transfer books of Company of any shares of Company Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Company Stock that occurred prior to the Effective Time. If, after the Effective Time, any Company Stock is presented for transfer to the Exchange Agent, it shall be cancelled and exchanged for the Per Share Merger Consideration in accordance with Section 1.06 and the procedures set forth in this Article I.

(g)
Any portion of the Exchange Fund that remains unclaimed by the Holders as of the first anniversary of the Effective Time shall be provided to Parent; provided, that to the extent at any time prior to such first anniversary any portion of the Exchange Fund that remains unclaimed would have to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws, the Exchange Agent shall first notify Parent and, at Parent’s option, such portion shall instead be provided to Parent. Any former shareholders of Company who have not theretofore complied with this Article I shall thereafter look only to Parent with respect to the Per Share Merger Consideration, without any interest thereon. None of Parent, Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(h)
In the event that any Certificate shall have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, mutilated or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, mutilated or destroyed Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(i)
Subject to the terms of the agreement between Parent and the Exchange Agent (the “Exchange Agent Agreement”), Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing the validity of any Letter of Transmittal and compliance by any Holder with the procedures and instructions set forth herein and therein.

Section 1.10          Tax Treatment.  Parent and the Company agree to:  (a) treat the exchange of shares of Company Stock by shareholders of the Company for the Merger Consideration and the Special Dividend pursuant to this Agreement as a single integrated transaction that is treated for federal income tax purposes as a taxable sale or exchange by each such shareholder of their shares of Company Stock in exchange for the applicable portion of the Per Share Merger Consideration to the extent the Merger Consideration is attributable to the equity investment of Parent in Merger Sub and a redemption by the Company of a shareholders’ share of Company Stock to the extent the Merger consideration is attributable to Merger Sub’s borrowing and the Special Dividend; (b) to report the Merger and the distribution of the Special Dividend for income tax purposes consistent with this treatment; and (c) to not take any position or take any actions contrary to this treatment unless required by applicable Law.
Section 1.11           Modification of Structure.  Notwithstanding any provision of this Agreement to the contrary, Parent may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no adverse federal or state income tax consequences to the Holders as a result of such modification, (ii) the Merger Consideration and Special Dividend to be paid to the Holders is not changed in kind or reduced in amount, and (iii) such modification will not be likely to delay or jeopardize receipt of any required regulatory approvals or the Closing.
Section 1.12          Dissenting Shareholders.  Notwithstanding anything in this Agreement to the contrary, each share of Company Stock that is outstanding immediately prior to the Effective Time and that is held by Company shareholders who have perfected their appraisal rights under applicable law, including the terms and provisions of Chapter 10, Subchapter H of the TBOC, will be entitled to those rights and remedies set forth in Chapter 10, Subchapter H of the TBOC (“Dissenting Shares”); but if a shareholder fails to perfect, withdraws or otherwise loses any such right or remedy granted by the TBOC, each such Dissenting Share shall be converted into and to represent only the right to receive the Per Share Merger Consideration and Special Dividend without any interest thereon in accordance with the provisions of this Article I.  The Company shall give Parent prompt notice upon receipt by the Company of any demands for payment of the value of such shares of Company Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law, and Parent shall have the right to direct all negotiations and proceedings with respect to any such demands.  The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such holder of Dissenting Shares as may be necessary to perfect appraisal rights under applicable law.
Section 1.13          Board Representation.
(a)
As of the Closing Date, the members of the board of directors of the Company shall submit resignations from the board of directors to be effective as of the Effective Time, and the board of directors of the Surviving Corporation shall be comprised of such individuals as contemplated by Section 1.04(a).

(b)
As of the Closing Date, the members of the board of directors of the Bank shall submit resignations from the board of directors to be effective as of the Effective Time, and the Surviving Corporation shall thereafter elect new members of the board of directors of the Bank; provided, however, Parent shall cause the Surviving Corporation to appoint Patrick Howard, Chief Executive Officer of the Bank, to serve on the board of directors of the Bank after the Closing Date.

ARTICLE II
THE CLOSING AND THE CLOSING DATE
Section 2.01          Time and Place of the Closing and Closing Date.
(a)
On a date mutually acceptable to Parent and the Company within thirty (30) days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (the “Closing Date”), as may be extended by mutual agreement of the parties for a reasonable period to facilitate a Calculation Date on month-end in the event the parties so agree, a meeting will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in Article VII and Article VIII have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement; provided, however, that the Closing Date shall not be on a date prior to (i) January 1, 2017, or (ii) the 11th calendar day of the month in which the Closing will occur.  If none of the foregoing conditions then exists or if no party elects to exercise any right it may have to terminate this Agreement, then the parties will execute such documents and instruments as may be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the “Closing”).

(b)
The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time specified in the certificate of merger, reflecting the Merger, filed with the Secretary of State of the State of Texas in accordance with the TBOC (the “Effective Time”).  The parties will use commercially reasonable efforts to cause the Effective Time to occur on the same date as the Closing Date, but in no event will the Effective Time occur more than one (1) day after the Closing Date.

(c)
The Closing will take place at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201 at 10 a.m. on the Closing Date, or at such other time and place to which the parties may agree.

Section 2.02          Actions to be Taken at the Closing by the Company.  At the Closing, the Company will execute and acknowledge, or cause to be executed and acknowledged, and deliver to Parent such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of Parent to close hereunder):
(a)	True, correct and complete copies of the Company’s Certificate of Formation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;
(b)	True, correct and complete copies of the Bank’s articles of association and all amendments thereto, duly certified as of a recent date by the Office of the Comptroller of the Currency (the “OCC”);
(c)
A certificate of account status, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of the Company under the laws of the State of Texas;

(d)	A certificate of good standing from the OCC, duly certifying as of a recent date as to the good standing of the Bank under the Laws of the United States;
(e)
A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the “FDIC”), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act, as amended (the “FDIA”);

(f)	A letter, dated as of a recent date, from the Federal Reserve Bank of Dallas, to the effect that the Company is a registered bank holding company under the BHC Act;
(g)
A certificate, dated as of the Closing Date, executed by the secretary or other appropriate executive officer of the Company, pursuant to which such officer will certify: (i) the due adoption by the Company Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption and approval by the shareholders of the Company of this Agreement; (iii) the incumbency and true signatures of those officers of the Company duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the other agreements and documents contemplated hereby and thereby; (iv) that the copy of the Bylaws of the Company attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy; and (v) a true and correct copy of the list of the holders of Company Stock as of the Closing Date;

(h)
A certificate, dated as of the Closing Date, signed by the chief executive officer of the Company, pursuant to which the Company will certify that (i) the Company has satisfied the conditions set forth in Sections 8.01 and 8.02; and (ii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to the Company and its Subsidiaries, individually or in the aggregate, since December 31, 2015;

(i)	All consents required from third parties to complete the transactions contemplated by this Agreement listed on Confidential Schedule 2.02(i);
(j)
A duly executed certificate in form and substance as prescribed by Treasury Regulations promulgated under Section 1445 of the Code, stating that the Company is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(iii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code; and

(k)	All other documents required to be delivered to Parent under this Agreement, and all other documents, certificates and instruments as are reasonably requested by Parent or its counsel.
Section 2.03          Actions to be Taken at the Closing by Parent. At the Closing, Parent will execute and acknowledge, or cause to be executed and acknowledged, and deliver to the Company such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of the Company to close hereunder):
(a)	True, correct and complete copies of Parent’s Certificate of Formation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;
(b)	True, correct and complete copies of Merger Sub’s Certificate of Formation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;
(c)	True, correct and complete copies of Tectonic’s Certificate of Formation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;
(d)	A certificate of the Secretary of State of the State of Texas, dated as of a recent date, duly certifying as to the existence of Parent under the laws of the State of Texas;
(e)	A certificate of the Secretary of State of the State of Texas, dated as of a recent date, duly certifying as to the existence of Merger Sub under the laws of the State of Texas;

(f)	A certificate of the Secretary of State of the State of Texas, dated as of a recent date, duly certifying as to the existence of Tectonic under the laws of the State of Texas;
(g)	A certificate of account status, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of Parent under the laws of the State of Texas;
(h)
A certificate of account status, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of Merger Sub under the laws of the State of Texas;

(i)
A certificate of account status, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of Tectonic under the laws of the State of Texas;

(j)
A certificate, dated as of the Closing Date, signed by the appropriate executive officer of Parent, pursuant to which such officer will certify (i) the due adoption by the Parent Board of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of Parent duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Parent, (iii) that the copy of the Bylaws of Parent attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy; (iv) Parent has satisfied the conditions set forth in Sections 7.01 and 7.02; and (v) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to Parent since Parent’s formation;

(k)
A certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of Merger Sub, pursuant to which Merger Sub will certify (i) the due adoption by the Board of Directors of Merger Sub of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of the Merger Agreement and the other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the sole shareholder of Merger Sub of resolutions authorizing the Merger, the Merger Agreement and the transactions contemplated by hereby and thereby; (iii) the incumbency and true signatures of those officers of Merger Sub duly authorized to act on its behalf in connection with the Merger and to execute and deliver the Merger Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Merger Sub, and (iv) that the copy of the Bylaws of Merger Sub attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(l)
A certificate, dated as of the Closing Date, signed by the appropriate executive officer of Tectonic, pursuant to which such officer will certify (i) the incumbency and true signatures of those officers of Tectonic duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Parent, and (ii) except as expressly permitted by this Agreement, there has been no Material Adverse change with respect to Tectonic since December 31, 2015;

(m)	All consents required from third parties to complete the transactions contemplated by this Agreement, including those listed on Confidential Schedule 2.03(m); and
(n)
All other documents required to be delivered to the Company by Parent under this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Company or its counsel.

ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in the confidential schedules delivered by the Company to Parent prior to the execution hereof (collectively, the “Company Disclosure Schedules”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Change, and (c) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, the Company hereby represents and warrants to Parent as follows:
Section 3.01          Organization and Qualification.
(a)
The Company is a corporation, duly organized, validly existing and in good standing under all Laws of the State of Texas and is a bank holding company registered under the BHC Act.  The Company has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Certificate of Formation and Bylaws of the Company, as amended to date, certified by the Secretary of the Company, have been made available to Parent. The Company does not own or control any Affiliate or Subsidiary, other than the Bank. The nature of the business of the Company and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas. The Company has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, other than the Bank or as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by the Company has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Company other than the Bank.
(b)
The Bank is a national banking association, duly organized and validly existing under the Laws of the United States of America and in good standing under all Laws of the United States. The Bank has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the articles of association and bylaws of the Bank, as amended to date, certified by the Secretary or Cashier of the Bank have been made available to Parent. The Bank is an insured bank as defined in the FDIA.  The Bank does not own or control any Affiliate or Subsidiary. The nature of the business of the Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of its business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except when the failure to be so licensed or qualified would not be material. The Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

Section 3.02          Authority; Execution and Delivery.  The Company has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Company Board.  The Company Board has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s shareholders for approval at a meeting of such shareholders with a recommendation from the Company Board in favor of approval (the “Company Recommendation”) and has adopted a resolution to the foregoing effect.  The Company has taken all action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

Section 3.03          Capitalization.
(a)
The entire authorized capital stock of the Company consists solely of 10,000,000 shares of Company Stock, of which 4,051,657 shares are issued and outstanding and no shares are held as treasury stock.  Except as set forth on Confidential Schedule 3.03(a), there are no (i) outstanding equity securities of any kind or character or (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Company to purchase or otherwise acquire any security of or equity interest in the Company, obligating the Company to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person. Such shares of Company Stock have been issued in compliance with the securities Laws of the United States and the states in which such shares of Company Stock were issued. There are no restrictions applicable to the payment of dividends on the shares of Company Stock except pursuant to applicable Laws, and all dividends declared before the date of this Agreement have been paid.

(b)
The entire authorized capital stock of the Bank consists solely of 3,000,000 shares of common stock, par value $5.00 per share, of the Bank (“Bank Stock”) of which 253,500 shares are issued and outstanding and no shares are held as treasury stock.  There are no (i) outstanding equity securities of any kind or character or (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank, obligating the Bank to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Bank Stock have been duly authorized, validly issued and are fully paid and nonassessable (except as provided under 12 U.S.C. § 55), and have not been issued in violation of the preemptive rights of any person. Such shares of Bank Stock have been issued in compliance with the securities Laws of the United States. There are no restrictions applicable to the payment of dividends on the shares of Bank Stock except pursuant to applicable Laws, and all dividends declared before the date of this Agreement have been paid.

Section 3.04          Compliance with Laws, Permits and Instruments.
(a)
The Company and each of its Subsidiaries have in all material respects performed and abided by all obligations required to be performed by it under this Agreement to the date hereof, and have complied with, and is in compliance with, and is not in default (and with the giving of notice or the passage of time will not be in default) under, or in violation of, (i) any provision of the Certificate of Formation of the Company or any of its Subsidiaries or the Bylaws or other governing documents of the Company or any of its Subsidiaries (collectively, the “Company Constituent Documents”), (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to the Company, its Subsidiaries or their respective assets, operations, properties or businesses, or (iii) any material Law or Order of any Governmental Entity applicable to the Company or any of its Subsidiaries or their respective assets, operations, properties or businesses.
(b)
The Company and each of its Subsidiaries has complied in all material respects with and is not in material default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Body relating to it, including, without limitation and as applicable, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Federal Consumer Credit Protection Act any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Flood Disaster Protection Act, Home Owners Equity Protection Act, Right to Financial Privacy Act, Unfair, Deceptive or Abusive Acts or Practices, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act and any other law relating to consumer protection, bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans and all other laws and regulations governing the operations of a federally insured financial institution (collectively, “Banking Laws”). The Company and the Bank have neither had nor suspected any material incidents of fraud or defalcation involving the Company, the Bank or any of their respective officers, directors or Affiliates during the last two years. The Bank has timely and properly filed and maintained in all material respects all requisite Currency Transaction Reports and Suspicious Activity Reports and has systems customarily used by financial institutions of a similar size to the Bank that are designed to properly monitor transaction activity (including wire transfers). The Bank is designated as a small bank for purposes of the Community Reinvestment Act and has a Community Reinvestment Act rating of “satisfactory.”

(c)
The execution, delivery and performance of this Agreement (provided the required regulatory and shareholder approvals are obtained) and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the Constituent Documents, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to the Company or any of its Subsidiaries or their respective assets, operations, properties or businesses or (iii) any material Law or Order of any Governmental Entity applicable to the Company and any of its Subsidiaries and their respective assets, operations, properties and businesses, taken as a whole.

Section 3.05          Financial Statements.
(a)
The Company has furnished to Parent true and complete copies of (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2013, December 31, 2014 and December 31, 2015, and the related audited consolidated statements of operations, shareholders’ equity, and cash flows of the Company and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors for the years ended as of such dates, and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, and the related consolidated statements of operations of the Company (collectively, “Company Financial Statements”). The Company Financial Statements (including the related notes) complied as to form, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared according to GAAP applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), fairly present, in all material respects, the financial condition of the Company and the Bank, as applicable, at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end adjustments that were not material in amount or effect), and the accounting records underlying the Company Financial Statements accurately and fairly reflect in all material respects the transactions of the Company. The Company Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(b)
The Company has furnished Parent with true and complete copies of the Reports of Condition and Income as of December 31, 2013, 2014 and 2015 and June 30, 2016 (the “Call Reports”), for the Bank. The Call Reports fairly present, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in that Call Report in conformity with the instructions to the Call Report. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with (i) regulatory accounting principles (“RAP”) as applied to banking institutions, (ii) the Interagency Policy Statement on the Allowance for Loan and Lease Losses and (iii) all applicable rules and regulations.

(c)
Since December 31, 2012, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2012, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2012, by the Company or any of its officers, directors, employees or agents to the Company Board (or any committee thereof) or to any director or officer of the Company.
(d)
Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s financial statements.

Section 3.06          Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any employee benefit plan maintained by the Company or any of its Subsidiaries or liabilities for federal, state or local taxes or assessments), that are not reflected in or disclosed in the appropriate Company Financial Statements or Call Reports, except those (a) liabilities and expenses incurred in the ordinary course of business and consistent with past practices since the applicable dates of the Company Financial Statements or the Call Reports, respectively, or (b) that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
Section 3.07          Litigation.

(a)
Except as set forth on Confidential Schedule 3.07, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries, nor to the Knowledge of the Company, is there any basis for any proceeding, claim or any action against the Company or any of its Subsidiaries. There is no Order imposed upon the Company or any of its Subsidiaries, or their respective assets or property, that has resulted in, or is reasonably likely to result in, a Material Adverse Change as to the Company and its Subsidiaries, taken as a whole.

(b)
No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Company or any of its Subsidiaries pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 3.08          Consents and Approvals.  Except for (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve, the OCC and the Texas Department of

Banking (“TDB”) and the approval of such applications, filings and notices, as necessary, (b) the filing with the Securities and Exchange Commission (“SEC”) of any filings under applicable requirements of the Exchange Act, and (c) the filing of the certificates of merger with the Secretary of State of the State of Texas pursuant to the requirements of the TBOC, no consents, Orders or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by the Company of this Agreement or (B) the consummation by the Company of the transactions contemplated by this Agreement.  As of the date of this Agreement, the Company knows of no reason why all regulatory approvals from any Governmental Entity or Regulatory Agency required for the consummation of the transactions contemplated hereby should not be obtained on a timely basis and the Company has no Knowledge of any fact or circumstance that would materially delay receipt of any such required regulatory approval.
Section 3.09          Title to Assets.  Confidential Schedule 3.09 identifies all real property, other than foreclosed Other Real Estate Owned Property (“OREO Property”) that, as of the date of this Agreement is (i) owned by the Company or any of its Subsidiaries (“Owned Real Property”), or (ii) leased pursuant to which the Company or any of its Subsidiaries is a party, either as a lessor or lessee (“Leased Real Property”).  The Company or any of its Subsidiaries (a) has good and marketable title to all its Owned Real Property; (b) holds valid and enforceable leases for all its Leased Real Property; (c) owns all of its personal property reflected on the Company Financial Statements; and (d) holds valid and enforceable leases for all leased personal property used by the Company or any of its Subsidiaries, in each case free and clear of all mortgages and all other Liens (except for Permitted Encumbrances), except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Material Adverse Change on the Company.
Section 3.10          Absence of Certain Changes or Events.  Except as set forth on Confidential Schedule 3.10, since June 30, 2016, (a) the Company and each of its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby), (b) there has not been any change, circumstance, state of facts or event (including any event involving a prospective change) that has occurred, or is reasonably likely to occur, that would, either individually or in the aggregate, would have, or reasonably be expected to have a Material Adverse Change on the Company and its Subsidiaries, and (c) there has not been (i) any action or event of the type that would have required the consent of Parent under Sections 5.04 and 5.05, or (ii) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets the Company or any of its Subsidiaries (whether or not covered by insurance).
Section 3.11          Leases, Contracts and Agreements.
(a)	Confidential Schedule 3.11(a) sets forth a complete listing of all material contracts to which the Company or any of its Subsidiaries is a party (collectively, the “Listed Contracts”) that:

(i)	relate to real property used by the Company or any of its Subsidiaries in its operations (such contracts being referred to herein as the “Leases”);
(ii)
relate in any way to the assets or operations of the Company or any of its Subsidiaries and involves payments to or by the Company or any of its Subsidiaries of $100,000 or more during the term thereof;

(iii)	contain any right of first refusal or option to purchase in favor of a third party;
(iv)
limits the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or that upon consummation of the Merger will restrict the ability of Parent or any of its Affiliates to engage in any line of business in which a bank holding company may lawfully engage;

(v)
obligates the Company or its Subsidiaries (or, following the consummation of the transactions contemplated hereby, Parent and its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis, or that grants any Person other than the Company or any of its Subsidiaries “most favored nation” status or similar rights;

(vi)
relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;

(vii)	relates to indebtedness of the Company or any of its Subsidiaries;
(viii)	provides for potential indemnification payments by the Company or any of its Subsidiaries;
(ix)
the potential obligation of the Company or any of its Subsidiaries to repurchase loans and involves payments to or by the Company or any of its Subsidiaries of $100,000 or more during the term thereof;

(x)
provides any rights to investors in the Company, including registration, preemptive or antidilution rights or rights to designate members of or observers to the Company’s or any of its Subsidiaries’ Board of Directors;

(xi)	is a data processing/technology contract, software programming or licensing contract and involves payments to or by the Company or any of its Subsidiaries of $25,000 or more during the term thereof;
(xii)	except for the Voting Agreements, is a voting trust, voting agreement, shareholders’ agreement or similar arrangement relating to a right of first refusal with respect to the purchase, sale or voting of any shares of Company Stock;
(xiii)
requires a consent to, waiver of or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by this Agreement;

(xiv)	limits the payment of dividends by the Bank or any other Subsidiary of the Company; or
(xv)	was otherwise not entered into in the ordinary course of business.
(b)
For the purposes of this Agreement, the term “Listed Contracts” does not include (i) loans made by, (ii) unfunded loan commitments made by, (iii) letters of credit issued by, (iv) loan participations of, (v) Federal funds sold or purchased by, (vi) repurchase agreements made by, (vii) bankers acceptances of, (viii) deposit liabilities of, (ix) Federal Home Loan Bank advances of, (x) Federal Reserve Bank loans of, or (xi) trade payables in the ordinary course of business in amounts of less than $50,000 of, the Company or the Bank.

(c)
Other than Small Business Administration (“SBA”) loans and U.S. Department of Agriculture (“USDA”) loans, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liability to the Company or any of its Subsidiaries.  All of the Listed Contracts are legal, valid and binding obligations of the parties to the contracts enforceable according to their terms, subject to the Bankruptcy Exception.

(d)	True and correct copies of all such Listed Contracts, and all amendments thereto, have been furnished to Parent.
(e)
All rent and other payments by the Company and each of its Subsidiaries under the Listed Contracts are current, there are no material existing defaults by the Company or any of its Subsidiaries under the Listed Contracts and no termination, condition or other event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder.

Section 3.12          Taxes.
(a)
Each of the Company and its Subsidiaries have filed all Tax Returns that it was required to file under applicable Laws with the appropriate Governmental Entity.  All such Tax Returns were correct and complete in all material respects and were prepared in material compliance with all applicable Laws.  All Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has been made within the past three (3) years by an authority in a jurisdiction where the

Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is subject to taxation by that jurisdiction. Other than Permitted Encumbrances, there are no Liens for Taxes upon any of the assets of the Company or any of its Subsidiaries.
(b)
The Company and each of its Subsidiaries have collected or withheld and duly paid to the appropriate Governmental Entity all Taxes required to have been collected or withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c)
There is no material action, suit, proceeding, audit, assessment, dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (i) claimed or raised by any Governmental Entity in writing or (ii) as to which any of the directors and officers of the Company or any of its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

(d)
True and complete copies of the federal, state and local income Tax Returns of the Company and each of its Subsidiaries, as filed with the taxing authority for the years ended December 31, 2013, 2014, and 2015 have been furnished to Parent. Neither the Company nor any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension remains in effect.

(e)
Neither the Company nor any of its Subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(f)
Neither the Company nor any of its Subsidiaries is a party to or bound by any tax allocation or sharing agreement, other than (i) those to which only the Company and the Bank are parties, or (ii) commercial business agreements, the principal purpose of which is not the allocation of Taxes.

(g)
Neither the Company nor any of its Subsidiaries (i) has been a member of any group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person other than the Company or its Subsidiaries under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor, under applicable Law.

(h)	Neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).
(i)
Neither the Company nor any of its Subsidiaries has been required to disclose on its federal income Tax Returns any position that could give rise to an understatement of federal income tax within the meaning of Section 6662 of the Code.

(j)
Neither the Company nor any of its Subsidiaries will be required to include any item of income in, nor will the Company or any of its Subsidiaries be required to exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any: (i) change in the Company’s or any of its Subsidiary’s method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date by the Company or any of its Subsidiaries; (iii) intercompany transaction or excess loss account of the Company or any of its Subsidiaries described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date by the Company or any of its Subsidiaries; (v) prepaid amount received on or prior to the Closing Date by the Company or any of its Subsidiaries, or (vi) election under Section 108(i) of the Code.

(k)
Neither the Company nor any of its Subsidiaries have distributed stock of another Person or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(l)
Within the past three (3) years, the Internal Revenue Service (the “IRS”) has not challenged the interest deduction on any of the Company’s or any of its Subsidiaries’ debt on the basis that such debt constitutes equity for federal income tax purposes.

(m)
The unpaid Taxes of the Company and each of its Subsidiaries (i) did not, as of December 31, 2015, exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Company Financial Statements and (ii) do not exceed such current liability accruals for Taxes (excluding reserves for deferred Taxes established to reflect timing differences between book and Tax income) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their respective Tax Returns.

(n)
Neither the Company nor any of its Subsidiaries is a party to any agreement, arrangement or plan that has resulted in or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local, or non-U.S. tax law) or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) ( or any corresponding provision of state, local or non-U.S. Tax law).

Section 3.13          Insurance.  Confidential Schedule 3.13 sets forth an accurate and complete list of all policies of insurance, including fidelity and bond insurance, relating to the Company and each of its Subsidiaries. All such policies (a) are valid, outstanding and enforceable according to their terms, subject to the Bankruptcy Exception, and (b) are presently in full force and effect, no notice has been received of the cancellation, or, to the Company’s Knowledge, threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon.  Neither the Company nor any of its Subsidiaries is in default with respect to any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Confidential Schedule 3.13, neither the Company nor any of its Subsidiaries have been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which the Company or any of its Subsidiaries have applied for any such insurance within the last two (2) years. Each property of the Company and each of its Subsidiaries is insured for an amount deemed adequate by the Company’s management, as applicable, against risks deemed appropriate by Company’s management.  There have been no claims under any fidelity bonds of the Company or any of its Subsidiaries within the last three (3) years, and the Company has no Knowledge of any facts that would form the basis of a claim under such bonds.
Section 3.14          Reserved.
Section 3.15          Proprietary Rights.  Neither the Company nor any of its Subsidiaries owns or requires the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (“Proprietary Rights”) for its business or operations.  To the Company’s Knowledge, neither the Company nor any of its Subsidiaries is infringing upon or otherwise acting adversely to, and have not infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other Person or Persons.  There is no claim or action by any such Person pending, or to the Company’s Knowledge, threatened, with respect to the Company’s Proprietary Rights.
Section 3.16          Transactions with Certain Persons and Entities.  Excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor to, any director or executive officer of the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries a debtor to any such person other than as part of the normal and customary terms of such person’s employment or service as a director of the Company or any of its Subsidiaries. Except as set forth on Confidential Schedule 3.16, neither the Company nor any of its Subsidiaries uses any asset owned by any shareholder or any present or former director or officer of the Company or any of its Subsidiaries, or any Affiliate thereof, in its operations (other than personal belongings of such officers and directors located in the Company’s or any of its Subsidiaries’ premises and not used in the operations of the Company or any of its Subsidiaries), nor do any of such persons own or have the right to use real property that is adjacent to property on which the Company’s or any of its Subsidiaries’ facilities are located. Except as set forth on Confidential Schedule 3.16, neither the Company nor any of its Subsidiaries is a party to any transaction or contract with any director or executive officer of the Company or any of its Subsidiaries.
Section 3.17          Evidences of Indebtedness.

(a)
All loans and other extensions of credit (including commitments to extend credit) (each, a “Loan”) as of the date hereof by Company and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries, are and were originated in compliance in all material respects with all applicable Laws.

(b)
Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, Company’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable Law, except for such exceptions as would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries.

(c)
Other than SBA loans and USDA loans, none of the agreements pursuant to which Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(d)
Confidential Schedule 3.17(d) identifies (A) each Loan that as of September 30, 2016 had an outstanding balance and/or unfunded commitment of $500,000 or more and that as of such date (i) was contractually past due sixty (60) days or more in the payment of principal and/or interest, (ii) was on non-accrual status, (iii) was classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “watch list” or “special mention” (or words of similar import) by Company, any of its Subsidiaries or the rules of any Regulatory Agency, (iv) where the interest rate terms had been reduced and/or the maturity dates had been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (v) where a specific reserve allocation existed in connection therewith or (vi) which was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, (B) the aggregate outstanding balance of all Loans in each of the foregoing clauses (i)-(vi) that as of September 30, 2016 had an outstanding balance and/or funded commitment less than $500,000, and (C) each asset of Company or any of its Subsidiaries that as of September 30, 2016 had a book value of over $500,000 and that was classified as OREO or as a repossessed asset to satisfy Loans or asset acquired pursuant to a debt previously contracted in good faith, including repossessed equipment, and the book value thereof as of such date. For each Loan identified in response to clause (A) above, Confidential Schedule 3.17(d) sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity of the borrower thereunder as of September 30, 2016.

(e)
Each outstanding material Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, except as may be limited by Bankruptcy Exceptions and (iii) to the Knowledge of Company, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to Bankruptcy Exceptions. The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable Laws at the time of origination or purchase by Company and are complete and correct in all material respects.
Section 3.18          Condition of Assets.  All tangible assets used by the Company and each of its Subsidiaries (other than those tangible assets with a book value of less than $5,000) are in good operating condition, ordinary wear and tear excepted, and conform in all material respects with all applicable ordinances, regulations, zoning and other Laws, whether federal, state or local. None of the Company’s or any of its Subsidiaries’ premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.
Section 3.19          Environmental Compliance.
(a)
Confidential Schedule 3.19(a) sets forth all analyses, surveys, studies, samplings, assessments, investigations or Phase I, II or III environmental reports on or related to any real property owned by the Company and/or the Bank (“Environmental Reports”), and the Company has provided copies of such Environmental Reports to Parent.

(b)
The Company and each of its Subsidiaries, operations and Properties are in compliance with all Environmental Laws.  The Company has no Knowledge of, nor has the Company or any of its Subsidiaries received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of the Company or any of its Subsidiaries with all Environmental Laws.

(c)
The Company and each of its Subsidiaries have obtained all permits, licenses and authorizations that are required of it under all Environmental Laws, all such permits are in full force and effect, there exists no basis for revocation or suspension of the permits, and the permits will not be affected by the transactions contemplated herein.

(d)
Except as set forth on Confidential Schedule 3.19(d), no Hazardous Materials exist on, about or within any of the Properties, nor to the Knowledge of the Company have any Hazardous Materials previously existed on, under, about or within or have been used, generated, stored, or transported from any of the Properties, except in normal quantities used in the normal course of business as office or cleaning supplies without release to the environment and that would not give rise to an obligation to conduct a remedial action pursuant to Environmental Laws. The use that the Company and each of its Subsidiaries makes and intends to make of the Properties will not result in the use, generation, storage, transportation or accumulation of any Hazardous Material on, in or from any of the Properties, except in normal quantities used in the normal course of business as office or cleaning supplies without release to the environment.

(e)
There is no action, suit, proceeding, investigation, or inquiry by any Governmental Entity pending or to the Company’s Knowledge threatened against the Company, any of its Subsidiaries or, to the Company’s Knowledge, pending or threatened against any other Person in connection with any Property, arising in any way under any Environmental Law. Neither the Company nor any of its Subsidiaries have any liability for remedial action under any Environmental Law. Neither the Company nor any of its Subsidiaries has received any request for information by any Governmental Entity with respect to the condition, use or operation of any of the Properties nor has the Company or any of its Subsidiaries received any notice of any kind from any Governmental Entity or other Person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

(f)
None of the following exists at any property or facility owned or operated by the Company or any of its Subsidiaries: (i) under or above‑ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls or urea formaldehyde, or (iv) landfills, surface impoundments, or disposal areas.

(g)	None of the properties currently owned or operated by the Company or any of its Subsidiaries is encumbered by a Lien arising or imposed under any Environmental Law.
(h)
The transactions contemplated by this Agreement will not result in any liabilities for site investigation or cleanup, or require the consent of any Person, pursuant to any of the so‑called “transaction‑triggered” or “responsible property transfer” Environmental Laws.

(i)
Neither the Company nor any of its Subsidiaries, either expressly or by operation of law, assumed or has undertaken any obligation, including any obligation for remedial action, of any other Person under any Environmental Law.

(j)	The Company has provided Parent with copies of reports in its possession discussing the environmental condition of any Property and any violations of Environmental Law relating to any Property.
(k)
Notwithstanding any other representation or warranty contained in Article III, unless the term “Environmental Law” is expressly used in the statement, Section 3.19 contains the only representations and warranties by the Company or any of its Subsidiaries that shall be deemed to apply to or arise out of or in any way relate to Environmental Law and shall control.

Section 3.20          Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by the Company and any of its Subsidiaries with any Regulatory Agency, including, but not limited to, the Federal Reserve, the OCC and the TDB, have been timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and reasonably complete in all material respects.  Except as set forth on Confidential Schedule 3.20, (a) none of the Company or any of its Subsidiaries is or has been within the last four (4) years subject to any commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies, and the Company and each of its Subsidiaries are in full compliance with the requirements of any such commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action, and (b) there are no actions or proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries by or prior to any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except for normal examinations conducted by bank regulatory agencies in the ordinary course of business, no Regulatory Agency has initiated any proceeding or, to the Company’s Knowledge, investigation into the business or operations of the Company or any of its Subsidiaries. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank.  The Company is “well-capitalized” (as that term is defined in 12 C.F.R. § 225.2(r)) and “well managed” (as that term is defined is 12 C.F.R. § 225.2(s)). The Bank is an “eligible bank” (as that term is defined in 12 C.F.R. § 5.3(g)).
Section 3.21          Absence of Certain Business Practices.  Neither the Company nor any of its Subsidiaries or any officer, employee or agent of the Company or any of its Subsidiaries, or any other Person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction) that (a) might subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have resulted in a Material Adverse Change, or (c) if not continued in the future might result in a Material Adverse Change or might subject the Company or any of its Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.
Section 3.22          Books and Records.  The minute books, stock certificate books and stock transfer ledgers of the Company and each of its Subsidiaries (a) have been kept accurately in the ordinary course of business, (b) are complete and correct in all material respects, (c) the transactions entered therein represent bona fide transactions, and (d) do not fail to reflect transactions involving the business of the Company or any of its Subsidiaries that properly should have been set forth therein and that have not been accurately so set forth.
Section 3.23          Forms of Instruments, Etc.  The Company has made, and will make, available to Parent copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the Company and its Subsidiaries in the ordinary course of its business.
Section 3.24          Fiduciary Responsibilities.  Since December 31, 2011, the Company and each of its Subsidiaries have properly administered all accounts for which the Company or any of its Subsidiaries acts as a fiduciary, including accounts for which Company or any of its Subsidiaries serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in compliance with the terms of the governing documents and applicable Law in all material respects. None of the Company or any of its Subsidiaries, or any director, officer or employee of the Company or any of its Subsidiaries, has committed any material breach of trust with respect to any such fiduciary account.
Section 3.25          Guaranties.  According to past business practices and in compliance with applicable Law, neither the Company nor any of its Subsidiaries have guaranteed the obligations or liabilities of any other Person.
Section 3.26          Reserved.
Section 3.27          Employee Relationships.  The Company and each of its Subsidiaries have complied in all material respects with all applicable Laws relating to its relationships with their employees, and the Company believes that the relationships between the Company’s and each of its Subsidiaries’ employees are good. To the Knowledge of the Company and except as set forth on Confidential Schedule 3.27, no executive officer or manager of any of the operations of the Company or any of its Subsidiaries or of any group of employees of the Company or any of its Subsidiaries have any present plans, or have had discussions, to terminate their employment with the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement, including, without limitation, any executive officer of the Company or the Bank or any member of SBA management and/or senior management team. Except as set forth on Confidential Schedule 3.27, the Company is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment.  There are no unfair labor practice complaints pending against the Company or any of its Subsidiaries prior to the National Labor Relations Board and no similar claims pending prior to any similar state or local or foreign agency. To the Knowledge of the Company, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or any of its Subsidiaries, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice, except for such noncompliance or labor practice.
Section 3.28          Employee Benefit Plans.
(a)
Set forth on Confidential Schedule 3.28(a) is a complete and correct list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all multiple employer and “multiemployer plans” (as defined ERISA § 3(37)), all specified fringe benefit plans as defined in Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, phantom stock, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) are sponsored, maintained, or contributed to, by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability thereunder, and (ii) provide benefits, or describe policies or procedures applicable to, or for the welfare of, any current of former officer, director, independent contractor, employee, or service provider of the Company or any of its Subsidiaries, or the dependents or spouses of any such person, regardless of whether funded (the “Employee Plans”). Except as set forth on Confidential Schedule 3.28(a), true, accurate and complete copies of the documents comprising each Employee Plan, or, in the case of each unwritten Employee Plan, a written description thereof, including, to the extent applicable, each award agreement, trust, funding arrangements (including all annuity contracts, insurance contracts, and other funding instruments), the most current determination letter or opinion issued by the Internal Revenue Service, and Form 5500 Annual Reports (including all schedules and attachments) for the three most recent plan years have been delivered to Parent and are included and specifically identified in Confidential Schedule 3.28(a). No unwritten amendment exists with respect to any written Employee Plan.
(b)
Except as set forth on Confidential Schedule 3.28(b) no Employee Plan is a defined benefit plan within the meaning of ERISA §3(35) or is otherwise subject to ERISA Title IV, and neither the Company nor any of its Subsidiaries has ever sponsored or otherwise maintained such a plan.

(c)
Except as set forth on Confidential Schedule 3.28(c), there have been no prohibited transactions (as defined in Code § 4975(c)(1)), breaches of fiduciary duty or any other breaches or violations of any Law applicable to the Employee Plans that would directly or indirectly subject the Company, any of its Subsidiaries or any Employee Plan to any taxes, penalties, or other liabilities (including any liability arising from any indemnification agreement or policy), except to the extent that the Company, any of its Subsidiaries or any Employee Plan sponsored by the Company or any of its Subsidiaries is involved in such transaction or breach. Each Employee Plan that is intended to be qualified under Code § 401(a) has a current favorable determination or opinion letter and has no obligation to adopt any amendments for which the remedial amendment period under Code § 401(b) has expired and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination or opinion letter.  Each such Employee Plan is so qualified and has been operated in material compliance with applicable Law and its terms, any related trust is exempt from federal income tax under Code § 501(a) and no event has occurred that will or reasonably could result in the loss of such tax exemption or to liability for any tax under Code § 511. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the Company’s Knowledge, none are threatened, except to the extent that the Company, any of its Subsidiaries, or any Employee Plan sponsored by the Company or any of its Subsidiaries is involved in such transaction.  No written or oral representations have been made by or on behalf of the Company or any of its Subsidiaries to any employee or former employee of the Company or any of its Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage or any other welfare benefit (as defined in ERISA § 3(1)) for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code § 4980B). Except as identified on Confidential Schedule 3.28(c), the completion of the transactions contemplated by this Agreement will not cause a termination or partial termination, or otherwise accelerate the time of payment, exercise, or vesting, or increase the amount of compensation due to any current or former employee, officer or director of the Company or any of its Subsidiaries except as expressly contemplated by this Agreement.  Except as identified on Confidential Schedule 3.28(c), there are no surrender charges, penalties, or other costs or fees that would be imposed by any person against the Company or any of its Subsidiaries, an Employee Plan, or any other person, including an Employee Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any Employee Plan.
(d)
Except as set forth on Confidential Schedule 3.28(d), the execution, delivery and performance by the Company of its obligations under the transactions contemplated by this Agreement and/or the approval of the Company’s shareholders of the Merger (whether alone or in connection with any subsequent event(s)), will not (i) result in severance pay or any increase in severance pay upon any termination of employment, (ii) result in the acceleration of the time of payment or vesting of, or any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or result in any other obligation with respect to any employee of the Company or any of its Subsidiaries or pursuant to, any Employee Plan, (iii) result in any payments or benefits which would not be deductible pursuant to Code § 280G.

(e)
All contributions to any Employee Plan (including, without limitation, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable by the Company or any of its Subsidiaries on or before the Closing Date have been timely paid (including permissible extensions) to or made with respect to each Employee Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with GAAP.

(f)
No participant or beneficiary of a participant has been denied any benefit due or to become due under any Employee Plan.  To the Company’s Knowledge, no person has been misled as to his or her rights under any Employee Plan. All obligations required to be performed by the Company and any of its Subsidiaries under any Employee Plan have been performed in all material respects and neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of any Employee Plan in any material respect. To the Company’s Knowledge, no event has occurred that would constitute grounds for an enforcement action by any party against the Company, any of its Subsidiaries or any fiduciary of any Employee Plan under part 5 of Title I of ERISA under any Employee Plan.

(g)
With respect to each “employee benefit plan” (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or within the last six years, by any corporation or trade or business, the employees of which, together with the employees of the Company and each of its Subsidiaries, are required to be treated as employed by a single employer under any of the rules contained in ERISA or Code § 414 (the “Controlled Group Plans”):

(i)
Each Controlled Group Plan that is a “group health plan” (as defined in Code § 5000(b)(1) and ERISA § 733(a)) is, and at all times since March 23, 2010, has been, in compliance in all respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject to subject the Company, any of its Subsidiaries or such Controlled Group Plan to penalties or excise taxes under Code §§ 4980D, 4980H or 4980I, or any other provision of the Healthcare Reform Laws; and

(ii)
Except as set forth on Confidential Schedule 3.28(g), there is no Controlled Group Plan that is a “multiple employer plan” or “multiemployer plan” (as either such term is defined in ERISA), nor has there been any such plan under which the Company or any of its Subsidiaries had any liability in the last 5 years (or would have had liability if notice had been given).

Each such Controlled Group Plan is included in the listing of Employee Plans on Confidential Schedule 3.28(a).
(h)
Except as set forth on Confidential Schedule 3.28(h), each Employee Plan that provides for health, dental, vision, life, disability or similar coverage is covered by one or more third-party insurance policies and neither the Company nor any of its Subsidiaries is liable for self-insuring any such claims.

(i)
Except as set forth on Confidential Schedule 3.28(i), all Employee Plan documents, annual reports or returns, audited, compiled or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed (including permissible extensions) or distributed to the extent required by Law.

(j)
Except as set forth on Confidential Schedule 3.28(j), no Employee Plan holds any stock or other securities of the Company or any of its Subsidiaries or provides the opportunity for the grant, purchase or contribution of any such security.

(k)
Except as provided in Confidential Schedule 3.28(k), the Company or any of its Subsidiaries may, at any time amend or terminate any Employee Plan that it sponsors or maintains and may withdraw from any Employee Plan to which it contributes

(but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due or accrued on or before the effective date of such amendment, withdrawal or termination and for customary termination expenses.
(l)
Except as provided in Confidential Schedule 3.28(l), each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Code § 409A(d)(1) (a “Nonqualified Deferred Compensation Plan”) subject to Code § 409A has (i) been maintained and operated since January 1, 2005 (or, if later, from its inception) in good faith compliance with Code § 409A of the Code and all applicable IRS regulations promulgated thereunder and, as to any such plan in existence prior to January 1, 2005, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004, or has been amended in a manner that conforms with the requirements of Code § 409A, and (ii) since January 1, 2011, been materially in documentary and operational compliance with Code § 409A and all applicable IRS guidance promulgated thereunder. Except as provided in Confidential Schedule 3.28(l), no additional tax under Code § 409A(a)(1)(B) has been or is reasonably expected to be incurred by a participant in any such Employee Plan or other contract, plan, program, agreement, or arrangement. Neither the Company nor any of its Subsidiaries is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Code § 409A(a)(1)(B). No currently outstanding stock option or other right to acquire Company Stock or other equity security of the Company or any of its any of its Subsidiaries under any Employee Plan, or the payment of cash based on the value thereof, (A) has, as to any employee of the Company or any of its Subsidiaries, an exercise price that was less than the fair market value of the underlying equity security as of the date such stock option or right was granted, as determined by the Company in good faith and in compliance with the relevant IRS guidance in effect on the date of grant (including, IRS Notice 2005-1 and § 1.409A-1 (b)(5)(iv) of the Treasury regulations), (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right, or (C) has been granted after December 31, 2004, with respect to any class of stock of the Company or any of its Subsidiaries that is not “service recipient stock” (within the meaning of applicable regulations under Code § 409A).

Section 3.29          Obligations to Employees.  All accrued obligations and liabilities of the Company, each of its Subsidiaries and all Employee Plans, for payments to trusts (including grantor trusts) or other funds, to any government agency or authority, or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to any of the matters listed below have been timely paid (including permissible extensions) to the extent required by applicable Law or the terms of such plan, contract program, policy, or other governing instruments: (a) federal, state, and local withholding and employment Taxes and unemployment compensation and (b) Employee Plans.  To the extent that payment of any obligation or liability under any of the foregoing is not currently required, adequate actuarial accruals and reserves for such payments have been and are being made by the Company or its Subsidiaries according to GAAP.

Section 3.30          Investments.
(a)
The Company has delivered to Parent a complete list, as of June 30, 2016, of all securities, including investment securities (as defined in 12 C.F.R. § 1.2(e)), owned by the Company and its Subsidiaries, and all such securities are owned by the Company or its Subsidiaries (i) of record, except those held in bearer form, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. All of the securities owned, directly or indirectly, by the Company are permissible investments for a national banking association and are in material compliance with applicable Law.  Other than the Company’s Subsidiaries, there are no entities in which the Company owns 5% or more of the issued and outstanding voting securities. There are no voting trusts or other agreements or understandings with respect to the voting of any of the securities in the Company’s securities portfolio.

(b)
Each of the Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries.  Such securities and commodities are valued and reflected on the books of the Company and its Subsidiaries in accordance with GAAP in all material respects.

(c)
The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are reasonable in the context of such businesses.  Prior to the date of this Agreement, the Company has made available to Parent the material terms of such policies, practices and procedures.

Section 3.31          Interest Rate Risk Management Instruments.  Other than loan products that provide for interest rate caps or floors, neither the Company nor any of its Subsidiaries has any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries.
Section 3.32          Internal Controls.  The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the

Company’s internal controls over financial reporting.  None of the Company’s or any of its Subsidiaries’ systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company, any of its Subsidiaries or their accountants.
Section 3.33          Information Technology; Security & Privacy.  All information technology and computer systems and services (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the Company’s business (collectively, “Company IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry (including strong passwords), to ensure proper operation, monitoring and use. The Company IT Systems are in material compliance with regulatory standards and guidelines as required by applicable Law. The Company has commercially reasonable disaster recovery plans, procedures and facilities for its business and has taken commercially reasonable steps to safeguard Company IT Systems. Company IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct consolidated business. The Company has not experienced since January 1, 2012 any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown, cyber or security breach or other failure or deficiency of the Company IT Systems. The Company has taken reasonable measures to provide for the backup and recovery of the data and information necessary to the conduct of their businesses (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of their respective businesses. The Company, is not in breach of any material contract related to any Company IT Systems. To the Knowledge of the Company, has at all times complied in all material respects with all applicable legal requirements (including but not limited to all regulatory standards and guidelines) relating to privacy, data protection and the collection and use of personal information gathered or accessed in the course of the operations of the Company. The Company has at all times complied in all material respects with all rules, policies and procedures established by the Company from time to time with respect to the foregoing. No claims are pending and, to its Knowledge, no claims have been asserted or threatened against the Company or are likely to be asserted or threatened against the Company by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such Laws, policies or procedures. The consummation of the Merger and the other transactions contemplated hereby will not breach or otherwise cause any violation of any such Laws, policies or procedures. With respect to all personal information described herein, the Company has taken all steps reasonably necessary (including implementing and monitoring compliance with measures with respect to technical and physical security) to protect the information in a manner consistent with the Laws, policies or procedures referred to herein. To the Knowledge of the Company, there has been no unauthorized access to or other misuse of that information.
Section 3.34          Agreements Between the Company and its Subsidiaries; Claims.  Except as set forth on Confidential Schedule 3.34, there are no written or oral agreements or understandings between the Company and any of its Subsidiaries. All past courses of dealings between the Company and each of its Subsidiaries have been conducted in the ordinary course of business, on arm’s-length terms consistent with applicable Law. The Company has no Knowledge of any Claims that the Company has against any of its Subsidiaries or of any facts or circumstances that would give rise to any such Claim.
Section 3.35          Securities and Exchange Commission Reporting Obligations.  The Company has timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC pursuant to the Exchange Act since December 31, 2013. As of their respective dates, each of such reports and statements, (or if amended, as of the date so amended), were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC and such reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 3.36          Representations Not Misleading.  No representation or warranty by the Company contained in this Agreement, nor any exhibit or schedule furnished to Parent by the Company under and pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any Governmental Entity having jurisdiction over the Company or its properties of the facts and circumstances upon which they were based.
Section 3.37          State Takeover Laws.  The Company Board has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions any applicable provisions of the takeover Laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law.
Section 3.38          Company Information.  None of the information supplied or to be supplied by the Company for inclusion in the Proxy Statement, or in any other application, notification or other document filed with any Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, in each case or any amendment or supplement thereto will, at the time the Proxy Statement or any such supplement or amendment thereto is first mailed to the shareholders of Company or at the time Company shareholders vote on the matters constituting the Requisite Company Approval, or at the time any such other applications, notifications or other documents or any such amendments or supplements thereto are so filed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by the Company in this Section 3.38 with respect to statements made therein based on information supplied by Parent in writing expressly for inclusion in the Proxy Statement or such other applications, notifications or other documents.
Section 3.39          Opinion of Financial Advisor.  Prior to the execution of this Agreement, the Company Board has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from The Bank Advisory Group, L.L.C., to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Stock. Such opinion has not been amended or rescinded in any material respect as of the date of this Agreement.
Section 3.40          Brokerage Fees and Commissions.  Except as set forth on Confidential Schedule 3.40, no agent, representative or broker has represented the Company in connection with the transactions described in this Agreement. Parent will not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the Company or any shareholder of the Company, and the Company hereby agrees to indemnify and hold Parent harmless for any amounts owed to any agent, representative or broker of the Company or any shareholder of the Company.
Section 3.41          No Other Representations or Warranties.  Except as expressly set forth in Article III of this Agreement, none of the Company, its Subsidiaries or any other Person is making or has made, and none of them shall have liability in respect of, any written or oral representation or warranty, express or implied, at Law, in equity or otherwise, with respect to the Company or any of its Subsidiaries or otherwise, in respect of this Agreement or the transactions contemplated thereby, or in respect of any other matter whatsoever.
ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF PARENT
Except as disclosed in the disclosure schedules delivered by Parent to the Company prior to the execution hereof (the “Parent Disclosure Schedules”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Change, and (c) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced, and (2) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Parent hereby represents and warrants to the Company as follows:
Section 4.01          Organization and Qualification.
(a)
Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Parent has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.  True and complete copies of the certificate of formation and bylaws of Parent, as amended to date, have been made available to the Company.  Parent does not own or control any Affiliate or Subsidiary, except that at the Effective Time, it will own and control Merger Sub. The nature of the business of Parent and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas. The nature of the business of Parent is duly licensed or qualified to do business in the State of Texas.  Parent has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, or as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Parent has not been conducted through any other direct or indirect Subsidiary or Affiliate of Parent.
Section 4.02          Authority; Execution and Delivery.
(a)
Parent has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Parent Board.  Parent has taken all action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party.  This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by Parent, and each constitutes the legal, valid and binding obligation of Parent, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

Section 4.03          Capitalization of Parent.  The entire authorized capital stock of Parent consists solely of 10,000,000 shares of Parent Stock. There is 1 share of Parent Stock which is issued and outstanding as of the date of this Agreement. The issued and outstanding share of Parent Stock is validly issued, fully paid and nonassessable, and has not been issued in violation of the preemptive rights of any Person or in violation of any applicable federal or state laws.
Section 4.04          Compliance with Laws, Permits and Instruments.
(a)
Parent holds all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of its business and is not in violation of any applicable Law or Order of any Governmental Entity, which is reasonably likely to result in a Material Adverse Change as to Parent, individually or in the aggregate, or to the Knowledge of Parent is reasonably likely to materially and adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement.

(b)
Parent has in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time shall be in default) under, or in violation of, (i) any provision of the certificate of formation or bylaws of Parent or any Subsidiary of Parent or other governing documents of Parent, as applicable (collectively, the “Parent Constituent Documents”), (ii) any material provision of any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Parent or any Subsidiary of Parent, or their respective assets, operations, properties or businesses now conducted or heretofore conducted, taken as a whole or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or award of any Governmental Entity applicable in any material respect to Parent or any Subsidiary of Parent or their respective assets, operations, properties or businesses now conducted or heretofore conducted.
(c)
The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the Parent Constituent Documents, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Parent or any Subsidiary of Parent, or their respective assets, operations, properties or businesses or (iii) any material Law or Order of any Governmental Entity applicable to Parent and any Subsidiary of Parent and their respective assets, operations, properties and businesses, taken as a whole.

Section 4.05          Litigation.
(a)
Except as set forth on Confidential Schedule 4.05, Parent is not a party to any, and there are no pending or, to the Knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent, nor to the Knowledge of Parent, is there any basis for any proceeding, claim or any action against Parent. There is no Order imposed upon Parent or the assets or property of Parent that has resulted in, or is reasonably likely to result in, a Material Adverse Change as to Parent.

(b)
No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the Knowledge of Parent, threatened against Parent that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Parent pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 4.06          Consents and Approvals.  Except for (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve, the OCC and the TDB and approval of such applications, filings and notices, as necessary, (b) the filing with the SEC of any filings under applicable requirements of the Exchange Act, and (c) the filing of the certificates of merger with the Secretary of State of the State of Texas pursuant to the requirements of the TBOC, no consents, Orders or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Parent of this Agreement or (B) the consummation by the Company of the transactions contemplated by this Agreement.  As of the date of this Agreement, Parent knows of no reason why all regulatory approvals from any Governmental Entity or Regulatory Agency required for the consummation of the transactions contemplated hereby should not be obtained on a timely basis and Parent has no Knowledge of any fact or circumstance that would materially delay receipt of any such required regulatory approval.
Section 4.07          Absence of Certain Changes or Events.  Except as set forth on Confidential Schedule 4.07, since its formation, (a) Parent has conducted its business only in the ordinary course consistent with past practices (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby), (b) there has not been any change, circumstance, state of facts or event (including any event involving a prospective change) that has occurred, or is reasonably likely to occur, that would, either individually or in the aggregate, would have, or reasonably be expected to have a Material Adverse Change on Parent, or that could materially affect Parent’s or its Subsidiaries’ ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, and (c) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Parent or any of its Subsidiaries (whether or not covered by insurance).
Section 4.08          Representations Not Misleading.  No representation or warranty by Parent contained in this Agreement, nor any exhibit or schedule furnished to the Company by Parent under and pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any Governmental Entity having jurisdiction over Parent or their properties of the facts and circumstances upon which they were based.
Section 4.09          State Takeover Laws.  The Parent Board has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions any applicable provisions of the takeover Laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law.
Section 4.10          Parent Information.  None of the information supplied or to be supplied by Parent for inclusion in the Proxy Statement, or in any other application, notification or other document filed with any Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, in each case or any amendment or supplement thereto will, at the time the Proxy Statement or any such supplement or amendment thereto is first mailed to the shareholders of Company or at the time Company shareholders vote on the matters constituting the Requisite Company Approval, or at the time any such other applications, notifications or other documents or any such amendments or supplements thereto are so filed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Parent in this Section 4.10 with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion in the Proxy Statement or such other applications, notifications or other documents.
Section 4.11          Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.
Section 4.12          Vote/Approval Required.  No vote or consent of the holders of the Parent Common Stock is necessary to approve this Agreement or the transactions contemplated hereby. The vote or consent of the Parent as the sole shareholder of Merger Sub is the only consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby.
Section 4.13          Brokerage Fees and Commissions.  No agent, representative or broker has represented Parent in connection with the transactions described in this Agreement. The Company will not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Parent and Parent hereby agrees to indemnify and hold the Company harmless for any amounts owed to any agent, representative or broker of Parent.
Section 4.14          Financing.  Parent will have as of the Closing Date sufficient Financing available for it to pay the Merger Consideration as contemplated hereby, including, but not limited to the executed commitment letter set forth on Confidential Schedule 4.14 (the “Commitment Letter”) pursuant to which, upon the terms and subject to the conditions set forth therein, such lender has agreed to lend the amount set forth therein for the purpose of partially funding the transactions contemplated by this Agreement (the “Debt Financing”), and to satisfy all of its other obligations under this Agreement.  Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to the Parent on the Closing Date.
Section 4.15          Experience.  Parent, either alone or together with its respective representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement and has so evaluated the merits and risks of such transactions.  Parent is capable of protecting its own respective interests in connection with the Merger.  Further, Parent understands that no representation is being made as to the future performance of the Company and its Subsidiaries.
Section 4.16          Access to Information.  Parent is sufficiently aware of and understands the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to enter into this Agreement.  Parent acknowledges that it has had the opportunity to perform due diligence with respect to the Company and its Subsidiaries and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the Merger and the merits and risks of the transactions contemplated by this Agreement and any such questions have been answered to Parent’s reasonable satisfaction; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable Parent to evaluate its participation in the Merger; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to the Merger.  Parent has received all information they deem appropriate for assessing the Company’s financial condition and the transactions contemplated by this Agreement.  Neither such inquiries nor any other investigation conducted by or on behalf of Parent or its respective representatives or counsel shall modify, amend, or affect Parent’s right to rely on the truth, accuracy, and completeness of the Company’s representations and warranties contained in this Agreement.  Parent has sought such accounting, legal, and tax advice as it has considered necessary to make an informed decision with respect to the transactions contemplated by this Agreement.
Section 4.17          No Other Representations or Warranties.  Except as expressly set forth in this Agreement, none of Parent, its Subsidiaries, or any other Person is making or has made, and none of them shall have liability in respect of, any written or oral representation or warranty, express or implied, at Law, in equity or otherwise, with respect to Parent or any of its Subsidiaries, or otherwise, and whether express or implied, at Law, in equity or otherwise, in respect of this Agreement or the transactions contemplated thereby, or in respect of any other matter whatsoever.
ARTICLE IV-A
REPRESENTATIONS AND WARRANTIES OF TECTONIC
Except as disclosed in the disclosure schedules delivered by Tectonic to the Company prior to the execution hereof (the “Tectonic Disclosure Schedules”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Tectonic Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Tectonic that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Change, and (c) any disclosures made with respect to a section of this Article IV-A shall be deemed to qualify (1) any other section of this Article IV-A specifically referenced or cross-referenced, and (2) other sections of this Article IV-A to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Tectonic hereby represents and warrants to the Company as follows:
Section 4.01-A          Organization and Qualification.  Tectonic is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.  Tectonic has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.  True and complete copies of the certificate of formation and operating agreement of Tectonic, as amended to date, have been made available to the Company.  Tectonic does not own or control any Affiliate or Subsidiary. The nature of the business of Tectonic and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas. The nature of the business of Tectonic is duly licensed or qualified to do business in the State of Texas.

Section 4.02-A          Authority; Execution and Delivery.  Tectonic has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement has been duly and validly approved by the Tectonic Board of Directors.  Tectonic has taken all action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party.  This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by Tectonic, and each constitutes the legal, valid and binding obligation of Tectonic, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.
Section 4.03-A          Compliance with Laws, Permits and Instruments.
(a)
Tectonic holds all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of its business and is not in violation of any applicable Law or Order of any Governmental Entity, which is reasonably likely to result in a Material Adverse Change as to Tectonic, individually or in the aggregate, or to the Knowledge of Tectonic is reasonably likely to materially and adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement.

(b)
Tectonic has in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time shall be in default) under, or in violation of, (i) any provision of the certificate of formation or operating agreement of Tectonic or any Subsidiary of Tectonic or other governing documents of Tectonic, as applicable (collectively, the “Tectonic Constituent Documents”), (ii) any material provision of any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Tectonic or any Subsidiary of Tectonic, or their respective assets, operations, properties or businesses now conducted or heretofore conducted, taken as a whole or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or award of any Governmental Entity applicable in any material respect to Tectonic or any Subsidiary of Tectonic or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

(c)
The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the Tectonic Constituent Documents, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Tectonic or any Subsidiary of Tectonic, or their respective assets, operations, properties or businesses or (iii) any material Law or Order of any Governmental Entity applicable to Tectonic and any Subsidiary of Tectonic and their respective assets, operations, properties and businesses, taken as a whole.

Section 4.04-A          Absence of Certain Changes or Events.  Except as set forth on Confidential Schedule 4.04-A, since June 30, 2016, (a) Tectonic has conducted its business only in the ordinary course consistent with past practices (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby), (b) there has not been any change, circumstance, state of facts or event (including any event involving a prospective change) that has occurred, or is reasonably likely to occur, that would, either individually or in the aggregate, would have, or reasonably be expected to have a Material Adverse Change on Tectonic, and (c) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets the Company or any of its Subsidiaries (whether or not covered by insurance).
Section 4.05-A          Tectonic Information.  None of the information supplied or to be supplied by Tectonic for inclusion in the Proxy Statement, or in any other application, notification or other document filed with any Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, in each case or any amendment or supplement thereto will, at the time the Proxy Statement or any such supplement or amendment thereto is first mailed to the shareholders of Company or at the time Company shareholders vote on the matters constituting the Requisite Company Approval, or at the time any such other applications, notifications or other documents or any such amendments or supplements thereto are so filed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Tectonic in this Section 4.05-A with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion in the Proxy Statement or such other applications, notifications or other documents.
Section 4.06-A          Experience.  Tectonic, either alone or together with its respective representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating its obligations under this Agreement and has so evaluated such obligations.  Tectonic is capable of protecting its own respective interests in connection with the Merger.  Further, Tectonic understands that no representation is being made as to the future performance of the Company and its Subsidiaries.
Section 4.07-A          Representations Not Misleading.  No representation or warranty by Tectonic contained in this Agreement, nor any exhibit or schedule furnished to the Company by Tectonic under and pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any Governmental Entity having jurisdiction over Tectonic or their properties of the facts and circumstances upon which they were based.
Section 4.08-A          No Other Representations or Warranties.  Except as expressly set forth in this Agreement, none of Tectonic, its Subsidiaries or any other Person is making or has made, and none of them shall have liability in respect of, any written or oral representation or warranty, express or implied, at Law, in equity or otherwise, with respect to Tectonic or any of its Subsidiaries, or otherwise, and whether express or implied, at Law, in equity or otherwise, in respect of this Agreement or the transactions contemplated thereby, or in respect of any other matter whatsoever.
ARTICLE V
 COVENANTS OF THE COMPANY
Section 5.01          Commercially Reasonable Efforts.  During the period from the date of this Agreement and continuing until the Effective Time or earlier termination of this Agreement, the Company agrees as to itself and its Subsidiaries that, except as expressly permitted by this Agreement, required by law or to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably or untimely withheld), the Company shall, and shall cause its Subsidiaries to, (a) conduct their respective businesses in the ordinary course consistent with past practices, (b) use all commercially reasonable efforts to (i) maintain and preserve intact its business organization, (ii) maintain their rights, franchises, licenses and other authorizations by Government Entities (iii) preserve their relationships with directors, executive officers, key employees, customers, suppliers and others having business dealings with them, and (iv) maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect, and (c) take no action that would reasonably be expected to materially and adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform the Company’s covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
Section 5.02          Company Shareholders’ Meeting.  The Company shall, in accordance with applicable Law:
(a)
take all action necessary in accordance with the SEC, TBOC and the Company Constituent Documents to duly call, give notice of, convene and hold a meeting of its shareholders (such meeting or any adjournment or postponement thereof, the “Shareholders’ Meeting”) as soon as reasonably practicable after the date hereof (and in any event, no later than thirty (30) days after the date the Proxy Statement is mailed to Company shareholders in accordance with Section 5.13) for the purpose of approving and adopting this Agreement, the Merger and the transactions contemplated hereby and, except in the case of termination of this Agreement pursuant to Section 9.01, shall solicit, and use its reasonable best efforts to obtain, the Requisite Company Approval thereat;

(b)	require no greater than the minimum vote of the capital stock of the Company required by applicable Law in order to approve this Agreement, the Merger and the transactions contemplated hereby; and
(c)
subject to effecting a Change in Recommendation pursuant to Section 5.20, include in the Proxy Statement the recommendation of the Company Board that the shareholders of the Company vote in favor of the approval and adoption of this Agreement, the Merger and the transactions contemplated hereby.

(d)
The Company agrees that, unless this Agreement is terminated pursuant to Section 9.01, its obligations pursuant to this Section 5.02 to convene and hold the Shareholders’ Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to Company of any Acquisition Proposal.

Section 5.03          Information Furnished by the Company.  The Company shall promptly following receipt of a written request from Parent furnish or cause to be furnished to Parent, all information concerning the Company, including but not limited to financial statements, required for inclusion in any statement or application made or filed by Parent to any governmental body in connection with the transactions contemplated by this Agreement or in connection with any unrelated transactions during the pendency of this Agreement. The Company represents and warrants that all information so furnished shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Company shall otherwise reasonably cooperate with Parent in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.
Section 5.04          Required Acts.  Between the date of this Agreement and the Closing, the Company will, and will cause of each of its Subsidiaries including the Bank to, unless otherwise permitted in writing by Parent:
(a)
perform all of its obligations under any material contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as the Company or any of its Subsidiaries may in good faith reasonably dispute;

(b)
use commercially reasonable efforts to maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

(c)
timely file, subject to extensions, all reports required to be filed with any Governmental Entity and observe and conform, in all material respects, to all applicable Laws, except those being contested in good faith by appropriate proceedings;

(d)
timely file, subject to extensions, all Tax Returns required to be filed by it and timely pay all Taxes that become due and payable, except those being contested in good faith by appropriate proceedings;

(e)	promptly notify Parent of any Tax proceeding or claim pending or, to the Knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries;
(f)
withhold from each payment made to each of its employees, independent contractors, creditors and other third parties the amount of all Taxes required to be withheld therefrom and pay the same to the proper Governmental Entity when due;

(g)
account for all transactions and prepare all financial statements in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP); and

(h)	promptly classify and charge off loans and make appropriate adjustments to loss reserves in accordance with the Company’s existing policy and procedures.
Section 5.05          Prohibited Acts.  Between the date of this Agreement and the Closing, the Company will not, and will not permit any of its Subsidiaries including the Bank to, without the prior written consent of Parent, except as set forth on Confidential Schedule 5.05:
(a)
merge into, consolidate with or sell its assets to any other Person or entity, change the Company’s or any of its Subsidiaries’ articles of association, certificate of formation or bylaws, increase the number of shares of Company Stock (other than by exercise of a Company Option) or any of its Subsidiaries’ stock outstanding or increase the amount of the Bank’s surplus (as calculated in accordance with the instructions to the Call Report);

(b)
except as explicitly permitted hereunder or in accordance with applicable Law or pursuant to a contract existing as of the date of this Agreement, engage in any transaction with any affiliated Person or allow such Persons to acquire any assets from the Company or any of its Subsidiaries, except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the Employee Plans currently in effect, (ii) any deposit (in any amount) made by an officer, director or employee or (iii) loans or extension of credit;

(c)
other than with respect to the Special Dividend, declare, set aside or pay any dividends or make any other distribution to its shareholders (including any share dividend, dividends in kind or other distribution) whether in cash, shares or other property or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its capital shares or other securities;

(d)
discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except (i) in the ordinary course of business consistent with past practices, (ii) for liabilities incurred in connection with the transactions contemplated hereby and (iii) for Liens, obligations or liabilities reflected on the Company’s Financial Statements;

(e)
issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(f)
accelerate the vesting of pension or other benefits in favor of employees of the Company or any of its Subsidiaries except as provided by the Employee Plans or as otherwise contemplated by this Agreement or as required by applicable Law;

(g)	acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i)

through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);
(h)
mortgage, pledge or subject to Lien any of its property, business or assets, tangible or intangible, except (i) Permitted Encumbrances, (ii) Federal Home Loan Bank advances, (iii) Federal Reserve Bank loans, and (iv) pledges of assets to secure public funds deposits;

(i)
(i) enter into, adopt, amend (except for such amendments as may be required by applicable Law or as provided under this Agreement) or terminate any Employee Plan, or any agreement, arrangement, plan or policy between the Company or its Subsidiaries and one or more of its directors or executive officers, (ii) except for normal pay increases other than to key employees or nonexecutive officers in the ordinary course of business consistent with past practice or as required by any plan or arrangement as in effect as of the date hereof, materially increase in any manner the compensation or benefits of any director, officer or employee or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) grant or award any bonus or incentive compensation, or any stock option, restricted stock, restricted stock unit or other equity-related award except as required as an existing obligation of the Company under the terms of any existing agreement.

(j)
make any material change in the rate of payment of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its directors, officers, employees or agents, other than periodic increases in compensation consistent with past practices, and bonuses, commissions, and incentives consistent with past practices to its employees and officers;

(k)
enter into any employment or consulting contract (other than as contemplated by the terms of the Employee Plans or this Agreement) or other agreement with any current or proposed director, executive officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement for the benefit of its directors, employees or former employees, except as required by applicable Law or by this Agreement;

(l)
make any capital expenditures or capital additions or betterments in excess of $100,000 in the aggregate, except for such capital expenditures or capital additions that are consistent with the Company’s Fixed Asset and Capital Expenditures Policy, or that are necessary to prevent substantial deterioration of the condition of a property;

(m)
sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with past business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(n)
make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, including loan loss reserves, other than changes consistent with past practice or to comply with recommendations, guidance, pronouncements or requirements of any applicable Regulatory Agency, (ii) asset liability management techniques, (iii) accounting methods, principles or material practices, except as consistent with past practice, as required by changes in GAAP as concurred in by the Company’s independent auditors, or as recommended or required by any applicable Regulatory Agency, or (iv) Tax election, change in taxable year, accounting methods for Tax purposes, amendment of a Tax Return, restriction on any assessment period relating to Taxes, settlement of any Tax claim or assessment relating to the Company or any of its Subsidiaries, “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign law), or surrender any claim to a refund; or

(o)	enter into any acquisitions or leases, as Lessee, of real property, including new leases and lease extensions, other than equipment leases and OREO Property.
Section 5.06          Access; Pre-Closing Investigation.
(a)
Upon reasonable notice and subject to applicable Laws, the Company will afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Parent reasonable access to the properties, books, contracts and records of the Company and each of its Subsidiaries, permit Parent to make such inspections as Parent may require and furnish to Parent during such period all such information concerning the Company, each of its Subsidiaries and its affairs as Parent may reasonably request, in order that Parent may have the opportunity to make such reasonable investigation as it desires to make of the affairs of the Company and each of its Subsidiaries, including access sufficient to verify the value of the assets and the liabilities of the Company and each of its Subsidiaries and the satisfaction of the conditions precedent to Parent’s obligations described in Article VIII of this Agreement. Parent will use its commercially reasonable efforts not to disrupt the normal business operations of the Company or any of its Subsidiaries. The Company agrees at any time, and from time to time, to furnish to Parent as soon as practicable, any additional information that Parent may reasonably request.  Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose confidential supervisory information (as such term is defined in 12 C.F.R. § 4.32 and § 4.36) or other information where such access or disclosure would violate or prejudice the rights of the Company’s or any of its Subsidiaries’ customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

(b)
No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

Section 5.07          Additional Financial Statements.  The Company will promptly furnish Parent with true and complete copies of (a) SEC Reports, (b) each Call Report prepared after the date of this Agreement as soon as such reports are made available to the FDIC, and (c) upon request by Parent, unaudited month-end financial statements of the Company (when available).
Section 5.08          Untrue Representations.  The Company will promptly notify Parent in writing if the Company obtains Knowledge of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Parent or any representation or warranty made in or pursuant to this Agreement or that results in the failure of the Company or any of its Subsidiaries to comply with any covenant, condition or agreement contained in this Agreement in all material respects.
Section 5.09          Litigation and Claims.  The Company will promptly notify Parent in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against the Company or any of its Subsidiaries or affecting any of their properties, and the Company will promptly notify Parent of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Company or any of its Subsidiaries pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.
Section 5.10          Material Adverse Changes.  The Company will promptly notify Parent in writing if any change or development has occurred or, to the Knowledge of the Company, been threatened (or any development has occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on the Company or any of its Subsidiaries, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the completion of the transactions contemplated by this Agreement, or (c) would cause the conditions in Article VIII not to be satisfied.
Section 5.11          Consents and Approvals.  The Company will use its commercially reasonable efforts to obtain at the earliest practicable time all consents and approvals from third parties, including those listed on Confidential Schedule 2.02(i); provided, however, that the Company and its Subsidiaries shall not be required to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the consents and approvals of Governmental Entities that would reasonably be expected to have a material and adverse effect on the Parent, Merger Sub, Company and its Subsidiaries, taken as a whole, or the Surviving Corporation and its Subsidiaries, taken as a whole, in each case after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).
Section 5.12          Reserved.

Section 5.13          Proxy Statement.
(a)
The Company Board shall (i)  use its commercially reasonable efforts to obtain such shareholder approval of this Agreement, the Merger and the transactions contemplated hereby, (ii) perform such other acts as may reasonably be requested by Parent to ensure that such shareholder approval of this Agreement, the Merger and the transactions contemplated hereby are obtained, but consistent with Section 5.19 and Section 9.01, (iii) cause the Proxy Statement to be filed with the SEC no later than forty-five (45) days after the date hereof, (iv) cause the Proxy Statement to be mailed to the shareholders of the Company as soon as practicable after the date hereof, but in any event, no later than fifteen (15) days after the date the SEC approves, clears or otherwise informs the Company that it has no additional comments relating to the Proxy Statement, and (v) cause the Company Shareholders’ Meeting to occur no later than thirty (30) days after the date the Proxy Statement is mailed to Company shareholders.

(b)
If the Company becomes aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, the Company shall promptly inform Parent thereof and take the necessary steps to correct the Proxy Statement.

(c)
Prior to mailing the Proxy Statement to Company shareholders, the Company will provide Parent drafts of the Proxy Statement and other documents relating to the Proxy Statement for Parent to review and comment upon, and the Company shall use its commercially reasonable efforts to incorporate into the Proxy Statement and other documents any reasonable comments or changes suggested by Parent.

Section 5.14          Employment Agreements.
(a)
The Company will take any and all actions that are necessary to terminate as of the Effective Time those Employment Agreements set forth in Confidential Schedule 5.14(a) (the “Existing Employment Agreements”).

(b)
The Company will use its commercially reasonable efforts to cause those employees of the Company and/or the Bank set forth on Confidential Schedule 5.14(b) to enter into Employment Agreements to be effective as of the Effective Time; provided that the terms and conditions of the Employment Agreements shall be mutually agreed upon by such employees, the Company and Parent (the “New Employment Agreements”).

Section 5.15          Reserved.
Section 5.16          Tax Matters.
(a)
All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, if any, shall be paid by the party liable for such Tax under Law when due, and such party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the other party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.
(b)
The Company shareholders, the Company and Parent further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(c)	Parent shall prepare or cause to be prepared all Tax Returns for the Company and its Subsidiaries that are filed after the Closing Date.
Section 5.17          Disclosure Schedules.  At least ten (10) calendar days prior to the Closing, the Company agrees to provide Parent with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.
Section 5.18          Operational Updates.  The executive officers of the Company and the Bank agree to meet with senior officers of Parent as reasonably requested by Parent to review the financial and operational affairs of the Bank, and to the extent permitted by applicable Law, each of the Company and the Bank agrees to give reasonable consideration to Parent’s input on such matters, consistent with this Section 5.18, with the understanding that Parent shall in no event be permitted to exercise control of the Company or the Bank prior to the Effective Time and, except as specifically provided under this Agreement, the Company and the Bank shall have no obligation to act in accordance with Parent’s input.
Section 5.19          No Solicitation.
(a)
Subject to the provisions of this Section 5.19, the Company will not, and will cause its Subsidiaries not to, and will cause the Company’s and its Subsidiaries’ respective officers, directors, employees, Affiliates, agents and other representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, or the making of, any Acquisition Proposal or (ii) except as permitted below, (A) engage in negotiations or discussions with, or provide any information or data to, any Person relating to an Acquisition Proposal, (B) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (C) execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal (other than a confidentiality agreement contemplated by Section 5.19(b)); provided, however, that the foregoing shall not prohibit the Company or its Representatives from informing any Person of the restrictions of this Section 5.19 or from contacting any Person who has made an Acquisition Proposal solely for the purpose of seeking clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal, and any such actions shall not be a breach of this Section 5.19.  The Company shall, and shall cause each of its Representatives to, (i) immediately cease any solicitations, discussions or negotiations with any Person (other than Parent or its Affiliates) conducted before the date of this Agreement with respect to any Acquisition Proposal and promptly request return or destruction of confidential information related thereto, and (ii) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal.
(b)
Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Requisite Company Approval, in the event the Company receives a bona fide Acquisition Proposal that is not received in violation of this Section 5.19, the Company and the Company Board (or any committee thereof) has determined in good faith (after consultation with legal counsel) that such Acquisition Proposal is a Superior Proposal, the Company may then (i) engage in discussions and negotiations (including exchanging draft agreements) with, (ii) furnish or cause to be furnished any information and data to, and (iii) afford access to its personnel, properties, books and records to the Person making such Acquisition Proposal and its Representatives if the Company Board (or any committee thereof) determines in good faith (after consultation with legal counsel and financial advisor) that the failure to take such action would be more likely than not to result in a violation of the Company Board’s fiduciary duties under applicable Law; provided, however, that, prior to providing any nonpublic information to such Person or participating in discussions or negotiations with such Person, the Company shall have entered into a confidentiality agreement with such Person on terms that are no less favorable to such Person than the confidentiality provisions of the Confidentiality Agreement and that any nonpublic information concerning the Company and its Subsidiaries provided to such Person, to the extent not previously provided to Parent, is promptly provided to Parent. In addition, nothing herein shall restrict the Company from complying with its disclosure obligations with regard to any Acquisition Proposal under applicable Law.

(c)
The Company will promptly (and in any event within 48 hours) notify Parent of the receipt by the Company of any Acquisition Proposal, which notice shall include the material terms of and identity of the Person(s) making such Acquisition Proposal. The Company will (subject to the fiduciary duties of the Company Board) keep Parent reasonably informed of the status and material terms and conditions of any such Acquisition Proposal and of any material amendments or proposed material amendments thereto and will promptly notify Parent of any determination by Company Board that such Acquisition Proposal constitutes a Superior Proposal.

(d)
Except as provided in Section 5.20, the Company Board shall not (nor shall any committee thereof) withdraw or modify, in a manner adverse to Parent, the Company Recommendation or make any public communication proposing an intention to withdraw or modify in any manner adverse to Parent the Company Recommendation.

Section 5.20          Receipt of Superior Proposal.

(a)
Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Approval, the Company Board (including any committee thereof) may, if it determines it has received an Acquisition Proposal that the Company Board determines in good faith (after consultation with legal counsel) constitutes a Superior Proposal and that the failure to take such action or terminate this Agreement pursuant to Section 9.01(d)(ii), as the case may be, would be inconsistent with the Company Board’s (or applicable committee’s) fiduciary duties under applicable Law, withdraw, withhold, modify, amend or qualify the Company Recommendation or approve or recommend such Superior Proposal (a “Change in Recommendation”), if, but only if (i) the Company notifies Parent in writing of its intention to take such action at least four (4) Business Days prior to taking such action, specifying the material terms of the Superior Proposal, identifying the Person(s) making such Superior Proposal and providing Parent an unredacted copy of any proposed agreements with the Person making such Superior Proposal; (ii) during such four (4) Business Day period (the “Notice Period”), the Company shall have, and shall have caused its financial and legal advisors to have, negotiated in good faith with Parent (if Parent so desires) to make adjustments in the terms and conditions of this Agreement as would permit the Company Board not to effect a Change in Recommendation so that the Acquisition Proposal no longer constitutes a Superior Proposal; (iii) following the Notice Period, the Company Board determines in good faith (after consultation with legal counsel) that the failure to effect a Change in Recommendation or terminate this Agreement pursuant to Section 9.01(d)(ii), as the case may be, would be inconsistent with the Company Board’s (or applicable committee’s) fiduciary duties under applicable Law; (iv) following the Notice Period, the Company Board determines, after consultation with its legal counsel and financial advisors, and after considering any adjustments proposed in writing by Parent, that such Acquisition Proposal continues to constitute a Superior Proposal; and (v) the Company is not in material breach of Section 5.19 or this Section 5.20.  In the event any such Superior Proposal ceases to constitute a Superior Proposal and is thereafter materially amended or modified, as the case may be, the Company shall give a new notice to Parent in accordance with this Section 5.20(a) (except that the Notice Period shall be two (2) Business Days instead of four (4) Business Days).

(b)
Nothing in this Section 5.20 shall prohibit the Company Board (or applicable committee) from at any time taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A (or making any similar communication to the Company’s shareholders in connection with any amendment to the terms of a tender offer or exchange offer) or making any other required disclosure to the Company’s shareholders if the Company Board (or applicable committee) determines (after consultation with legal counsel) that the failure to take such action could reasonably be expected to result in a violation of applicable Law.

Section 5.21          Execution of Releases.  Each of the Company and the Bank shall take such action as it is required to, and shall use its commercially reasonable efforts to cause the other Persons to take such action as they are required to, in order to execute the Option Holder Agreement and Releases in the form attached hereto as Exhibit “D” as described in Section 8.12.

Section 5.22          Indemnification; Tail Coverage.
(a)
From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) (“Indemnified Liabilities”) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company’s Certificate of Formation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of the Company and its Subsidiaries.

(b)
Before the Effective Time, the Company will obtain, and before the Calculation Date, the Company will fully pay for, or accrue, “tail” insurance policies or a continuance of current policies with a claims period of five (5) years from and after the Effective Time with respect to directors’ and officers’ liability insurance for the present and former officers and directors of the Company and the Bank with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated by this Agreement) (“Tail Coverage”). The Tail Coverage will contain coverage, amounts, terms and conditions, no less advantageous to such officers and directors than the coverage currently provided by the Company and the Bank.

(c)
The Surviving Corporation shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 5.22.

(d)
If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.22.

(e)	The provisions of this Section 5.22 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.
Section 5.23          Deregistration.  The Surviving Corporation shall use its commercially reasonable efforts to terminate the registration of the shares of Common Stock under the Exchange Act and to suspend the Company’s SEC reporting obligations under the Exchange Act as soon as practicable following the Effective Time.
ARTICLE VI
COVENANTS OF PARENT
Section 6.01          Commercially Reasonable Efforts.  Parent shall use its respective commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.
Section 6.02          Incorporation and Organization of Merger Sub.  Parent will incorporate, or will cause the incorporation of, Merger Sub under the laws of the State of Texas. Before the Closing, Parent will cause Merger Sub not to take any action or execute any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement.
Section 6.03          Merger Agreement.  Parent will, and will cause Merger Sub, to duly adopt and approve and execute and deliver the Merger Agreement and complete the transactions contemplated hereby and thereby.  Parent will cause Merger Sub as soon as practicable to enter into the Merger Agreement, the form of which is attached hereto as Exhibit “A”, and Parent will cause Merger Sub to perform all of its obligations thereunder.  Parent will vote all the outstanding shares of common stock of Merger Sub in favor of the Merger Agreement.
Section 6.04          Commencement of Private Offering.
(a)
Parent and/or its Affiliates will commence a private offering of capital stock (the “Private Offering”) within thirty (30) days of the effective date of this Agreement to raise the amount of capital set forth in the private placement memorandum and other documents relating to the Private Offering (the “Equity Financing” and together with the Debt Financing, the “Financing”).

(b)
Prior to the commencement of the Private Offering, Parent will provide the Company drafts of the private placement memorandum and other documents relating to the Private Offering for the Company to review and comment upon, and Parent shall use its commercially reasonable efforts to incorporate into the private placement memorandum and other documents any reasonable comments or changes suggested by the Company.

(c)
Parent shall permit the Company to review the non-confidential portions the true, complete and correct copies of the executed subscription agreements by and between Parent and/or its Affiliates and various investors (each, a “Subscription

Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, each of the investors has committed to invest the cash amount set forth therein; provided, that (i) any such review by the Company shall take place at an agreed to location in Plano, Texas, (ii) Parent shall not have any obligation to deliver copies of the Subscription Agreements to the Company, and (iii) the Company shall have no right to make copies of or remove the Subscription Agreements or copies thereof from the Parent’s offices.
Section 6.05          Regulatory Filings.
(a)
Parent, at its own expense, with the cooperation of the Company, at its own expense, shall promptly file (and in any event within thirty (30) calendar days after the date hereof) applications for all regulatory approvals required to be obtained by Parent in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Merger by the Federal Reserve, the OCC and the TDB.

(b)
Prior to filing such applications, Parent will provide the Company drafts of the public portions of the applications for the Company to review and comment upon, and Parent shall use its commercially reasonable efforts to incorporate into such applications and other documents any reasonable comments or changes suggested by the Company; provided, however, that the Company shall have no more than five (5) days to review and provide comments upon such applications.

(c)
Parent shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its commercially reasonable efforts to obtain such permits and approvals on a timely basis.

(d)
If Parent becomes aware prior to the Effective Time of any information that would cause any of the statements in the applications and filings contemplated by this Section 6.05 to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, the Company shall promptly inform Parent thereof and take the necessary steps to correct such applications and filings.

(e)
Parent shall keep the Company reasonably informed as to the status of such applications and filings and shall notify it promptly of any developments that reasonably could significantly delay the completion of the Merger.

Section 6.06          Information Furnished by Parent.  Parent shall promptly following receipt of a written request from the Company furnish or cause to be furnished to the Company, all information concerning Parent and Merger Sub required for inclusion in any statement or application made or filed by the Company to any governmental body in connection with the transactions contemplated by this Agreement or in connection with any unrelated transactions during the pendency of this Agreement, including, but not limited to the Proxy Statement. Parent represents and warrants that all information so furnished shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Parent shall otherwise reasonably cooperate with the Company in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.
Section 6.07          Untrue Representations.  Parent shall promptly notify the Company in writing if Parent becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to the Company or any representation or warranty made in or pursuant to this Agreement or that results in the failure of Parent to comply with any covenant, condition or agreement contained in this Agreement in all material respects.
Section 6.08          Litigation and Claims.  Parent shall promptly notify the Company of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of Parent that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by Parent or any Subsidiary of Parent pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.
Section 6.09          Material Adverse Changes.  Parent shall promptly notify the Company in writing if any change or development shall have occurred or, to the Knowledge of Parent, been threatened (or any development shall have occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on Parent, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement or (c) would cause the conditions in Article VII not to be satisfied.
Section 6.10          Consents and Approvals.  Parent will use its commercially reasonable efforts to obtain at the earliest practicable time all consents and approvals from third parties, including those listed on Confidential Schedule 2.03(m).
Section 6.11          Disclosure Schedules.  At least ten (10) days prior to the Closing, Parent agrees to provide the Company with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.
Section 6.12          Financing.  Parent will use commercially reasonable efforts to obtain all necessary approvals for Parent to obtain and, subject to obtaining such approvals, will obtain, an amount on or before the Closing Date as is necessary to provide Parent with sufficient funds to pay the Merger Consideration as contemplated hereby and to satisfy all of its other obligations under this Agreement.
Section 6.13          Employee Benefit Plans and Employee Matters.  Parent shall, unless otherwise mutually determined by the parties, keep and maintain the Employee Plans in effect at the date of this Agreement after the Effective Time with respect to employees covered by such plans at the Effective Time until such time as the Employee Plans are modified as provided herein.  Parent shall cause the Surviving Corporation as promptly as practicable after the Effective Time (but in any event prior to the next renewal date for each respective Employee Plan) to formulate such employee benefit plans for the Surviving Corporation and its Subsidiaries, with respect to employees who were covered by the Employee Plans at the Effective Time, which provide benefits substantially the same as provided by the Employee Plans.  The Surviving Corporation shall: (i) provide employees of the Company and its Subsidiaries credit for all years of service with the Company or any of its Subsidiaries, as applicable, prior to the Effective Time for the purpose of eligibility and vesting, (ii) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Employee Plans applicable to the individual immediately prior to the Closing Date) and eligibility waiting periods under group health plans of the Surviving Corporation to be waived with respect to employees of the Company and its Subsidiaries who remain as employees of the Surviving Corporation or its Subsidiaries (and their eligible dependents) and (iii) cause to be credited, for purposes of the Surviving Corporation’s health plans, any deductibles or out-of-pocket expenses incurred by employees of the Company and its Subsidiaries and their beneficiaries and dependents during the portion of the calendar year prior to their participation in the Surviving Corporation’s health plans with the objective that there be no double counting during the year in which the Closing Date occurs of such deductibles or out-of-pocket expenses.  Notwithstanding the preceding sentence, to the extent that the Surviving Corporation reasonably determines that compliance with the preceding sentence would be prohibited by applicable law or that such compliance would result in the duplication of benefits, the Surviving Corporation shall have no obligations or liabilities with respect to the requirements of the preceding sentence.  Except as otherwise specified in this Agreement, the Surviving Corporation shall honor, or cause to be honored, in accordance with their terms, all vested or accrued benefit obligations to, and contractual rights of, current and former employees of the Company and its Subsidiaries.  Without limiting the generality of the foregoing, the Surviving Corporation shall recognize and honor all unused sick leave and unused vacation accrued by the employees of the Company and its Subsidiaries as of the Effective Time.
Section 6.14          Opinion of Counsel.  Prior to the Effective Time, Parent shall obtain an opinion from Strasburger and Price, LLP in the form attached hereto as Confidential Schedule 6.14.
Section 6.15          No Control of the Company’s Business.  Nothing contained in this Agreement gives Parent or any of their representatives or Affiliates, directly or indirectly, the right to control or direct the operations of the Company or the Bank prior to the Effective Time.  Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company and the Bank.

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by the Company:
Section 7.01          Representations and Warranties.  (i) Each of the representations and warranties of Parent set forth in Sections 4.01, 4.02, and 4.03 (other than inaccuracies that are de minimis in amount and effect) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date) and (ii) each of the other representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except in the case of the foregoing clause (ii), where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Change with respect to Parent.
Section 7.02          Performance of Obligations.  Parent has, or has caused to be, performed or observed all obligations and agreements required to be performed or observed by Parent under this Agreement on or prior to the Closing Date, except where the failure to be so performed or observed (without giving effect to any limitation as to “materiality” or “Material Adverse Change” as set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Change with respect to Parent.
Section 7.03          Shareholder Approval.  Each of this Agreement and the Merger shall have been approved by the requisite vote of the holders of the outstanding shares of Company Stock as and to the extent required by the TBOC and the Company Constituent Documents (the “Requisite Company Approval”).
Section 7.04          Government and Other Approvals.  The Company and Parent having received all approvals, acquiescences or consents of the transactions contemplated by this Agreement from all necessary Governmental Entities and from the third parties listed on Confidential Schedule 2.03(m) the failure of which to be received would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Change on the Surviving Corporation, no such approvals, acquiescences or consents shall have resulted in the imposition of any Materially Burdensome Regulatory Condition, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any federal or state Governmental Entity or by any other third party by formal proceedings.

Section 7.05          No Litigation.  No action having been taken, and no statute, rule, regulation or Order being promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any federal, state or foreign government or Governmental Entity or by any court, including the entry of a preliminary or permanent injunction, which, if successful, would (a) make the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject the Company or any officer, director, shareholder or employee of the Company to criminal or civil liability.  Further, no action or proceeding prior to any court or Governmental Entity, by any government or Governmental Entity or by any other Person is threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.
Section 7.06          Continuation of the Company’s and the Bank’s Severance Policy.  Each of the Company’s and the Bank’s severance policy (as outlined in each of the Company’s and the Bank’s respective Personnel Policy) shall be and remain in full force and effect as of the Closing Date.
Section 7.07          Delivery of Closing Documents.  The Company shall have received all documents required to be received from Parent on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to the Company.
Section 7.08          Employment Agreements.  Parent shall have delivered to the Company the New Employment Agreements contemplated by Section 5.14(b) duly executed by the employees set forth on Confidential Schedule 5.14(b) and have not been revoked since such execution thereof.
Section 7.09          Opinion of Counsel.  Parent shall have delivered to the Company the legal opinion of Strasburger and Price, LLP in the form attached hereto as Confidential Schedule  6.14.

Section 7.10          No Material Adverse Change.  There having been no Material Adverse Change with respect to, or material liability of (except for the Financing contemplated by this Agreement), Parent since its formation.
ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT
All obligations of Parent under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by such parties.
Section 8.01          Representations and Warranties.  (i) Each of the representations and warranties of the Company set forth in Sections 3.01, 3.02, 3.03 (other than inaccuracies that are de minimis in amount and effect) and (ii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except in the case of the foregoing clause (ii), where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Change with respect to the Company and the Bank, as a whole.
Section 8.02          Performance of Obligations.  The Company has, or has caused to be, performed or observed all obligations and agreements required to be performed or observed by the Company under this Agreement on or prior to the Closing Date, except where the failure to be so performed or observed (without giving effect to any limitation as to “materiality” or “Material Adverse Change” as set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Change with respect to the Company.
Section 8.03          Shareholder Approvals.  Each of this Agreement and the Merger shall have been approved by the Requisite Company Approval.
Section 8.04          Government and Other Approvals.  Parent having received approvals, acquiescences or consents of the transactions contemplated by this Agreement from all necessary Governmental Entities and from the third parties listed on Confidential Schedule 2.02(i) the failure of which to be received would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Change on the Surviving Corporation, no such approvals, acquiescences or consents shall have resulted in the imposition of any Materially Burdensome Regulatory Condition, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any federal or state Governmental Entity or by any other third party by formal proceedings.
Section 8.05          No Litigation.  No action having been taken, and no statute, rule, regulation or Order being promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any federal, state or foreign government or Governmental Entity or by any court, including the entry of a preliminary or permanent injunction, which, if successful, would (a) make the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of Parent or its Subsidiaries, or (c) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (d) if the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject Parent or any officer, director, shareholder or employee of the Company to criminal or civil liability.  Further, no action or proceeding prior to any court or Governmental Entity, by any government or Governmental Entity or by any other Person is threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (d) above.
Section 8.06          No Material Adverse Change.  There shall not have been a Material Adverse Change to the Company since December 31, 2015.
Section 8.07          Continuation of the Company’s and the Bank’s Severance Policy.  Each of the Company’s and the Bank’s severance policy (as outlined in each of the Company’s and the Bank’s respective Personnel Policy) shall be and remain in full force and effect as of the Closing Date.
Section 8.08          Tail Coverage.  The Company shall have procured and paid for the Tail Coverage prior to Closing in accordance with the terms and subject to the conditions of Section 5.22.
Section 8.09          Dissenting Shareholders.  Not more than 5% of the outstanding shares of Company Stock shall be Dissenting Shares as of the Closing Date.
Section 8.10          Delivery of Closing Documents.  Parent shall have received all documents required to be received from the Company on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to Parent.
Section 8.11          Employment Agreements.
(a)	The Existing Employment Agreements shall have terminated immediately prior to the Effective Time as contemplated by Section 5.14(a).
(b)
The Company shall have delivered to Parent the New Employment Agreements contemplated by Section 5.14(b) duly executed by the employees set forth on Confidential Schedule 5.14(b) and have not been revoked since such execution thereof.

Section 8.12          Ancillary Agreements.
(a)	Each of the Director Support Agreements shall be and remain in full force and effect.
(b)	Each of the Option Holder Releases shall be duly executed by those individuals listed on Confidential Schedule 8.12 and delivered to the Company, and shall be and remain in full force and effect.
Section 8.13          Opinion of Counsel.  Prior to the Effective Time, Parent shall have received the opinion of Strasburger and Price, LLP in the form attached hereto as Confidential Schedule  6.14.
Section 8.14          FIRPTA Certificate.  The Company shall have delivered to Parent (i) a notice to the IRS conforming to the requirements of Treasury Regulation § 1.897-2(h)(2), in form and substance satisfactory to Parent, dated as of the Closing Date and executed by the

Company, and (ii) a Statement of Non-U.S. Real Property Holding Corporation Status pursuant to Treasury Regulations §§ 1.1445-2(c)(3) and 1.897-2(h) and Certification of Non-Foreign Status, in form and substance satisfactory to Parent, dated of the Closing Date and executed by the Company.
ARTICLE IX
TERMINATION
Section 9.01          Right of Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time, notwithstanding the approval thereof by the shareholders of the Company, prior to the Effective Time as follows, and in no other manner:
(a)	by the mutual written consent of Parent and the Company;
(b)	by either the Company or Parent:
(i)
as long as the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein, if the conditions precedent to such parties’ obligations to close specified in Article VII and Article VIII, respectively, hereof have not been met or waived by March 31, 2017 (“End Time”); provided, however, that if such conditions precedent have not been met or waived solely because approval to consummate the transactions contemplated by this Agreement has not been received from a Governmental Entity, then such End Time may be extended by either party without the consent of the other parties to this Agreement for a period not to exceed sixty (60) days; provided further, that such End Time or extension thereof may be further extended to such later date as mutually agreed upon by the parties hereto; provided further, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose action or failure to act has been the primary cause of or resulted in the failure of the Closing to occur on or before such date;

(ii)
if any of the transactions contemplated by this Agreement are disapproved by any Regulatory Agency whose approval is required to complete such transactions or if any court of competent jurisdiction in the United States or other federal or state governmental body has issued an Order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby, including an instruction or request to withdraw any regulatory application contemplated by Section 6.05 of this Agreement, and such disapproval, Order, decree, ruling, withdrawal or other action is final and nonappealable, and in the case of a withdrawal was not made solely to facilitate application processing on delegated authority or otherwise to achieve a more expeditious processing of any regulatory application; provided, that the Parent may not seek to terminate this Agreement pursuant to this Section 9.01(b)(ii) if the reason for such disapproval, Order, decree, ruling or other action, in whole or in part, is the Parent’s failure to timely obtain the

Financing; provided further, however, that the party seeking to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall have used its commercially reasonable efforts to contest, appeal and remove such disapproval, Order, decree, ruling or other action;
(iii)	if there has been any Material Adverse Change with respect to the other party; or
(iv)
if this Agreement and the Merger are not approved by the required vote of shareholders of the Company at the Company Shareholders’ Meeting, or at any adjournment or postponement thereof; provided, however, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 9.01(b)(iv) if such party has breached in any material respect any of its obligations under this Agreement, in the Company’s case in a manner that caused the failure to obtain the approval of the Company stockholders at its stockholders’ meeting, or at any adjournment or postponement thereof.

(c)	by Parent:
(i)
if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true and correct) set forth in this Agreement on the part of the Company or any other agreement contemplated hereby, which breach or failure to be true and correct, either individually or in the aggregate with all other breaches (or failures of such representations and warranties to be true and correct), would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.01 or Section 8.02, as the case may be; provided, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to Parent if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.  If Parent desires to terminate this Agreement because of an alleged breach or inaccuracy as provided in this Section 9.01(c), then it must notify the Company in writing of its intent to terminate stating the reason therefor.  The Company shall have thirty (30) days from the receipt of such notice to cure the alleged breach or failure to be true and correct, if the breach or failure to be true and correct is capable of being cured;

(ii)	if the Company Board shall have effected a Change in Recommendation and willfully breached its obligations under Sections 5.02 or 5.19 in any material respect; or
(iii)	if the Company or the Bank enter into any formal or informal administrative action with a Governmental Entity or any such action is threatened by a Governmental Entity;
(d)	by the Company:

(i)
if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true and correct) set forth in this Agreement on the part of Parent or any other agreement contemplated hereby, which breach or failure to be true and correct, either individually or in the aggregate with all other breaches (or failures of such representations and warranties to be true and correct), would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.01 or Section 7.02, as the case may be; provided, that the right to terminate this Agreement under this Section 9.01(d) shall not be available to the Company if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.  If the Company desires to terminate this Agreement because of an alleged breach or failure to be true and correct as provided in this Section 9.01(d), then it must notify Parent in writing of its intent to terminate stating the reason therefor.  Parent shall have thirty (30) days from the receipt of such notice to cure the alleged breach or failure to be true and correct, if the breach or failure to be true and correct is capable of being cured;

(ii)	if terminated prior to obtaining the Requisite Company Approval, and subject to the terms and conditions of Sections 5.20, in order to accept a Superior Proposal; or
(iii)
if Parent is unable to obtain the funds necessary to pay the Merger Consideration by the End Time (as such End Time may be extended pursuant to Section 9.01(b)(i)); provided, that for the purposes of this Section 9.01(d)(iii), Parent shall be deemed to have obtained such funds necessary to pay the Merger Consideration if Parent or Tectonic Holdings, LLC possesses executed Subscription Agreements from bona fide investors for the funds to be generated in the Equity Financing, such Subscription Agreements containing commitments by such investors to fund their subscriptions within seven (7) Business Days of the call therefor, and/or an executed Commitment Letter (the only conditions to funding being receipt of necessary regulatory approvals, delivery of the requisite loan documents for closing and the consummation of the Merger) whereby the proceeds generated therefrom together with any cash held by Parent would be sufficient to pay the Merger Consideration.

Section 9.02          Notice of Termination.  The power of termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 10.07 of this Agreement.

Section 9.03          Effect of Termination.
(a)
If this Agreement is terminated pursuant to the provisions of Section 9.01 hereof, then no party to this Agreement will have any further liability or obligation under this Agreement; provided, however, that:

(i)	no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement or actual fraud;
(ii)	the provisions of this Section 9.03, and Article X (other than Section 10.05) shall survive any such termination; and
(iii)	the Confidentiality Agreement shall survive any such termination in accordance with its terms.
(b)	If this Agreement is terminated:
(i)
by either party pursuant to Sections 9.01(b)(ii) – (iii), then the non-terminating party shall pay to the terminating party a termination fee equal to $250,000, within two (2) Business Days of receipt of such written notice of termination; provided, however, that the terminating party is not otherwise in material breach of its representations, warranties, covenants or obligations under this Agreement and such breach is not the primary cause of the non-terminating party’s inability to satisfy the conditions set forth in the applicable subsection of Section 9.01(b);

(ii)
by Parent pursuant to Section 9.01(b)(iv) or Section 9.01(c)(i) or by the Company pursuant to Section 9.01(d)(i) (for any reason other than set forth in Sections 9.01(d)(ii) or 9.01(d)(iii), as provided for below in Sections 9.03(b)(v) and 9.03(b)(vi), respectively), then the non-terminating party shall pay to the terminating party a termination fee equal to $250,000, within two (2) Business Days of receipt of such written notice of termination;

(iii)
by the Company pursuant to Section 9.01(b)(iv), then the Company shall pay to Parent, by wire transfer of same day funds, a termination fee equal to $250,000, within two (2) Business Days of receipt of such written notice of termination from the Company;

(iv)
by Parent pursuant to Section 9.01(c)(iii), then the Company shall pay to Parent, by wire transfer of same day funds, a termination fee equal to $250,000, within two (2) Business Days of receipt of such written notice of termination from the Company; provided, however, that (i) any threatened action is reasonably likely to result in a formal or informal administrative action, (ii) any actual or threatened administrative action is reasonably likely to have a material and adverse impact on Parent’s strategic plan for the Surviving Corporation, and (iii) such administrative action does not prohibit the payment of the termination fee under this subsection;

(v)
by the Company pursuant to Section 9.01(d)(ii), then the Company shall pay to Parent, by wire transfer of same day funds, a termination fee equal to $1,500,000, within two (2) Business Days of receipt of such written notice of termination from the Company;

(vi)
by the Company pursuant to Section 9.01(d)(iii), then Parent shall pay to the Company, by wire transfer of same day funds, a termination fee equal to $1,500,000, within two (2) Business Days of receipt of such written notice of termination from the Company;

(vii)
by Parent pursuant to Section 9.01(c)(ii), then the Company shall pay to Parent, by wire transfer of same day funds, a termination fee equal to the $1,500,000, within two (2) Business Days of receipt of such written notice of termination from Parent; or

(viii)
in the event that after the date of this Agreement and prior to the termination of this Agreement, (A) the Company shall have received a bona fide Acquisition Proposal from any Person (other than the parties hereto), and (B) thereafter this Agreement is terminated (1) by either Parent or the Company pursuant to Section 9.01(b)(i), (2) by Parent pursuant to Section 9.01(c)(i) or (3) by Parent or Company pursuant to Section 9.01(b)(iv), and (C) prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to such Acquisition Proposal, then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same day funds, a termination fee equal to the amount set forth in Section 9.03(b)(v) (which shall be reduced by any amount paid pursuant to Section 9.03(b)(ii); provided, that, solely for the purposes of this Section 9.03(b)(viii), the term “Acquisition Proposal” shall have the meaning ascribed thereto in Section 10.12, except that all references in such definition to 15% shall be changed to 50%.

(c)
Each party acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. Accordingly, if a party fails to pay in a timely manner any amount due pursuant to Section 9.03(b), then (i) the paying party shall reimburse the non-paying party for all reasonable costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced and (ii) the paying party shall pay to the non-paying party interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.  In no event shall either party be required to pay more than $1,500,000 in termination fees.

(d)
In the event Parent has insufficient funds to pay the applicable termination fee set forth in this Section 9.03, then Tectonic shall be responsible for the payment of such fee within the applicable timeframe set forth above.

(e)
Except as set forth in Section 9.03(a)(i), the fees described in this Section 9.03 shall be the exclusive remedy for a termination of the Agreement as specified in Section 9.03 and shall be in lieu of damages incurred in the event of any such termination of this Agreement.

ARTICLE X
GENERAL PROVISIONS
Section 10.01          Nonsurvival of Representations, Warranties, Covenants and Agreements.  The representations, warranties, covenants and agreements (other than the Confidentiality Agreement, which shall survive in accordance with its terms) of the parties hereto contained in this Agreement shall terminate at the Closing, other than the covenants that by their terms are to be performed after the Effective Time.
Section 10.02          Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Section 10.03          Entire Agreement.  This Agreement, the Voting Agreement, the Director Support Agreements, the Parent Confidential Schedules, the Company Confidential Schedules, the Confidentiality Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.
Section 10.04          Binding Effect; Assignment.  All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. No party to this Agreement may assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this Section 10.04 shall be null and void.
Section 10.05          Further Cooperation.  The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to complete the transactions contemplated by this Agreement or to carry out and perform any undertaking made by the parties hereunder.
Section 10.06          Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws, then the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the illegal, invalid or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 10.07          Notices.  Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or (except in the case of payments) by email, at the respective addresses set forth below and is deemed delivered (a) in the case of personal delivery or email, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:
If to the Company:
Patrick Howard
President and Chief Executive Officer
T Bancshares, Inc.
16200 Dallas Parkway, Suite 190
Dallas, Texas 75248
 Email: phoward@tbank.com
With a copy (which shall not constitute notice) to:
Peter G. Weinstock, Esq.
Hunton & Williams, LLP
 1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
 Email: pweinstock@hunton.com
If to Parent:
A. Haag Sherman
 Chief Executive Officer

Tectonic Holdings, LLC
 6900 N. Dallas Parkway, Suite 500
Plano, Texas 75024
 Email: hsherman@tectonicadvisors.com

With a copy (which shall not constitute notice) to:

Michael G. Keeley, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-7932
 Email: mike.keeley@nortonrosefulbright.com

Section 10.08          GOVERNING LAW.  THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW THAT WOULD APPLY THE LAW OF A DIFFERENT JURISDICTION. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN DALLAS COUNTY, TEXAS.
Section 10.09          WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.
Section 10.10          Multiple Counterparts.  For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 10.11          Definitions.  For purposes of this Agreement, the following terms have the meanings specified or referred to in this section:
“Accounting Firm” shall have the meaning set forth in Section 1.06(b).
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer or proposal with respect to (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, joint venture, partnership, dissolution, liquidation or similar transaction involving the Company, whether in a transaction or series of transaction, (ii) any purchase of any equity interest (including by means of a tender or exchange offer) representing an amount equal or greater than a 15% voting or economic interest in the Company or (iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of the Company and its Subsidiaries taken as a whole (including stock of such Subsidiaries).
“Adjusted Equity” shall have the meaning set forth in Section 1.06(a)(i).
“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls another Person, (b) is owned or controlled by another Person, or (c) is under common control or ownership with another Person, and ownership means the direct or indirect beneficial ownership of more than fifty percent (50%) of the equity securities of a Person, or, in the case of a Person that is not a corporation, more than fifty percent (50%) of the voting and/or equity interest.
“Agreement” shall have the meaning set forth in the preamble.
“Bankruptcy Exception” means, in respect of any agreement, contract, commitment or obligation, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar Law affecting creditors’ rights and remedies generally and, with respect to the enforceability of any agreement, contract, commitment or obligation, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at Law or in equity.
“Bank” shall have the meaning set forth in the Recitals.
“Bank Stock” shall have the meaning set forth in Section 3.03(b).
“Banking Laws” shall have the meaning set forth in Section 3.04(b).
“BHC Act” shall have the meaning set forth in the preamble.
“Book Entry Shares” shall have the meaning set forth in Section 1.05(d).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions in Dallas, Texas are authorized or required by Law to be closed.
“Bylaws” shall have the meaning set forth in Section 1.03.
“Calculation Date” shall have the meaning set forth in Section 1.06(a)(ii).
“Call Reports” shall have the meaning set forth in Section 3.05(b).
“Cancelled Shares” shall have the meaning set forth in Section 1.05(e).
“Certificate” shall have the meaning set forth in Section 1.10(c).
“Certificate of Formation” shall have the meaning set forth in Section 1.03.
“Change in Recommendation” shall have the meaning set forth in Section 5.20(a).
“Closing” shall have the meaning set forth in Section 2.01(a).
“Closing Date” shall have the meaning set forth in Section 2.01(a).
“Code” shall have the meaning set forth in Section 1.09(e).
“Commitment Letter” shall have the meaning set forth in Section 4.14.
“Company” shall have the meaning set forth in the preamble.
“Company Board” shall have the meaning set forth in the Recitals.
“Company Constituent Documents” shall have the meaning set forth in Section 3.04(a).
“Company Disclosure Schedules” shall have the meaning set forth in the Article III preamble.
“Company Financial Statements” shall have the meaning set forth in Section 3.05(a).
“Company IT Systems” shall have the meaning set forth in Section 3.33
“Company Option” shall have the meaning set forth in Section 1.08.
“Company Recommendation” shall have the meaning set forth in Section 3.02.
“Company Stock” shall have the meaning set forth in Section 1.05(c).
“Company Stock Option Plan” shall have the meaning set forth in Section 1.08.

“Company Shareholders’ Meeting” means the meeting of the Company shareholders called pursuant to Section 5.02.
“Confidentiality Agreement” means Section 14 of the letter of intent, effective as of July 13, 2016, by and between the Company and Tectonic Holdings, LLC, and joined in by Tectonic Advisors, LLC.
“Controlled Group Plans” shall have the meaning set forth in Section 3.28(g).
“Debt Financing” shall have the meaning set forth in Section 4.14.
“Director Support Agreement” shall have the meaning set forth in the Recitals.
“Dissenting Shares” shall have the meaning set forth in Section 1.12.
“Effective Time” shall have the meaning set forth in Section 2.01(b).
“Employee Plans” shall have the meaning set forth in Section 3.28(a).
“End Time” shall have the meaning set forth in Section 9.01(b).
“Environmental Inspections” shall have the meaning set forth in Section 5.12(a).
“Environmental Laws” means the common Law and all federal, state, local and foreign Laws or regulations, codes, Orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of human health and the environment, including Laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom, and (iv) the conservation of open space, ecosystems, wetlands or water of the United States or a state, and (v) the preservation of cultural or historic structures or artifacts.
“Environmental Reports” shall have the meaning set forth in Section 3.19(a).
“Equity Adjustment” shall have the meaning set forth in Section 1.06(a)(iii).
“Equity Financing” shall have the meaning set forth in Section 6.04(a).
“ERISA” shall have the meaning set forth in Section 3.28(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” shall have the meaning set forth in Section 1.09(a).
“Exchange Agent Agreement” shall have the meaning set forth in Section 1.09(i).

“Existing Employment Agreements” shall have the meaning set forth in Section 5.14(a).
“FDIA” shall have the meaning set forth in Section 2.02(e).
“FDIC” shall have the meaning set forth in Section 2.02(e).
“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System.
“Financing” shall have the meaning set forth in Section 6.04(a).
“GAAP” shall have the meaning set forth in Section 1.06(a).
“Governmental Entity” means any court, arbitrator, administrative agency or commission, board, bureau or other governmental or Regulatory Agency or instrumentality.
“Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, among others, asbestos, lead-based paint, urea-formaldehyde, petroleum, crude oil or any fraction thereof or any petroleum product.
“Holders” shall have the meaning set forth in Section 1.09(c).
“Indemnified Parties” shall have the meaning set forth in Section 5.22(a).
“Indemnified Liabilities” shall have the meaning set forth in Section 5.22(a).
“IRS” shall have the meaning set forth in Section 3.12(l).
A person has “Knowledge” of, or acts “Knowingly” with respect to, a particular fact or other matter if any individual who is presently serving as a director, the chief executive officer, chief financial officer, chief trust officer, chief credit officer, chief technology officer or compliance officer, after reasonable inquiry, is actually aware of such fact or other matter.
“Law” shall mean any federal or state constitution, statute, regulation, rule, or common law applicable to a Person.
“Leases” shall have the meaning set forth in Section 3.11(a)(i).
“Leased Real Property” shall have the meaning set forth in Section 3.09.
“Letter of Transmittal” shall have the meaning set forth in Section 1.09(c).
“Lien(s)” means any mortgage, security interest, pledge, charges, encumbrance or lien (statutory or otherwise).

“Listed Contracts” shall have the meaning set forth in Section 3.11(a).
“Loan” shall have the meaning set forth in Section 3.17.
“Material Adverse Change” means, with respect to any party hereto, any event, occurrence, fact, condition, effect or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, prospects, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise) or reserves, taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated hereby on a timely basis; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Change: (i) any changes in Laws or interpretations thereof that are generally applicable to the banking or savings industries; (ii) changes in GAAP or RAP that are generally applicable to the banking or savings industries; (iii) changes in global, national or regional political conditions (including any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism) or general economic or market conditions in the United States or the State of Texas, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry; (iv) general changes in the credit markets or general downgrades in the credit markets; or (v) changes proximately caused by the public disclosure or consummation of the transactions contemplated hereby or actions or omissions of a party taken as required by this Agreement or with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated by this Agreement; provided, that, with respect to clauses (i) through (iv) such party is not affected to a greater extent than other Persons, bank holding companies or insured depository institutions in the industry in which such party operates.
“Materially Burdensome Regulatory Condition” shall have the meaning set forth in Section 5.11.
“Merger” shall have the meaning set forth in the Recitals.
“Merger Agreement” shall have the meaning set forth in Section 1.01.
“Merger Consideration” shall have the meaning set forth in Section 1.05(c).
“Merger Sub” shall have the meaning set forth in the Recitals.
“Minimum Equity” shall have the meaning set forth in Section 1.06(a)(iv).
“New Employment Agreements” shall have the meaning set forth in Section 5.14(b).
“Nonqualified Deferred Compensation Plan” shall have the meaning set forth in Section 3.28(l).

“Notice Period” shall have the meaning set forth in Section 5.20(a).
“OCC” shall have the meaning set forth in Section 2.02(b).
“Order” shall mean any award, decision, decree, injunction, judgment, order, ruling, or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Entity.
“OREO Property” shall have the meaning set forth in Section 3.09.
“Owned Real Property” shall have the meaning set forth in Section 3.09.
“Parent” shall have the meaning set forth in the preamble.
“Parent Board” shall have the meaning set forth in the Recitals.
“Parent Constituent Documents” shall have the meaning set forth in Section 4.04(b).
“Parent Disclosure Schedules” shall have the meaning set forth in the Article IV preamble.
“Parent Stock” shall have the mean set forth in Section 1.06(a).
“Permitted Encumbrances” shall mean only (i) Liens for taxes not yet due and payable and that do not constitute penalties, (ii) Liens for taxes being contested in good faith by appropriate proceedings, (iii) statutory Liens of landlords, (iv) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, (v) zoning, building, or other restrictions, variances, covenants, rights of way, rights of subtenants, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by the Bank, or have a material detrimental effect on the value thereof or its present use.
“Per Share Merger Consideration” shall have the meaning set forth in Section 1.06(b)(v).
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).
“Property” or “Properties” shall include all real property currently owned or leased by the Company, including all Owned Real Property, OREO Property and Leased Real Property, as well as the premises and all improvements and fixtures thereon of the Company.

“Private Offering” shall have the meaning set forth in Section 6.04(a).
“Proprietary Rights” shall have the meaning set forth in Section 3.15.
“Proxy Statement” means the proxy statement for the Company Shareholders’ Meeting.
“RAP” shall have the meaning set forth in Section 3.05(b).
“Regulatory Agency” means (i) any self-regulatory organization, (ii) the Federal Reserve, (iii) the OCC, (iv) the FDIC, (v) the TDB, (vi) the SEC, or (vii) any other federal or state governmental or regulatory agency or authority having or claiming jurisdiction over a party to this Agreement or the transactions contemplated hereby.
“Representatives” shall have the meaning set forth in Section 5.19(a).
“Requisite Company Approval” shall have the meaning set forth in Section 7.03(a).
“Retirement Plan” shall have the meaning set forth in Section 5.14(a).
“SBA” shall have the meaning set forth in Section 3.11(c).
“SEC” shall have the meaning set forth in Section 3.08.
“Secondary Investigation” shall have the meaning set forth in Section 5.12(a).
“Securities Act” shall mean Securities Act of 1933, as amended.
“Shareholder Meeting” shall have the meaning set forth in Section 5.02(a).
“SOA” shall have the meaning set forth in Section 5.18(b).
“Special Dividend” shall have the meaning set forth in Section 1.07.
“Subscription Agreement” shall have the meaning set forth in Section 6.04(c).
“Subsidiary” means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, a majority equity interest.
“Superior Proposal” means any bona fide written Acquisition Proposal that the Company Board (or applicable committee thereof) determines in good faith, after consultation with its legal and financial advisors, that, if consummated in accordance with its terms, would result in a transaction more favorable to the Company’s shareholders, from a financial point of view, than the transactions contemplated hereby (including any adjustment to the terms and conditions proposed in writing by Parent prior to the expiration of the Notice Period pursuant to Section 5.20); provided, that for purposes of this definition references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%.”
“Surviving Corporation” shall have the meaning set forth in Section 1.01.
“Tail Coverage” shall have the meaning set forth in Section 5.22(b).
“Tax” or “Taxes” means all (i) United States federal, state or local or non-United States taxes, assessments, charges, duties, levies, interest or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, escheat, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, interest, fees, levies or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, charges, duties, levies, penalties and interest; (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; and (iii) any liability for the payment of any amount of a type described in clause (i) or clause (ii) as a result of any obligation to indemnify or otherwise assume or succeed to the liability of any other Person.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with an Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.
“TBOC” shall have the meaning set forth in Section 1.01.
“TDB” shall have the meaning set forth in Section 3.08.
“Tectonic” shall have the meaning set forth in the preamble.
“Tectonic Constituent Documents” shall have the meaning set forth in Section 4.04(e).
“Total Cash Consideration” shall have the meaning set forth in Section 1.06(a)(vi).
“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Treasury Regulations.
“USDA” shall have the meaning set forth in Section 3.11(c).

“Voting Agreement” shall have the meaning set forth in the Recitals.
Section 10.12          Specific Performance.  Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at Law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at Law or in equity.
Section 10.13          Attorneys’ Fees and Costs.  If attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, the prevailing party is entitled to recover reasonable attorneys’ fees and costs incurred therein and determined by the court to be justified.
Section 10.14          Rules of Construction.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a Person are also to its permitted successors or assigns. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 10.15          Articles, Sections, Exhibits and Schedules.  All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement or any particular section. Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.
Section 10.16          Public Disclosure.  Except for the Joint Press Release in the form set forth as Confidential Schedule 10.16 to be issued upon date that this Agreement becomes effective, neither Parent nor the Company, or any Affiliate or Subsidiary of the same, will make any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement

(which shall not be unreasonably withheld, conditioned or delayed); provided, however, that (i) Parent and the Company are permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable Law, that may be necessary to obtain regulatory approval for the transactions contemplated hereby, or that may be necessary to enforce the obligations under this Agreement and (ii) Parent may disclose the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby to potential investors in Parent that are bound by a confidentiality agreement.
Section 10.17          Extension; Waiver.  At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements, covenants or conditions contained herein. Such action will be evidenced by a signed written notice given in the manner provided in Section 10.07. No party to this Agreement will by any act (except by a written instrument given pursuant to Section 10.07) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise nor any delay in exercising any right, power or privilege hereunder by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. Any party may unilaterally waive a right which is solely applicable to it.
Section 10.18          Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.
Section 10.19          No Third Party Beneficiaries.  Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except for (a) those employees entitled to severance under the Company’s and the Bank’s severance policy (as outlined in each of the Company’s and the Bank’s respective Personnel Policy), and (b) those employees entitled to a New Employment Agreement in accordance with Section 5.14(b).
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

T ACQUISITION, INC.
By:
Name: A. Haag Sherman
 Title: President & Chief Executive Officer
T BANCSHARES, INC.
By:
Name: Patrick Howard
 Title: President & Chief Executive Officer
Tectonic Advisors, LLC (“Tectonic”) hereby joins in the foregoing Agreement for the purposes of guarantying the obligations of Parent and Merger Sub set forth in Sections 4.14, 6.12 and 9.03(d), and otherwise ensuring that Parent and Merger Sub have the resources, financial and otherwise, to satisfy Parent’s and Merger Sub’s obligations, under the foregoing Agreement.

IN WITNESS THEREOF, Tectonic has caused this Agreement to be signed in its corporate name by its duly authorized officer as of the date first above written.

TECTONIC ADVISORS, LLC

By:  Tectonic Services, LLC, its Manager

By:
Name:  A. Haag Sherman
Title:  Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made as of November 10, 2016, between Tectonic Merger Sub, Inc. a Texas corporation (“Merger Sub”), and T Bancshares, Inc., a Texas corporation and registered bank holding company (the “Company”).
RECITALS
WHEREAS, the Company and T Acquisition, Inc., a Texas corporation and the parent of Merger Sub (“Parent”), are parties to that certain Agreement and Plan of Merger, dated as of November 10, 2016 (the “Merger Agreement”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement.
WHEREAS, pursuant to the Merger Agreement, Parent will acquire the Company by causing Merger Sub to be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), pursuant to the terms of the Merger Agreement and this Agreement;
WHEREAS, Merger Sub is a corporation duly organized and existing under the laws of the State of Texas, with authorized capital stock consisting of 100 shares of common stock, par value $0.01 (“Merger Sub Stock”), of which 100 shares are issued and outstanding; and
WHEREAS, the Boards of Directors of the Company and Merger Sub, pursuant to the authority given by and in accordance with the provisions of the Texas Business Organizations Code (the “TBOC”) have approved the Merger and this Agreement and have authorized the execution hereof:
NOW, THEREFORE, Merger Sub and the Company hereby agree that Merger Sub is to be merged with and into the Company on the following terms and conditions:
AGREEMENT
1.          Merger of Merger Sub and the Company. At the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company in accordance with the provisions of Chapter 10 of the TBOC, with the separate existence of Merger Sub ceasing and the Company being the surviving entity (the “Surviving Corporation”), by filing a certificate of merger with the Secretary of State of the State of Texas in substantially the form of the Certificate of Merger attached hereto as Appendix A (the “Certificate of Merger”).
2.          Effective Time. The Merger shall become effective at the effective time set forth in the Certificate of Merger (the “Effective Time”) filed with the Secretary of State of the State of Texas to effect the Merger.
3.          Effects of the Merger. The Merger will have the effects set forth in Section 10.008 of the TBOC. The name of the Surviving Corporation will be “T Bancshares, Inc.”

EXHIBIT A
4.          Certificate of Formation and Bylaws. The certificate of formation and bylaws of the Company, as in effect immediately before the Effective Time, will be the certificate of formation and bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.
5.          Directors. The directors of Merger Sub at the Effective Time, along with Messrs. Patrick Howard, Craig Barnes and Stephen Jones, will become the directors of the Surviving Corporation and will serve from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of formation and bylaws of the Surviving Corporation or as otherwise provided by law.
6.          Officers. The officers of the Company at the Effective Time, along with Mr. A. Haag Sherman (serving as Chairman), will become the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation or as otherwise provided by law.
7.          Conversion of Securities. At the Effective Time, the outstanding shares of Company Stock and the shares of Merger Sub Stock outstanding at the Effective Time will be converted or canceled as described in Section 1.06 of the Merger Agreement.
8.          Shareholder Approval. This Agreement is to be submitted pursuant to Section 5.02 of the Merger Agreement to the shareholders of the Company at a meeting called to be held as promptly as practicable after the date of the Merger Agreement, but in any event, no later than 90 days after the date of the Merger Agreement. This Agreement will be submitted to the sole shareholder of Merger Sub by written consent. Upon approval by the requisite vote of the shareholders of the Company and the approval of the sole shareholder of Merger Sub, this Agreement will be made effective as soon as practicable thereafter in the manner provided in Section 2 of this Agreement.
9.          Conditions to Completion of the Merger. Completion of the Merger as provided herein is conditioned upon the satisfaction of the terms and conditions set forth in the Merger Agreement, any or all of which may be waived in accordance with the terms and provisions of the Merger Agreement.
10.          Termination. This Agreement will terminate upon the termination of the Merger Agreement in accordance with its terms and in no other manner.
11.          Effect of Termination. If this Agreement is terminated, liability by reason of this Agreement or the termination thereof on the part either the Company, Merger Sub or the directors, officers, employees, agents or shareholders of either of them is to be determined pursuant to the Merger Agreement.
12.          Representations and Warranties of Merger Sub. Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. Merger Sub has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or

EXHIBIT A
operated and to enter into and carry out its obligations under this Agreement.  Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Merger Sub board of directors.
13.          Waiver; Amendment. No failure to exercise nor any delay in exercising any right, power or privilege hereunder by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. Any party may unilaterally waive a right which is solely applicable to it.   This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.
14.          Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.
15.          Governing Law. THIS MERGER AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS MERGER AGREEMENT WILL LIE IN DALLAS COUNTY, TEXAS.
16.          WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER

EXHIBIT A
VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
17.          Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to complete the transactions contemplated by this Agreement or to carry out and perform any undertaking made by the parties hereunder.
18.          Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws, then the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the illegal, invalid or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
19.          Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached.  Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at Law or in equity.
20.          Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement. All articles and sections referred to herein are articles and sections, respectively, of this Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Agreement and the terms of the Merger Agreement, the terms of the Merger Agreement are to control.
21.          Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. No party to this Agreement may assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this Section 21 shall be null and void.

EXHIBIT A
22.          No Third Party Beneficiaries.  Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written, and the officers of each such bank have hereunto subscribed their names.

TECTONIC MERGER SUB, INC.
By:
Name:	A. Haag Sherman
Title:	President and Chief Executive Officer

T BANCSHARES, INC.
By:
Name:	Patrick Howard
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

APPENDIX A
(See attached)

EXHIBIT B
FORM OF VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) dated as of November 10, 2016 is executed by and among T Acquisition, Inc. (“Parent”), a Texas corporation, T Bancshares, Inc. (the “Company”), a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended, A. Haag Sherman (“Sherman”), as proxy, and the Stockholders of the Company listed on the signature page to this Agreement (referred to herein individually as a “Stockholder” and collectively as the “Stockholders”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution of this Agreement, Parent and the Company have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for, among other things, Parent’s acquisition of the Company through the merger of a wholly-owned subsidiary of the Parent with and into the Company, with the Company’s surviving the merger as a wholly-owned subsidiary of the Parent (the “Merger”);
WHEREAS, the Merger Agreement provides that all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than Cancelled Shares and Dissenting Shares, will be exchanged for cash consideration as set forth in the Merger Agreement; and
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, each of the Stockholders have agreed to vote their shares of Common Stock in favor of approval of the Merger Agreement and the transactions contemplated thereby.
NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Parent, the Proxy Holder (as defined below) and the Stockholders undertake, promise, covenant and agree with each other as follows:
AGREEMENT
1.          Each Stockholder, being the registered owner of the number of shares of Common Stock set forth below the Stockholder’s name on the signature pages hereto (for each such Stockholder, the “Shares”), will vote, direct to vote, or act by consent with respect to:
(a)	the Shares;
(b)	all Common Stock the Stockholder owns as of the record date of any meeting of the Stockholders of the Company or otherwise as of the date of such vote or consent; and
(c)
all Common Stock the Stockholder owns beneficially and has the power and authority to direct the voting thereof as of the record date of any meeting of the Stockholders of the Company or otherwise as of the date of such vote or consent

EXHIBIT B
(clauses (a), (b) and (c), collectively, the “Proxy Shares”), in favor of approval of the Merger and any other transactions contemplated by the Merger Agreement.
2.          If the Company conducts a meeting of or otherwise seeks approval of its Stockholders with respect to any Acquisition Proposal (as defined in the Merger Agreement) or any other matter that may contradict this Agreement or the Merger Agreement or may prevent Parent or the Company from completing the Merger, then the Stockholders will vote the Proxy Shares against the approval of the Acquisition Proposal or otherwise act in the manner most favorable to completing the Merger and the transactions contemplated by the Merger Agreement.
3.          Each Stockholder shall not knowingly invite, seek or discuss any Acquisition Proposal, knowingly support (or publicly suggest that anyone else should support) any Acquisition Proposal that may be made, or ask the Company Board to discuss, consider, support or seek any Acquisition Proposal or otherwise knowingly take any action designed to make any Acquisition Proposal more likely. None of the Stockholders shall meet or otherwise communicate with any Person that makes or is considering making an Acquisition Proposal or any representative of such Person after becoming aware that the Person has made or is considering making an Acquisition Proposal.  If any Stockholder or any of the Stockholder’s representatives is contacted by any Person and such contact specifically relates to any Acquisition Proposal or potential Acquisition Proposal, such Stockholder shall promptly notify the Company of such contact and will provide the Company with all information Parent requests that is available to the Stockholder related to such contact.  Each Stockholder shall not knowingly take any other action that is reasonably likely to make consummation of the Merger less likely or to impair Parent’s ability to exercise any of the rights granted by the Merger Agreement.  Notwithstanding anything in this Agreement to the contrary, and for purposes of clarity, no Stockholder makes any agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement will limit or affect, or be construed to limit or affect, any actions or omissions taken by any Stockholder in such Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries, including, but not limited to, in exercising rights or fiduciary duties under the Merger Agreement (and specifically those actions permitted by Sections 5.19 and 5.20 of the Merger Agreement), and no such actions or omissions shall be deemed a breach of this Agreement.
4.          Each Stockholder, severally, but not jointly, represents and warrants to Parent that:
(a)
Stockholder (i) owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Shares free and clear of all liens or encumbrances, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.

(b)	Stockholder does not beneficially own any Common Stock other than (i) the Shares and (ii) any options, warrants or other rights to acquire any

EXHIBIT B

additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, set forth on the signature page of this Agreement.
(c)
Stockholder has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 5 below). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)
None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to Stockholder or to Stockholder’s property or assets.

(e)
No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

(f)
Stockholder hereby (a) confirms his or her knowledge of the availability of the rights of dissenting Stockholders under the Texas Business Organizations Code (the “TBOC”) with respect to the Merger and (b) confirms receipt of a copy of the provisions of the TBOC related to the rights of dissenting Stockholders. Each Stockholder hereby waives and agrees not to assert, and shall use its best efforts to cause any of its Affiliates who hold of record any of the Stockholder’s Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Stockholder or such Affiliate may now or hereafter have with respect to any Shares (or any other shares of capital stock of the Company that the Stockholder shall hold of record at the time that the Stockholder may be entitled to assert appraisal rights with respect to the Merger) whether pursuant to the TBOC or otherwise.

5.          In order to better effect the provisions of Sections 1 and 2 of this Agreement, each Stockholder hereby revokes any previously executed proxies and hereby constitutes and appoints Sherman, with full power of substitution, his true and lawful proxy and attorney-in-fact (the

EXHIBIT B
“Proxy Holder”) to vote at any meeting of the Stockholders of the Company all of the Proxy Shares in favor of the approval of the Merger and any other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on approval of the Merger contemplated by the Merger Agreement if the Merger Agreement is modified so as to (i)  reduce the amount of consideration or the form of consideration to be received by the Stockholder or (ii) materially alter the tax consequences of the receipt thereof under the Merger Agreement in its present form.  This proxy shall be limited strictly and solely to the power and authority to vote the Proxy Shares in the manner and for the purpose set forth in Sections 1 and 2 of this Agreement and shall not extend to any other matters.
6.          Each Stockholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Stockholder will not, and will not agree to, without the consent of Parent, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, cause to be redeemed or otherwise dispose of (any such transaction, a “Transfer”) any of the Shares or grant any proxy or interest in or with respect to any Shares or deposit any such Shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement.  Any attempted Transfer of Shares or any interest therein in violation of this Section shall be null and void. This Section shall not prohibit a Transfer of the Shares to any member of Stockholder’s immediate family, to another Stockholder, to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
7.          Sherman, by his execution below, agrees to (A) vote all of the Stockholders’ Proxy Shares at any meeting of the Stockholders of the Company, in favor of the approval of the Merger and any other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on approval of the Merger contemplated by the Merger Agreement if the Merger Agreement is modified so as to (i) reduce the amount of consideration or the form of consideration to be received by the Stockholder or (ii) materially alter the tax consequences of the receipt thereof under the Merger Agreement in its present form and (B) in the event of an Acquisition Proposal, to vote all of the Stockholders’ Proxy Shares at any meeting of the Stockholders of the Company, against the approval of the Acquisition Proposal or otherwise act in the manner most favorable to completing the Merger and the transactions contemplated by the Merger Agreement.
8.          Each Stockholder acknowledges that Parent and the Company are relying on this Agreement in incurring expenses in connection with Parent’s review of the businesses of the Company and its wholly-owned subsidiary, T Bank, N. A. (the “Bank”), in the Company’s preparation of a proxy statement, in Parent’s proceeding with the filing of applications for regulatory approvals, and in their undertaking other actions necessary for completing the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW,

EXHIBIT B
INCLUDING TO THE EXTENT APPLICABLE, SECTION 21.369 OF THE TBOC.  The Stockholders and the Company acknowledge that the performance of this Agreement is intended to benefit Parent.
9.          This Agreement shall remain in effect until the earlier to occur of (a) the termination of the Merger Agreement, as it may be amended or extended from time to time, pursuant to the terms and conditions contained therein, or (b) completion of the transactions contemplated by the Merger Agreement.
10.          Sherman may, in his sole discretion, appoint a substitute proxy to act as Proxy Holder under this Agreement; provided, that any substitute proxy shall agree in writing to be bound by the terms and conditions of this Agreement. In the event of the death, disability or incapacity of Sherman, Parent, in its sole discretion, may appoint a substitute proxy to act as Proxy Holder under this Agreement.
11.          The vote of the Proxy Holder will control in any conflict between his vote of the Proxy Shares and a vote by the substitute proxy holder or the Stockholders of the Proxy Shares, and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of substitute proxy holder or the Stockholders if the substitute proxy holder or the Stockholders do not vote in accordance with Sections 1 and 2 of this Agreement.
12.          This Agreement may be amended, modified or supplemented with respect to a particular Stockholder only by an instrument in writing executed by Parent, the Company and that Stockholder. Any such amendment, modification or supplement shall only apply to the Stockholder(s) executing such written agreement and this Agreement will remain in full force and effect with respect to Stockholders who do not execute such written agreement.
13.          For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. An email or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.
14.          This Agreement, the Merger Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

EXHIBIT B
15.          Any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or (except in the case of payments) by email, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery or email, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:
IF TO THE COMPANY OR THE STOCKHOLDERS:
Patrick Howard
President and Chief Executive Officer
T Bancshares, Inc.
16200 Dallas Parkway
Dallas, Texas 75248
 Email: phoward@tbank.com
WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Peter G. Weinstock, Esq.
Hunton & Williams, LLP
 1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
 Email: pweinstock@hunton.com
IF TO PARENT OR PROXY HOLDER:
A. Haag Sherman
Chief Executive Officer
Tectonic Holdings, LLC
 6900 N. Dallas Parkway, Suite 500
Plano, Texas 75024
Email: hsherman@tectonicadvisors.com

EXHIBIT B
WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Michael G. Keeley, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-7932
 Email: mike.keeley@nortonrosefulbright.com
16.          THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW THAT WOULD APPLY THE LAW OF A DIFFERENT JURISDICTION. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN DALLAS COUNTY, TEXAS.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
17.          All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. No party to this Agreement may assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this Section shall be null and void.  Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.
18.          If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar

EXHIBIT B
in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.
19.          Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
T ACQUISITION, INC.
By:
Name: A. Haag Sherman
Title: President and Chief Executive Officer
PROXY HOLDER

 A. Haag Sherman
T BANCSHARES, INC.
By:
Name: Patrick Howard
 Title: President and Chief Executive Officer

[Signature Page to Voting Agreement – 1 of 2]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
STOCKHOLDERS

[Name]
Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Name]
 Number of Shares:

[Signature Page to Voting Agreement  – 2 of 2]

EXHIBIT C
FORM OF DIRECTOR SUPPORT AGREEMENT
This DIRECTOR SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of November __, 2016, by and between T Acquisition, Inc. (“Parent”), a Texas corporation, and _____________, an individual resident of the State of Texas (“Director”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Parent and T Bancshares, Inc. (the “Company”), a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended, have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for Parent’s acquisition of the Company through the merger of a wholly-owned subsidiary of Parent with and into the Company, with the Company surviving as the wholly-owned subsidiary of Parent (the “Merger”);
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, Parent and Director have agreed to enter into this Agreement.
NOW, THEREFORE, in consideration for receipt of such confidential information and trade secrets and in consideration of the premises and mutual covenants contained herein and in the Merger Agreement intending to be legally bound hereby, Parent and Director agree as follows;
AGREEMENT
1.          Director Support.  During the term of this Agreement, Director agrees, in good faith, to refrain from harming the goodwill of the Company, any Subsidiary of the Company (“Company Subsidiary”), Parent or any Subsidiary of Parent, and their respective customer and client relationships.
2.          Director Covenants.
(a)
Director acknowledges that he has received substantial, valuable consideration, including confidential trade secret and proprietary information relating to the identity and special needs of current customers and, to the extent as of the Closing Date Director has actual knowledge of, prospective customers of the Company or any Company Subsidiary, the Company’s and any Company Subsidiary’s current services and, to the extent as of the Closing Date Director has actual knowledge of, prospective services, the Company’s and any Company Subsidiary’s business projections and market studies, the Company’s and any Company Subsidiary’s business plans and strategies, the Company’s and any Company Subsidiary’s studies and information concerning special services unique to the Company or any Company Subsidiary. Director further acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-solicitation and non-competition restrictions set forth below. Accordingly, other than in any capacity for or on behalf of Parent or any

EXHIBIT C
subsidiary of Parent or as set forth on Schedule 1 attached hereto, Director agrees that Director during the term hereof will not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever:
i.
solicit the business of any person or entity who is a customer of the Company or any Company Subsidiary as of the date of this Agreement or as of the Closing Date on behalf of any other insured depository institution for the purpose of providing financial services to such person or entity;

ii.
acquire any interest in (directly or indirectly), charter, operate or enter into any franchise or other management agreement with any insured depository institution that has a location within 50 miles of any location of the Company or Company Subsidiary (the “Noncompete Area”) (but notwithstanding the foregoing, Director may (1) retain any existing ownership interest in any insured depository institution or its affiliates as disclosed on Schedule 2 attached hereto, (2) acquire an ownership interest in any publicly-traded depository institution or its affiliates, so long as that ownership interest does not exceed 4.9% of the total number of shares outstanding of that depository institution or its affiliates, and (3) invest in an existing mutual fund that invests, directly or indirectly, in such insured depository institutions);

iii.   serve as an officer, director, employee, agent or consultant to any insured depository institution that has a location within the Noncompete Area;
iv.	establish or operate a branch or other office of an insured depository institution within the Noncompete Area; or
v.
recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the 12 months preceding the Closing Date was, an employee of the Company or any Company Subsidiary; but nothing in this Section 2(a)(v) applies to an employee hired in response to a public advertisement or general solicitation that is not primarily directed to employees of the Company or any Company Subsidiary.

Director may not avoid the purpose and intent of this Section 2(a) by engaging in conduct within the Noncompete Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.
(b)
If any court of competent jurisdiction should determine that the terms of this Section 2 are too broad in terms of time, geographic area, lines of commerce or otherwise, that court is to modify and revise any such terms so that they comply with applicable law.

EXHIBIT C
(c)
Director agrees that (i) this Agreement is entered into in connection with the sale to Parent of the goodwill of the business of T Bank, N. A., a national banking association with its principal office in Dallas, Texas (the “Bank”), (ii) Director is receiving valuable consideration for this Agreement, (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure Parent acquires the goodwill of the Bank and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

3.          Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should Director later challenge any provision as unclear, unenforceable, or inapplicable to any competitive activity that Director intends to engage in, Director will first notify Parent in writing and meet with a Parent representative and a neutral mediator (if Parent elects to retain one at its expense) to discuss resolution of any disputes between the parties. Director will provide this notice at least twenty-one (21) days before Director engages in any activity on behalf of a competing business or engages in other activity that could foreseeably fall within a questioned restriction under this Agreement. If Director fails to comply with this requirement, Director waives his right to challenge the reasonable scope, clarity, applicability or enforceability of this Agreement and its restrictions at a later time.
4.          Termination. This Agreement and all obligations hereunder will terminate on the earlier of (a) the date the Merger Agreement is terminated pursuant to Section 9.01 of the Merger Agreement or (b) the date that is twenty-four (24) months after the Closing Date.
5.          Waiver, Amendment and Modification.  Any party may unilaterally waive a right which is solely applicable to it.  Such action will be evidenced by a signed written notice.  No failure to exercise nor any delay in exercising any right, power or privilege hereunder by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.
6.          Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW THAT WOULD APPLY THE LAW OF A DIFFERENT JURISDICTION. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN DALLAS COUNTY, TEXAS.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS

EXHIBIT C
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.
7.          Binding Effect.  This Agreement is binding upon, and inures to the benefit of and is enforceable by, the parties hereto and their respective affiliates and permitted assigns.
8.          Assignment.  No party to this Agreement may assign his, her or its obligations under this Agreement without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this Section shall be null and void.
9.          No Third Party Beneficiaries.  Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.
10.          Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.
11.          Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.
12.          Entire Agreement. This Agreement, the Merger Agreement, the Voting Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all

EXHIBIT C
prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.
13.          Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement or any particular section. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a Person are also to its permitted successors or assigns. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
14.          Notice. Any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

If to Director:
______________________________
______________________________
______________________________

EXHIBIT C
If to PARENT:

A. Haag Sherman
Chief Executive Officer
Tectonic Holdings, LLC
 6900 N. Dallas Parkway, Suite 500
Plano, Texas  75024
Email: hsherman@tectonicadvisors.com

With a copy (which shall not constitute notice) to:

Michael G. Keeley, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-7932
 Facsimile: (214) 855-8200

15.          Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement or any particular section. Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.
16.          Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DIRECTOR

[NAME]

T ACQUISITION, INC.
By:
Name: A. Haag Sherman
Title: Chief Executive Officer

[Signature Page to Director Support Agreement]

SCHEDULE 1

EXISTING CAPACITY

SCHEDULE 2

EXISTING OWNERSHIP INTERESTS

Institution	Ownership Interest

EXHIBIT D

FORM OF OPTION HOLDER AGREEMENT AND RELEASE
This Option Holder Agreement and Release (this “Agreement”) is entered into as of [•], 2016, by and between T Bancshares, Inc. (the “Company”), and [•] (“Optionee”).  Terms capitalized but not defined herein shall have the meanings set forth in the Merger Agreement (defined below).
WITNESSETH:
WHEREAS, Schedule 1 attached hereto lists, as of the date hereof, the outstanding and unexercised options (each a “Company Option” and, collectively, the “Company Options”) to purchase shares of common stock of the Company, par value $0.01 per share (“Company Stock”), previously granted to Optionee under the 2005 Stock Incentive Plan, the 2014 Non-employee Directors’ Common Stock Plan, the 2015 Stock Incentive Plan, and any other stock incentive plan or plans previously adopted by the Company (collectively, the “Company Stock Option Plans”);
WHEREAS, each Company Option is evidenced by a nonqualified or other stock option award or grant agreement between the Company and Optionee (each such agreement, a “Stock Option Agreement”);
WHEREAS, the Company and T Acquisition, Inc. (“Parent”) have entered into that certain Agreement and Plan of Merger, dated November 10, 2016 (the “Merger Agreement”), which provides for Parent’s acquisition of the Company through the merger of a wholly-owned subsidiary of Parent with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent (the “Merger”);
WHEREAS, the Merger Agreement provides that each Company Option which is unexpired, outstanding and unexercised (whether vested or unvested) shall, automatically and without any required action on the part of the holder thereof, be purchased by the Company for an amount equal to (a) the positive difference between (i) the sum of (X) the amount of the Per Share Merger Consideration and (Y) the per share amount of the Special Dividend, minus (ii) the per share exercise price of such Company Option as listed on Confidential Schedule 3.03(a) to the Merger Agreement, multiplied by (b) the number of shares of Company Stock issuable pursuant to the unexpired, outstanding and unexercised portion of each Company Option, and thereafter be cancelled;
WHEREAS, the purchase of the Company Options is conditioned upon the holder thereof executing and delivering to the Company this Agreement as contemplated by Section 8.12 of the Merger Agreement; and
WHEREAS, the Company and Optionee desire to provide for the purchase of the Company Options in connection with the consummation of the Merger in accordance with the terms of the Merger Agreement and the release by Optionee of any Claims (as defined below) related to the Company Options.

EXHIBIT D
NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:
1.          Definitions.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.
2.          Vesting.  Any Company Options held by Optionee that are not otherwise vested and immediately exercisable and that have not previously expired or been exercised will become fully vested and exercisable upon the Closing Date.
3.          Purchase of Options.  The Company and Optionee agree that, effective as of the close of business on the day immediately prior to the Calculation Date, each Company Option shall, by virtue of the Merger Agreement and this Agreement, be purchased by the Company for an amount equal to (a) the positive difference between (i) the sum of (X) the amount of the Per Share Merger Consideration plus (Y) the per share amount of the Special Dividend; minus (ii) the per share exercise price of such Company Option as listed on Confidential Schedule 3.03 of the Merger Agreement, multiplied by (b) the number of shares of the Company Stock issuable pursuant to the unexpired, outstanding and unexercised portion of such Company Option, and thereafter be cancelled; provided that, in order to receive such consideration, the Optionee must first deliver to the Company the applicable Stock Option Agreement(s).
4.          Taxes and Withholding.  Optionee is subject to applicable payroll and federal, state, and local income tax withholding upon the purchase of the Company Options.
5.          Termination of Company Options.  Upon the purchase of the Company Options pursuant to this Agreement, any and all right, title and interest in and to the Company Options (and any and all rights in and to the shares of Company Stock underlying such Company Options), as evidenced by the Stock Option Agreements or otherwise, be and they hereby are canceled, terminated and extinguished by the Company and are rendered null and void and of no further force or effect.
6.          Release. Optionee for himself or herself and on behalf of his or her heirs and assigns hereby releases, acquits and forever discharges each of the Company and the Bank and each of their respective successors, assigns, subsidiaries, and each of their respective officers, directors, employees, shareholders, agents and servants from any and all claims and rights of, and obligations to, Optionee related to the Company Options, the Company Stock Option Plans and the Stock Option Agreements (all of the foregoing collectively, “Claims”).
7.          Disclosure.  Prior to the date hereof, Optionee and Optionee’s advisor(s), if any, have been provided with and have obtained, and have reviewed and do understand, all information concerning Optionee’s Company Options and the Stock Option Agreements.  Optionee and Optionee’s advisor(s), if any, have received all information they consider necessary to making an informed decision regarding the Company, the determination of the fair market value of the shares of Company Stock, and the cancellation and termination of the Company Options as contemplated hereunder. Optionee acknowledges that Optionee has consulted with or had a reasonable opportunity to consult with an attorney at law with regards to

EXHIBIT D
Optionee’s consideration and review of the terms of this Agreement and that Optionee fully understands the provisions hereof.
8.          No Prior Exercise.  Optionee covenants and agrees that he or she shall not exercise any Company Option prior to the Calculation Date.
9.          Termination of Agreement.  If the Merger Agreement is terminated, this Agreement, without further action, shall be null and void and the Company Options shall remain in existence in accordance with the provisions of the applicable Stock Option Agreement(s).
10.          Optionee Representations.  Optionee hereby represents that Schedule 1 is true, complete and correct and that, except for the Company Options, Optionee does not hold or beneficially own any other options or other rights to purchase any capital stock of the Company.  Optionee has and, immediately prior to the time the Company Options will be purchased pursuant hereto, will have, good title to the Company Options, free and clear of any liens, encumbrances, security agreements, equities, options, claims, or charges of any kind, other than provided by the applicable Stock Option Agreement(s).
11.          Specific Performance.  The parties hereto recognize and agree that monetary damages will not compensate adequately the parties hereto for non-performance.  Accordingly, each party agrees that his, her or its obligations shall be enforceable by court order requiring specific performance.
12.          Miscellaneous.  No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by both parties hereto.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, with respect to the subject matter hereof.  This Agreement shall be binding on and inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns, including any person to whom any Company Option may be transferred following the death or disability of Optionee.
****
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement on the date first written above.

T BANCSHARES, INC.

By: ____________________________
Name: Patrick Howard
Title: President and Chief Executive Officer

OPTIONEE

_______________________________
Name: [OPTIONEE]

[Signature Page to Option Holder Agreement and Release]

Schedule 1

(see attached)

Appendix B

DISSENTERS’ RIGHTS PROVISIONS OF
THE TEXAS BUSINESS ORGANIZATIONS CODE

§ 10.351. APPLICABILITY OF SUBCHAPTER.
(a)          This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.
(b)          This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002.  That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust.  Except as provided in Subsection (c), that term does not include a partnership or limited liability company.
(c)          The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.
§ 10.352.  DEFINITIONS.
In this subchapter:
(1)          “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:
(A)          provides notice under Section 10.356; and
(B)          complies with the requirements for perfecting that owner’s right to dissent under this subchapter.
(2)          “Responsible organization” means:
(A)          the organization responsible for:
(i)          the provision of notices under this subchapter; and
(ii)          the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;
(B)          with respect to a merger or conversion:
(i)          for matters occurring before the merger or conversion, the organization that is merging or converting; and
(ii)          for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;
(C)          with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and
(D)          with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner.
§ 10.353.  FORM AND VALIDITY OF NOTICE.
(a)          Notice required under this subchapter:
(1)          must be in writing; and
(2)          may be mailed, hand-delivered, or delivered by courier or electronic transmission.
(b)          Failure to provide notice as required by this subchapter does not invalidate any action taken.
§ 10.354.  RIGHTS OF DISSENT AND APPRAISAL.
(a)  Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:
(1)  dissent from:
(A)  a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;
Appendix B-1

(B)  a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;
(C)  a plan of exchange in which the ownership interest of the owner is to be acquired;
(D)  a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;
(E)  a merger effected under Section 10.006 in which:
(i)  the owner is entitled to vote on the merger; or
(ii)  the ownership interest of the owner is converted or exchanged; or
(F)  a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; and
(2)  subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.
(b)  Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:
(1)  the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:
(A)  listed on a national securities exchange; or
(B)  held of record by at least 2,000 owners;
(2)  the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and
(3)  the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:
(A)  ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:
(i)  listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or
(ii)  held of record by at least 2,000 owners;
(B)  cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or
(C)  any combination of the ownership interests and cash described by Paragraphs (A) and (B).
(c)  Subsection (b) shall not apply either to a domestic entity that is a subsidiary with respect to a merger under Section 10.006 or to a corporation with respect to a merger under Section 21.459(c).
§ 10.355.  NOTICE OF RIGHT OF DISSENT AND APPRAISAL.
          (a)  A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:
(1)  the action or proposed action is submitted to a vote of the owners at a meeting; or
(2)  approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.
(b)  If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger.  The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.
Appendix B-2

(b-1)  If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger.  Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date.  If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.
(c)  A notice required to be provided under Subsection (a), (b), or (b-1) must:
(1)  be accompanied by a copy of this subchapter; and
(2)  advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.
(d)  In addition to the requirements prescribed by Subsection (c), a notice required to be provided:
(1)  under Subsection (a)(1) must accompany the notice of the meeting to consider the action;
(2)  under Subsection (a)(2) must be provided to:
(A)  each owner who consents in writing to the action before the owner delivers the written consent; and
(B)  each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and
(3)  under Subsection (b‑1) must be provided:
(A)  if given before the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or
(B)  if given after the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.
(e)  Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).
(f)  If the notice given under Subsection (b‑1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date.  If the second notice is given after the later of the date on which the tender or exchange offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b‑1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).
§ 10.356.  PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.
(a)  An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter.  An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.
(b)  To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:
(1)  if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:
(A)  is addressed to the entity’s president and secretary;
(B)  states that the owner’s right to dissent will be exercised if the action takes effect;
(C)  provides an address to which notice of effectiveness of the action should be delivered or mailed; and
(D)  is delivered to the entity’s principal executive offices before the meeting;
Appendix B-3

(2)  with respect to the ownership interest for which the rights of dissent and appraisal are sought:
(A)  must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and
(B)  may not consent to the action if the action is approved by written consent; and
(3)  must give to the responsible organization a demand in writing that:
(A)  is addressed to the president and secretary of the responsible organization;
(B)  demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;
(C)  provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;
(D)  states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and
(E)  is delivered to the responsible organization at its principal executive offices at the following time:
(i)  not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;
(ii)  not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;
(iii)  not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or
(iv)  not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the tender or exchange offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).
(c)  An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.
(d)  Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section.  An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.
(e)  If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.
§ 10.357.  WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.
(a)  An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:
(1)  payment for the ownership interest has been made under Sections 10.358 and 10.361; or
(2)  a petition has been filed under Section 10.361.
(b)  Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).
Appendix B-4

§ 10.358.  RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.
(a)  Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:
(1)  accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or
(2)  rejecting the demand and including in the response the requirements prescribed by Subsection (c).
(b)  If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:
(1)  endorsed certificates representing the ownership interests if the ownership interests are certificated; or
(2)  signed assignments of the ownership interests if the ownership interests are uncertificated.
(c)  If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:
(1)  an estimate by the responsible organization of the fair value of the ownership interests; and
(2)  an offer to pay the amount of the estimate provided under Subdivision (1).
(d)  If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.
(e)  If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:
(1)  endorsed certificates representing the ownership interests if the ownership interests are certificated; or
(2)  signed assignments of the ownership interests if the ownership interests are uncertificated.
§ 10.359.  RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.
(a)  A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.
(b)  If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:
(1)  a reference to the demand; and
(2)  the name of the original dissenting owner of the ownership interest.
§ 10.360.  RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.  A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer.  The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.
§ 10.361.  PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.
(a)  If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:
(1)  the county in which the organization’s principal office is located in this state; or
(2)  the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.
Appendix B-5

(b)  A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).
(c)  On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization.  Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization.  If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.
(d)  The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:
(1)  the responsible organization; and
(2)  each owner named on the list described by Subsection (c) at the address shown for the owner on the list.
(e)  The court shall:
(1)  determine which owners have:
(A)  perfected their rights by complying with this subchapter; and
(B)  become subsequently entitled to receive payment for the fair value of their ownership interests; and
(2)  appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).
(f)  The court shall approve the form of a notice required to be provided under this section.  The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.
(g)  The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d).  When the beneficial owner files a petition described by Subsection (a):
(1)  the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and
(2)  the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.
§ 10.362.  COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.
(a)  For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal.  Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.
(b)  In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability.  If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.
(c)  The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.
§ 10.363.  POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.
(a)  An appraiser appointed under Section 10.361 has the power and authority that:
(1)  is granted by the court in the order appointing the appraiser; and
(2)  may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.
Appendix B-6

(b)  The appraiser shall:
(1)  determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and
(2)  file with the court a report of that determination.
(c)  The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate.  A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).
(d)  The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.
§ 10.364.  OBJECTION TO APPRAISAL; HEARING.
(a)  A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).
(b)  If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report.  After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.
(c)  Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.
(d)  The responsible organization shall:
(1)  immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and
(2)  pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.
(e)  On payment of the judgment, the dissenting owner does not have an interest in the:
(1)  ownership interest for which the payment is made; or
(2)  responsible organization with respect to that ownership interest.
§ 10.365.  COURT COSTS; COMPENSATION FOR APPRAISER.
(a)  An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.
(b)  All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.
§ 10.366.  STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.
(a)  An ownership interest of an organization acquired by a responsible organization under this subchapter:
(1)  in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and
(2)  in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.
(b)  An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:
(1)  receive payment for the ownership interest under this subchapter; and
(2)  bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.
(c)  An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.
Appendix B-7

§ 10.367.  RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.
(a)  The rights of a dissenting owner terminate if:
(1)  the owner withdraws the demand under Section 10.356;
(2)  the owner’s right of dissent is terminated under Section 10.356;
(3)  a petition is not filed within the period required by Section 10.361; or
(4)  after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.
(b)  On termination of the right of dissent under this section:
(1)  the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;
(2)  the owner’s right to be paid the fair value of the owner’s ownership interests ceases;
(3)  the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;
(4)  the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;
(5)  any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and
(6)   the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.
§ 10.368.  EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.  In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:
(1)  the value of the ownership interest; or
(2)  money damages to the owner with respect to the action.

Appendix B-8

Appendix C

December 27, 2016

Board of Directors
T Bancshares, Inc.
Dallas, Texas

Gentlemen:

You have requested that The Bank Advisory Group, L.L.C. (“The Bank Advisory Group” or “Firm”) act as an independent financial analyst and advisor on behalf of T Bancshares, Inc., Dallas, Texas (the “Company”). Specifically, we have been asked to render advice and analysis in connection with the proposed acquisition of the Company (the “Merger”) by T Acquisition, Inc., a Texas corporation ("Parent"), and joined in by Tectonic Advisors, LLC, a Texas limited liability company ("Tectonic"). In our role as an independent financial analyst, you have requested our opinion with regard to the financial fairness – from the perspective of the common shareholders of the Company – of the financial terms of the Merger pursuant to the provisions of the Agreement and Plan of Merger by and between Parent and the Company, and joined in by Tectonic, dated November 10, 2016 (the “Agreement”).

In conjunction with our review of the Agreement, our understanding is that Parent proposes to consummate the Merger pursuant to the following financial terms:

•
In connection with the merger, each outstanding share of Company common stock as of a record date just prior to closing and immediately prior to the effective time of the merger will be entitled to receive an amount in cash consisting of two payments that, based on the Company’s Adjusted Equity (as defined by the Agreement) at September 30, 2016, would have totaled approximately $10.00 per share.  The first payment is a special dividend to be paid by the Company on a date just prior to closing to shareholders of record as of a date set by the Company’s board of directors in an amount by which the Company’s Adjusted Equity exceeds $20,000,000 (the “Special Dividend”).  Based on the Company’s shareholders’ equity as of September 30, 2016, the Special Dividend would have equaled approximately $1.97 per share. The Special Dividend will increase (or decrease) based on the Company’s net income (or net losses) from September 30, 2016 to a date just prior to closing.  The second payment that the Company’s shareholders will be entitled to receive will be paid by Parent and equal approximately $8.03 per share, subject to adjustment (the “Per Share Merger Consideration”).

15100 Gebron Drive × Austin, Texas 78734 – 6304 × Telephone (512) 263-8800 × Facsimile (512) 669-7700
www.bankadvisory.com
Appendix C-1

Board of Directors
T Bancshares, Inc.
December 27, 2016

•
Dissenting Shares will not be converted into the right to receive the Per Share Merger Consideration, as noted above, but rather will have the right to receive consideration determined by relevant provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code.

The Bank Advisory Group is a specialized consulting firm focusing on providing stock valuations together with traditional merger & acquisition advisory services exclusively to financial institutions located throughout the United States, or to groups of individuals associated with U.S.-based financial institutions. As part of its line of professional services, The Bank Advisory Group specializes in rendering valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide.

Prior to its retention for this assignment, The Bank Advisory Group has not provided any services to nor has it received any professional fees from either the Company, Parent or Tectonic.

In connection with this opinion and with respect to both the Company and its subsidiary bank, T Bank, NA (the “Bank”), we have reviewed, among other things:

1.	Quarterly financial statements, included in the Company’s quarterly report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission, for the quarterly period ended September 30, 2016;

2.
Comparative audited consolidated financial statements, included in the Company’s annual reports on Form 10-K, as filed with the U.S. Securities and Exchange Commission, at and for the fiscal years ended December 31, 2014 and 2015;

3.
 Parent Company Only financial statements for the Company, as filed with the Federal Reserve System, for the years ended December 31, 2012 – 2015, and at and for the six-month period ended June 30, 2016, as presented on form F.R. Y-9SP;

4.	Internal financial statements for the Bank at and for the eleven-month period ended November 30, 2016;

5.	Reports of Condition and Income for the Bank at and for the years ended December 31, 2012 – 2015, and at and for the nine-month period ended September 30, 2016;

6.	Certain internal financial analyses and forecasts for the Company and the Bank prepared by its management, including projections of future performance;

7.
For the Company and/or the Bank, certain other summary materials and analyses with respect to its loan portfolio, securities portfolio, wholesale funding, fixed assets, and operations including, but not limited to: (i) a forecast balance sheet and income

Appendix C-2

Board of Directors
T Bancshares, Inc.
December 27, 2016

statement for fiscal years 2016 – 2019; (ii) schedules of loans and other assets identified by management as deserving special attention or monitoring given the characteristics of the loan/asset and the local economy, (iii) analyses concerning the adequacy of the allowance for loan losses, and (iv) schedules of securities, detailing book values, market values, and lengths to maturity; and,

8.	Such other information regarding the Company and the Bank that we deemed relevant to this assignment.

In connection with this opinion and with respect to the Merger, we have reviewed, among other things:

1.	The Agreement that sets forth, among other items, the terms of the Merger, conditions to closing, and representations and warranties of the Company, Parent and Tectonic;

2.
The financial terms and price levels for selected commercial banking organizations recently acquired in the United States‑ and more specifically in the state of Texas ‑ together with the financial performance and condition of such banking organizations;

3.	Such other information – including financial studies, analyses, investigations, and economic and market criteria – that we deem relevant to this assignment.

Based on our experience, we believe our review of, among other things, the aforementioned items provides a reasonable basis for our opinion, recognizing that we are expressing an informed professional opinion – not a certification of value. Furthermore, our opinion is focused exclusively upon the value impact of the Merger on shareholders of the Company and thus is not intended, nor should it be construed, to provide specific legal, regulatory, tax, or accounting advice in connection with the subject transaction.

We have relied upon the information provided by the management of the Company, or otherwise reviewed by us, as being complete and accurate in all material respects. Furthermore, we have not verified through independent inspection or examination the specific assets or liabilities of the Company. We have also assumed that there has been no material change in the assets, financial condition, results of operations, or business prospects of the Company since the date of the last financial statements made available to us. We have met with the management of the Company regarding the relevant information that has been provided to us, and nothing has come to our attention that would lead us to conclude that the foregoing reliances and assumptions are unfounded or without merit.

Appendix C-3

Board of Directors
T Bancshares, Inc.
December 27, 2016

Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, it is our opinion that the terms of the Merger, including, without limitation, the Special Dividend and the Per Share Merger Consideration, are fair, from a financial point of view, to the shareholders of the Company.

This opinion is available for disclosure to the shareholders of the Company. Accordingly, we hereby consent to the reference to this opinion and to our Firm in any disclosure materials provided to the shareholders of the Company in conjunction with the Merger.

Respectfully submitted, The Bank Advisory Group, L.L.C.

By

Appendix C-4

T Bancshares

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000305011_1 R1.0.1.29

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

T BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

[XXX] 2017-5:30 p.m., local time

The undersigned shareholder(s) of T Bancshares, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement for the Company's Special Meeting of Shareholders, and hereby appoints Patrick Howard and Shari Jensen, and each or either of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent and vote, as designated on the reverse side hereof, all of the shares of the Company's common stock held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on [XXX], 2017, at the Company's Special Meeting of Shareholders to be held at 5:30 p.m., local time, on [XXX], 2017 at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, TX 75248, and any continuation(s), postponement(s) or adjournment(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).

If you have voted by Internet or telephone, please DO NOT mail back this proxy.

Continued and to be signed on reverse side

0000305011_2 R1.0.1.29